UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Under Rule 14a-12

THE KROGER CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

Dear Fellow Shareholders:
2021 was a year marked by new victories, new obstacles to be overcome and new milestones achieved. COVID-19 vaccines restored hope in defeating the pandemic; rising inflation presented new challenges; and momentum behind environmental, social, and governance (ESG) trends continued to motivate companies and citizens toward building a better future.
Against this backdrop, Kroger remained focused on our purpose, To Feed the Human Spirit, and our brand promise, Fresh for Everyone™, by providing America with access to fresh, affordable, high-quality food.
I’m proud of the way our associates came together to deliver for our customers during a highly dynamic year. As a team, we navigated an evolving operating environment featuring continued shifts in customer behaviors — including enthusiasm for e-commerce and a renewed excitement for at-home eating. Our competitive moats enabled us to convert these structural changes in customer behavior into lasting competitive advantages that will enable us to drive sustainable growth and profitability for the long term.
Continued execution of our overarching strategy — Leading with Fresh and Accelerating with Digital — helped us to achieve a second consecutive year of record performance in 2021. During the year, we:
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Achieved positive year-over-year identical (ID) sales excluding fuel against very strong ID sales last year, and a two-year ID sales stack of 14.3%;

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Deepened our four competitive moats: Fresh, Our Brands, Personalization and Seamless, through productivity, technology and our focus on sustainability;

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Reached $1 billion in annual Home Chef sales, reinforcing our ability to meet the growing demand for satisfying, restaurant-quality meal options at home that we forecasted years ago;

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Achieved cost savings greater than $1 billion for the fourth consecutive year.

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Invested in our associates to raise our average hourly wage to $17 and our average hourly rate including comprehensive benefits to over $22; and

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Launched our first three customer fulfillment centers powered by Ocado in Groveland, FL (Orlando), Monroe, OH (Cincinnati), and Forest Park, GA (Atlanta).

Our strong results are a testament to Kroger’s proven value creation model, which enables us to invest in our associates, provide fresh, affordable food for our customers and support our communities — and all of this allows us to deliver for our shareholders.
The foundation of our value creation model is our market-leading omnichannel position in food retail, built on Kroger’s unique assets, which, combined with our competitive moats, deliver an unmatched value proposition for our customers. By using our free cash flow to invest in our core retail supermarket business, we drive additional traffic into our stores and digital channels. In turn, we generate data that enables us to diversify with fast-growing alternative profit streams. This flywheel effect creates incredible long-term, sustainable value for shareholders. It gives us confidence to consistently grow earnings of 3% to 5% per year, return capital to shareholders through our dividend and share repurchases, and supports our goal to deliver total shareholder returns of between 8%-11% over time.
Our priorities today reflect our long-term focus. We make decisions on a five-to-ten-year horizon. This is true for our investments and our approach to ESG topics like responsible sourcing. Four years ago, we were dissatisfied with our average hourly wage rate for associates. We decided to take proactive steps to identify cost reductions that would allow us to invest in our associates. We’ve since raised associate wages by $1.2 billion while also keeping the price of food affordable for our customers.
The sections below highlight the progress we have made across our key priorities and how we intend to continue building on this positive momentum going forward.

Leading with Fresh
As one of our core competitive moats, fresh — and our Fresh for Everyone™ brand promise — fuels our business every day. We know that our customers love Kroger because they crave fresh foods: it is the number one determinant of store choice, with 70% of all customers deciding where to shop based on fresh products. Today, nearly 100% of our customers buy fresh products from Kroger, demonstrating just how critical this area of the business is for us and our customers.
Throughout the past year, Kroger’s fresh departments have delivered tremendous success, outpacing total company identical sales excluding fuel during the fourth quarter of 2021. Our fresh sales have increased 15.6% since 2019, demonstrating our ability to lead with the freshest, highest quality products.
In 2022, we aim to widen our competitive moat in fresh. We’ll leverage data-driven insights and food science to improve sourcing, ensuring products are always at the peak of their flavor and quality; reduce transit time from distribution centers; ensure optimum assortment, price, and promotion of merchandise; simplify store operations; and more effectively market the freshness of our products to Kroger customers. We’ll also work to optimize our supply chain, partnering with our suppliers to improve the distribution process and launching new vendor accountability tools to keep our operations seamless.
Creating a Seamless Customer Experience
We are focused on delivering a seamless experience that requires zero compromise by our customers. And what that means is leading with the freshest products at competitive prices and flexible lead times. Our brick-and-mortar model leverages our existing assets to provide fresh products and meal solutions with proximity and immediacy, while our dedicated facilities can offer a wide assortment of choices alongside scale and reach to target new customers. We have intentionally structured our seamless ecosystem to leverage both of these models, forming a dynamic network encompassing our stores and automated customer fulfillment centers. This approach allows us to capture more trips — from the planned weekly shop to the unexpected and time-sensitive dinner — as we engage with more customers, on more occasions, and in both existing and new geographies.
During the year, we expanded our loyalty and personalization platform, successfully generating over two trillion relevant recommendations, resulting in 50% of items added to baskets because of personalized search. And, with partners like Ocado, we continue to innovate and bring cutting-edge and industry-leading technology to improve both the customer and associate experience.
In 2021, we set an ambitious goal of doubling digital sales by the end of 2023 and doubling our profitability pass-through rate. We’re successfully on track to accomplish these goals thanks to the hard work of our technology teams and associates, alongside strategic and impactful initiatives that continue to help us deliver this seamless experience.
Feeding the Human Spirit
There are many ways companies approach ESG matters today. At Kroger, driving sustainability and social good are not just things that happen alongside our business, they are embedded in the fabric of our business.
Nowhere is this more evident than in Zero Hunger | Zero Waste, our social and environmental impact plan established in 2017, through which we are helping create a more resilient and sustainable future food system. In 2021 alone Kroger directed nearly 500 million meals to feed hungry families across America, reaching a cumulative 2.3 billion meals toward our goal of providing 3 billion meals to people in need by 2025. We’ve also delivered on our core 2025 impact goals under Zero Hunger | Zero Waste, including: 93% of Kroger-operated stores actively donating surplus food (goal: 100%); 87% of stores have active food waste recycling programs (goal: 100%); and company-wide waste diversion rate of 79% (goal: 95%+).
We have also continued to prioritize fostering an environment of inclusion in the workplace, workforce and our communities where the diversity of cultures, backgrounds, experiences, perspectives,

and ideas are valued and appreciated. We continue to make solid progress on our 10-point Framework for Action: Diversity, Equity & Inclusion (DEI), which reflects our desire to redefine, deepen, and advance our commitment by mobilizing our people, passion, scale, and resources. One area we are especially proud of our progress on is in supplier inclusion. We are nearly halfway toward achieving our goal in the Framework for Action to spend over $10 billion dollars annually with diverse suppliers by 2030. We also made progress in attracting diverse talent from Historically Black Colleges and Universities and Hispanic-Serving Institutions, increasing from six to 17 our partnerships with these institutions.
Related to our DEI commitments, our Kroger Health practitioners have played an extraordinary role in administering more than 10 million COVID vaccines to communities of every race, age and economic background. We take great pride in the role we play in creating accessible healthcare and helping advance health equity and improved health outcomes for all, including our associates and customers.
Responsible Sourcing
As the nation’s largest supermarket retailer, Kroger has an extensive supply chain that is constantly evolving to meet the needs of our customers and communities. This work is guided by our Responsible Sourcing Framework, which includes 13 policies that embed responsible procurement practices throughout our value chain, including policies related to respecting human rights and advancing animal welfare. We implement comprehensive programs to not only hold our suppliers accountable for meeting Kroger’s high standards, but also to support their continual improvement. We also rely on the deep knowledge of our category sourcing leaders; the latest data, insights and audit results; and input from our investors, industry groups, NGOs and subject matter experts.
Kroger’s Responsible Sourcing Framework includes our Animal Welfare Policy, which expresses our belief that animals should receive proper welfare. Our policy reflects the Five Freedoms, which is the international standard for higher welfare. We are not directly involved in raising or processing any animal. Kroger requires animal protein suppliers to adopt industry-accepted animal welfare standards.
Investing in Our Associates
I’m consistently in awe of the patience, generosity, and spirit of our associate community across the nation. As someone who started my career as an hourly Kroger store associate, I know better than anyone that providing a superior associate experience empowers us to deliver a better customer experience every time. In fact, around 70% of our store leaders start out as part time associates.
Kroger has provided an incredible number of people with their first job, new beginnings, and lifelong careers, and we’re proud to play this role in our communities. When we talk about uplifting our associates, it certainly includes compensation. In the past four years, we’ve raised our average hourly wage by 25.9%, in addition to the comprehensive benefits we offer such as healthcare and retirement plans, customized training and advancement opportunities.
Continuing this growing investment in our associates is a priority for 2022 and beyond, and we expect continued upward movement in the hourly wages in our business model.
We’re also tremendously proud of our continued improvement in workplace safety. We believe our leading safety results make our stores, manufacturing plants and distribution centers among the safest places to work in the U.S. As part of our commitment to safe workplaces and a healthy workforce, we’ve made considerable investments in safeguarding our associates’ overall wellbeing, including increasing access to mental health resources and providing personal safety training as well as COVID-19 vaccines administered by our Kroger Health experts.
To 2022 and Beyond
2021 was an incredible year for Kroger, characterized by impressive growth, big change, and restored hope. As we look ahead to 2022 and beyond, I want to take a moment to express my gratitude — for our associates, customers, and all of you. The community that we have built at and around Kroger is one of support, respect, innovation, and inspiration. Any victories or successes we achieve are shared by all.
I believe that one of Kroger’s greatest strengths is our focus on learning and improving every day. As we embrace a new year and resolve to “expect the unexpected,” the knowledge and wisdom we’ve gained from these past years will help us continue delivering excellence for our associates, customers, communities, and shareholders. I’m incredibly optimistic about the future of Kroger and our ability to deliver for all stakeholders, I look forward to seeing all we can accomplish together, and thank you for continuing with us on this journey.
Sincerely,
Rodney McMullen
Chairman and CEO, The Kroger Co.
Safe Harbor Statement
This letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 about future performance of Kroger, including with respect to Kroger’s ability to achieve sustainable net earnings growth, strategic capital deployment, strong and attractive total shareholder return, strong free cash flow and ability to increase the dividend, ability to achieve certain operational goals, among other statements. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. These statements are indicated by words such as “will,” “aim,” “model,” “driving,” “enable,” “expect,” “goal,” “advancing,” “plan,” “continue,” “on track,” “confidence,” and “believe,” as well as similar words or phrases. These statements are subject to known and unknown risks, uncertainties and other important factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements, including the specific risk factors identified in “Risk Factors” in Kroger’s most recent Annual Report on Form 10-K and any subsequent filings with the Securities and Exchange Commission. Kroger assumes no obligation to update the information contained herein, unless required to do so by applicable law.

Zero Hunger | Zero Waste: Associate Fundraising Heroes
The Kroger Co. Zero Hunger | Zero Waste Foundation is a nonprofit public charity designed to help align philanthropy with the company’s Zero Hunger | Zero Waste social and environmental impact plan. We invite customers of the Kroger Family of Companies to join our journey by rounding up their purchase to the nearest dollar at checkout to benefit the Zero Hunger | Zero Waste Foundation.
Associate cashiers across the country are leading the way in activating donations through Round Up. Dollars raised are directed to nonprofit partners that help end hunger and waste in our communities. These are our 2021 Zero Hero fundraisers:
Atlanta Division Sandra Branch Betalhem Tolla	Fred Meyer Division Anatoliy Bondarchuk Pat Sears	Mid-Atlantic Division Dee Dee Hamby
Central Division Selma Bektas Carol Dietz Angela Walker	Fry’s Division Marlene Hoffman Dawn Lechner	Nashville Division Linda McMillan Linda Whitfield
Cincinnati-Dayton Division Jen Tudor	Houston Division Debra Van Matre Gina Wynn	Ralphs Division John Dailey Ethelene Scurlark
Columbus Division Colleen Burrows Christy Liff Beth Tipton	King Soopers Division Christopher Freeby Chris Vellos	Roundy’s Division Sharon Dammann Nancy Johnson
Dallas Division Anna Louise Fowler Shah Navin Candice Peterson	Louisville Division Stacey Harrison	QFC Division Amber Brask Kurt Mincin
Delta Division Rickie Hill Michael McInvale Sherbert Ware	Mariano’s Division Arlene Glazier Loran Henderson Cher Herlache	Smith’s Division Sylvia Cronin Sara Jane Bobbie Tremayne
Dillons Division Shannon Haley Pam Meyer James Moulden	Michigan Division Falishea Taylor Steve Strachn Margie Yankovitch

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.
Overview of Voting Matters and Board Recommendations
Proposals	Board Recommendation
No. 1 Election of Directors	FOR each Director Nominee recommended by your Board
No. 2 Advisory Vote to Approve Executive Compensation	FOR
No. 3 Ratification of Independent Auditors	FOR
No. 4 Approval of additional shares under the 2019 Long-Term Incentive Plan	FOR
Nos. 5 – 8 Shareholder Proposals	AGAINST Each Proposal
Corporate Governance Highlights
Kroger is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include the following:
Board Governance Practices
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Strong Board oversight of enterprise risk.

✓
Strong experienced independent Lead Director with clearly defined role and responsibilities.

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Commitment to Board refreshment and diversity.

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5 of 11 director nominees are women.

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The chairs of the Audit, Finance, and Public Responsibilities Committees are women.

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Annual evaluation of the Chairman and CEO by the independent directors, led by the independent Lead Director.

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All director nominees are independent, except for the CEO.

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All five Board Committees are fully independent

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Annual Board and Committee self-assessments conducted by independent Lead Director or an independent third party.

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Regular executive sessions of the independent directors, at the Board and Committee level.

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High degree of Board interaction with management to ensure successful oversight and succession planning.

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Balanced tenure.

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Robust shareholder engagement program.

✓
Robust code of ethics.

Environmental, Social & Governance (ESG) Practices
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Long-standing Board Committee dedicated to ESG oversight — Public Responsibilities Committee — formed in 1977.

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Amended the Committee Charter in 2021 to more specifically reflect the Committee’s focused and prioritized approach to material ESG topics related to environmental issues, sustainability, and social impact.

✓
Annual ESG report, sharing progress on our goals for Zero Hunger | Zero Waste, Just & Inclusive Economy, Food Waste, Operational Waste, Water, Packaging, Climate Impact, and Responsible Sourcing.

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The 2021 ESG report represented the 15th year of describing our progress and initiatives regarding sustainability and other ESG matters.

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Committed to transparency in our disclosure, informed by frameworks consistent with shareholder expectations:

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SASB’s Food Retailers and Distributors Standard.

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GRI Global Sustainability Reporting Standards.

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Task Force on Climate-related Financial Disclosures (TCFD) framework.

✓
Established formal Diversity, Equity & Inclusion (DE&I) Framework for Action to:

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Create a more inclusive culture.

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Develop diverse talent.

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Advance diverse partnerships.

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Advance equitable communities.

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Listen deeply and report progress.

✓
Specifically include diverse candidates in every external executive officer and Board director search.

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Disclose EEO-1 data annually.

Shareholder Rights
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Annual director election.

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Simple majority standard for uncontested director elections and plurality in contested elections.

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No poison pill.

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Shareholders have the right to call a special meeting.

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Robust, long-standing shareholder engagement program with regular engagements, including with independent directors, to better understand shareholders’ perspectives and concerns on a broad array of topics, such as corporate governance and ESG matters.

✓
Adopted proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common shares for at least three years to nominate candidates for the greater of two seats or 20% of Board nominees.

Compensation Governance
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Robust clawback and recoupment policy.

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Pay program tied to performance and business strategy.

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Majority of pay is long-term and at-risk with no guaranteed bonuses or salary increases.

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Stock ownership guidelines align executive and director interests with those of shareholders.

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Prohibition on all hedging, pledging, and short sales of Kroger securities by directors and executive officers.

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No tax gross-up payments to executives.

ESG Highlights
In 2021, Kroger introduced our Environmental, Social & Governance (ESG) Strategy: Thriving Together. Our objective is to achieve positive, lasting change through a shared-value framework that benefits people and our planet and creates more resilient systems for the future. The centerpiece of Kroger’s ESG strategy is our Zero Hunger | Zero Waste social and environmental impact plan. Introduced four years ago, Zero Hunger | Zero Waste is an industry-leading platform for collective action and systems change at global, national and local levels.
Our ESG strategy aims to address material topics of importance to our business and key stakeholders, including our associates, customers, shareholders, and others. Key ESG topics — informed by a structured materiality assessment and engagement with our shareholders and NGOs — align to three strategic pillars: People, Planet and Systems. Please see more details here in Kroger’s annual ESG Report: https://www.thekrogerco.com/wp-content/uploads/2021/07/Kroger-2021-ESG-Report.pdf. The information on, or accessible through, this website is not part of, or incorporated by reference into, this proxy statement.

Director Nominee Highlights

Name	Age*	Primary Occupation	Independent	Director Since	Standing Committee Membership: A	C&T	CG	F	PR	Other Public Company Boards
Nora A. Aufreiter	62	Director Emeritus of McKinsey & Company	✓	2014				●	Chair	2
Kevin M. Brown	59	Executive Vice President and Chief Supply Chain Officer of Dell Technologies	✓	2021	●				●	—
Elaine L. Chao	69	Former U.S. Secretary of Transportation and U.S. Secretary of Labor	✓	2021			●		●	3
Anne Gates	62	Former President of MGA Entertainment, Inc.	✓	2015	$ Chair		●			2
Karen M. Hoguet	65	Former Chief Financial Officer of Macy's, Inc.	✓	2019	$ ●			Chair		1
W. Rodney McMullen	61	Chairman of the Board and Chief Executive Officer of The Kroger Co.		2003						1
Clyde R. Moore	68	Former Chairman of First Service Networks	✓	1997		Chair	●			—
Ronald L. Sargent †	66	Former Chairman and Chief Executive Officer of Staples, Inc.	✓	2006	$ ●		Chair		●	2
J. Amanda Sourry Knox (Amanda Sourry)	58	Former President of North America for Unilever	✓	2021		●		●		1
Mark S. Sutton	60	Chairman and Chief Executive Officer of International Paper	✓	2017		●		●		1
Ashok Vemuri	54	Former Chief Executive Officer and Director of Conduent Incorporated	✓	2019	$ ●			●		—

A Audit Committee
C&T Compensation & Talent Development Committee
CG Corporate Governance Committee
F Finance Committee
PR Public Responsibilities Committee

● Member
Chair Committee Chair
$ Financial Expert

*Age as of record date
† Lead Director

2022 Director Nominee Snapshot
Diversity and Tenure
Skills and Experience
Key Attributes and Skills of All Director Nominees

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High integrity and business ethics

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Strength of character and judgment

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Ability to devote significant time to Board duties

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Desire and ability to continually build expertise in emerging areas of strategic focus for our Company

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Demonstrated focus on promoting equality

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Business and professional achievements

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Ability to represent the interests of all shareholders

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Knowledge of corporate governance matters

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Understanding of the advisory and proactive oversight responsibility of our Board

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Comprehension of their role as a public company director and the fiduciary duties owed to shareholders

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Intellectual and analytical skills

	Nora Aufreiter	Kevin Brown	Elaine Chao	Anne Gates	Karen Hoguet	Rodney McMullen	Clyde Moore	Ronald Sargent	Amanda Sourry	Mark Sutton	Ashok Vemuri	Total (of 11)
Business Management	•	•	•	•	•	•	•	•	•	•	•	11
Retail	•			•	•	•		•	•			6
Consumer	•	•	•	•	•	•		•	•			8
Financial Expertise	•	•	•	•	•	•	•	•	•	•	•	11
Risk Management		•	•	•	•	•	•	•	•	•	•	10
Operations & Technology	•	•	•	•		•	•	•	•	•	•	10
ESG	•	•	•	•	•	•	•	•	•	•	•	11
Manufacturing		•		•			•			•		4
2021 Compensation Highlights
Executive Compensation Philosophy
Executive Summary

We delivered record performance results in 2021. By connecting with customers through our expanded seamless digital ecosystem and consistent delivery of full, fresh and friendly customer experience, we successfully navigated dynamic operational environment, labor and supply chain challenges and achieved record revenue and profitability as demonstrated by our financial performance results of ID sales of 0.2%, two year stack increased 14.3%, and adjusted FIFO operating profit of $4.3 Billion1.

Our executive compensation program aligns with long-term shareholder value creation. 91% of the CEO’s target total direct compensation and, on average, 83% of the other NEOs’ compensation is at risk and performance based, tied to achievement of performance targets that are important to our shareholders or our long-term share price performance.

Annual incentive program design reflected volatile market environment. Our 2021 annual incentive program consisted of two performance periods to maintain the program rigor amid uncertain business outlook at the start of the year, with more challenging sales performance goals implemented in the second half of the year.

Annual and long-term performance incentives were earned above target in alignment with our 2021 performance. The annual cash incentive program that included identical sales (excluding fuel) and adjusted FIFO operating profit (including fuel) paid out at approximately 186% of target. Long-term performance unit equity awards granted in 2019 and tied to Restock Kroger savings and benefits, free cash flow and ROIC were earned at 120% of target.

We prioritized investment in our people. We strive to create a culture of opportunity for more than 450,000 associates and take seriously our role as a leading employer in the United States. In 2021, we invested more than ever before in our associates by continuing to raise our average hourly wage to $17 and our average hourly rate to over $22, inclusive of industry-leading benefits such as continuing education and tuition reimbursement, training and development, health and wellness. In addition, we continued to invest significantly in the restructure of pension plans to protect future benefits for our hourly associates.

1
See pages 33-34 of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the SEC on March 29, 2022, for a reconciliation of GAAP operating profit to adjusted FIFO operating profit.

In response to our shareholder feedback, we incorporated an ESG metric focused on diversity and inclusion into our 2022 individual performance management program. Our core values of Diversity, Equity & Inclusion are incorporated into compensation decisions made for our associates who supervise a team of others, which range from store department leaders through our senior officers.

Summary of Key Compensation Practices
To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, it is guided by the following principles:
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A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.

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Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus.

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Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of NEOs and shareholders.

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Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy and progress toward our corporate ESG priorities.

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Compensation plans should provide a direct line of sight to company performance.

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Compensation programs should be aligned with market practices.

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Compensation programs should serve to both motivate and retain talent.

The Compensation Committee has three related objectives regarding compensation:
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First, the Compensation Committee believes that compensation must be designed to attract and retain those individuals who are best suited to be an executive officer at Kroger.

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Second, a majority of compensation should help align the interests of our NEOs with the interests of our shareholders.

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Third, compensation should create strong incentives for the NEOs to achieve the annual business plan targets established by the Board, and to achieve Kroger’s long-term strategic objectives.

Named Executive Officers (NEOs) for 2021
For the 2021 fiscal year ended January 29, 2022, the NEOs were:
Name	Title
W. Rodney McMullen	Chairman and Chief Executive Officer
Gary Millerchip	Senior Vice President and Chief Financial Officer
Stuart W. Aitken	Senior Vice President and Chief Merchandising & Marketing Officer
Yael Cosset	Senior Vice President and Chief Information Officer
Timothy A. Massa	Senior Vice President and Chief People Officer

Notice of 2022 Annual Meeting of Shareholders
Fellow Kroger Shareholders:
We are pleased to invite you to join us for Kroger’s 2022 Annual Meeting of Shareholders on June 23, 2022 at 11:00 a.m. eastern time. The 2022 Annual Meeting of Shareholders will once again be a completely virtual meeting conducted via webcast. We believe this is the most effective approach for enabling the highest possible attendance while also protecting the health and safety of our shareholders, associates, and community. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.cesonlineservices.com/kr22_vm.
When:	June 23, 2022, at 11:00 a.m. eastern time.
Where:	Webcast at www.cesonlineservices.com/kr22_vm
Items of Business:	1.	To elect 11 director nominees.
	2.	To approve our executive compensation, on an advisory basis.
	3.	To ratify the selection of our independent auditor for fiscal year 2022.
	4.	To approve additional shares under the 2019 Long-Term Incentive Plan
	5.	To vote on 4 shareholder proposals, if properly presented at the meeting.
	6.	To transact other business as may properly come before the meeting.
Barberry Corp., an activist investment firm affiliated with Carl Icahn (together with their affiliates, the “Icahn Group”), has notified us of its intention to propose two director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive solicitation materials, including a colored proxy card, from the Icahn Group seeking your proxy to vote for the Icahn Group’s nominees. The Board of Directors urges you NOT to sign or return or vote any color proxy card sent to you by the Icahn Group. If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
Who can Vote:	Holders of Kroger common shares at the close of business on the record date April 25, 2022 are entitled to notice of and to vote at the meeting.
How to Vote:	YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN! Please vote your WHITE proxy in one of the following ways:
	1.	By the internet, you can vote by the Internet by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form.

	2.	By telephone, you can vote by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form.
	3.	By mail, you can vote by mail by signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided with this proxy statement.
	4.	By attending and voting electronically during the virtual Annual Meeting at www.cesonlineservices.com/kr22_vm.
Attending the Meeting:		Shareholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote and submit your questions real-time during the meeting via a live audio webcast by visiting www.cesonlineservices.com/kr22_vm and following the instructions below. There is no physical location for the Annual Meeting. You may only attend the Annual Meeting virtually.
Our Board of Directors unanimously recommends that you vote “FOR ALL” of Kroger’s director nominees on the WHITE proxy card and “FOR” the management proposals 2 through 4 and “AGAINST” the shareholder proposals 5 through 8.
We appreciate your continued confidence in Kroger, and we look forward to your participation in our virtual meeting.
If you have any questions or require any assistance, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Brokers and Banks Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 992-3086
Email: KR@dfking.com
May 2, 2022 Cincinnati, Ohio	By Order of the Board of Directors, Christine S. Wheatley, Secretary

Proxy Statement
May 2, 2022
We are providing this notice, proxy statement, and annual report to the shareholders of The Kroger Co. (“Kroger”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Kroger (the “Board”) for use at the Annual Meeting of Shareholders to be held on June 23, 2022, at 11:00 a.m. eastern time, and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.cesonlineservices.com/kr22_vm. There is no physical location for the 2022 Annual Meeting of Shareholders.
Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100. Our telephone number is 513-762-4000. This notice, proxy statement, and annual report, and the accompanying WHITE proxy card are first being sent or given to shareholders on or about May 2, 2022.
Questions and Answers about the Annual Meeting
Why are you holding a virtual meeting?
We believe a virtual meeting is the most effective approach for enabling the highest possible attendance while also protecting the health and safety of our shareholders, associates and community. Therefore, our 2022 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.
Who can vote?
You can vote if, as of the close of business on April 25, 2022, the record date, you were a shareholder of record of Kroger common shares.
Who is the Icahn Group? How are they involved in the Annual Meeting?
Barberry Corp., an activist investment firm affiliated with Carl Icahn (together with their affiliates, the “Icahn Group”), has notified us of its intention to propose two director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. You may receive proxy solicitation materials from the Icahn Group. We are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Group or any of its affiliates or any other statements that they may otherwise make.
The Board does not endorse any of the Icahn Group’s nominees and unanimously recommends that you vote “FOR ALL” of Kroger’s director nominees and “FOR” each of the management proposals 2 through 4 and “AGAINST” the shareholder proposals 5 through 8 on the enclosed WHITE proxy card.
The Board urges you to disregard any materials and NOT to sign, return or vote using any color proxy card sent to you by or on behalf of the Icahn Group. Voting to “withhold” with respect to any of the Icahn Group’s director nominees on any color proxy card sent to you by the Icahn Group is not the same as voting for our director nominees, because a vote to “withhold” with respect to any of the Icahn Group’s director nominees on the Icahn Group’s proxy card will revoke any WHITE proxy you may have previously submitted. To support our director nominees, you should vote “FOR ALL” of our director nominees on the WHITE proxy card.
If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
Who is asking for my vote, and who pays for this proxy solicitation?
Kroger will pay the cost of the solicitation of proxies by the Company. Kroger’s Board of Directors and certain of the Company’s regular officers and employees in the ordinary course of their employment may solicit proxies by mail, Internet, telephone, facsimile, advertisements, personal contact, email, or other online methods. We will reimburse their expenses for doing this. We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.
As a result of the potential proxy solicitation by the Icahn Group, we will incur additional costs in connection with our solicitation of proxies. We have hired D.F. King & Co., Inc. (“D.F. King”) to assist us in soliciting proxies for a fee estimated not to exceed $4 million. D.F. King expects that approximately 125 of its associates will assist in the solicitation. The total amount to be spent for our solicitation of proxies from shareholders for the Annual Meeting in excess of that normally spent for an annual meeting is estimated to be approximately $10 million, approximately $1.5 million of which has been accrued to date.
Who are the members of the Proxy Committee?
Anne Gates, W. Rodney McMullen, and Ronald L. Sargent, all Kroger Directors, are the members of the Proxy Committee for our 2022 Annual Meeting.
What is the difference between a “shareholder of record” and a “beneficial shareholder” of shares held in street name?
You are the “shareholder of record” for any Kroger common shares that you own directly in your name in an account with Kroger’s stock transfer agent, EQ Shareowner Services.
You are a “beneficial shareholder” of shares held in street name if your Kroger common shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote your Kroger common shares.
How do I vote my shares held in street name?
If your shares are held by a bank, broker, or other holder of record, you will receive voting instructions from the holder of record. Your broker is required to vote your shares in accordance with your instructions. In most cases, you may vote by telephone or over the internet as instructed.
How do I vote my proxy?
You can vote your proxy in one of the following ways:
1.
By the internet, you can vote by the Internet by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form.

2.
By telephone, you can vote by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form.

3.
By mail, you can vote by mail by signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided with this proxy statement.

4.
By voting electronically during the virtual Annual Meeting at www.cesonlineservices.com/kr22_vm.

If you vote by telephone, via the Internet or by signing, dating, and returning the WHITE proxy card, your shares will be voted at the Annual Meeting as you direct. If you sign your WHITE proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Why have I received different color proxy cards?
The Icahn Group has notified us that it intends to propose two alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board. We have provided you with the enclosed WHITE proxy card. The Icahn Group may send you a proxy card that is a different color.
The Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR ALL” of Kroger’s director nominees. The Board recommends that you simply DISREGARD the Icahn Group’s proxy card.
If the Icahn Group proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit WHITE proxy cards.
What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?
In order to attend, you (or your authorized representative) must register in advance at https://www.cesonlineservices.com/kr22_vm prior to the deadline of June 22, 2022 at 11:00 a.m. eastern time.
Registering to Attend the Annual Meeting — Shareholders of record.   If you were a shareholder of record as of the close of business on the record date, you may register to attend the Annual Meeting by accessing https://www.cesonlineservices.com/kr22_vm and entering the control number provided on your WHITE proxy card. On the following screen, you should click on the link titled “Click here to pre-register for the online meeting” at the top of the page.
If you do not have your WHITE proxy card, you may still register to attend the Annual Meeting by accessing https://www.cesonlineservices.com/kr22_vm, but you will need to provide proof of ownership of our common shares as of the record date during the registration process. Such proof of ownership may include a copy of your proxy card received either from the Company or the Icahn Group or a statement showing your ownership as of the record date.
Registering to Attend the Annual Meeting — Beneficial Owners.   If you were the beneficial owner of shares (that is, you held your shares in street name through an intermediary such as a broker, bank or other nominee) as of the record date, you may register to attend the Annual Meeting by accessing https://www.cesonlineservices.com/kr22_vm and providing evidence during the registration process that you beneficially owned our common shares as of the record date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.
After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.
Although the meeting webcast will begin at 11:00 a.m. eastern time on June 23, 2022, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered shareholders beginning at 10:30 a.m. eastern time on the day of the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone, as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at www.viewourmaterial.com/KR. If you have any difficulty following the registration process, please email KR@dfking.com.
What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
All shareholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Shareholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
What documentation must I provide to vote online at the Annual Meeting?
Shareholders that pre-register for the meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the meeting.
Shareholders of record may vote directly by simply accessing the available ballot on the meeting website.
Beneficial owners of shares are encouraged to vote in advance of the meeting. If you intend to vote during the meeting, as a beneficial shareholder you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your brokerage firm or bank. If you have requested a legal proxy online, and you have not received an email with your legal proxy within two business days of your request, contact your brokerage firm or bank. If you have requested a legal proxy by mail, and you have not received it within five business days of your request, contact your brokerage firm or bank.
You may submit your legal proxy either (i) in advance of the meeting by attaching the legal proxy (or an image thereof in PDF, JPEG, GIF or PNG file format) in an email to proxy@firstcoastresults.com or (ii) along with your voting ballot during the meeting. We must have your legal proxy in order for your vote submitted during the meeting to be valid. To avoid any technical difficulties on the day of the meeting, we encourage you to submit your legal proxy in advance by email to proxy@firstcoastresults.com to ensure that your vote is counted, rather than wait to upload the legal proxy during the meeting. Multiple legal proxies must be combined into one document for purposes of uploading them to the meeting website.
How should I submit my question at the Annual Meeting?
Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. We anticipate having such a question-and-answer session at the 2022 Annual Meeting. You may submit a question at the Annual Meeting by typing in the “Ask a Question” box and clicking the “Send” button that will be available on the meeting website during the meeting, up until the time we indicate that the question-and-answer session is concluded.
Can I change or revoke my proxy?
The common shares represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by Internet, telephone, or mail or by voting your shares while logged in and participating in the 2022 Annual Meeting of Shareholders.
If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
Submitting an Icahn Group proxy card — even if you withhold your vote on the Icahn Group nominees — will revoke any vote you previously made via our WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any color proxy card that you may receive from the Icahn Group.
How many shares are outstanding?
As of the close of business on April 25, 2022, the record date, our outstanding voting securities consisted of 720,938,109 common shares.
How many votes per share?
Each common share outstanding on the record date will be entitled to one vote on each of the 11 director nominees and one vote on each other proposal. Shareholders may not cumulate votes in the election of directors.
What voting instructions can I provide?
With respect to the election of directors, you may instruct the proxies to vote “For All” or “Withhold All” for the nominees, or “For All Except” and specify the nominees from whom you withhold your vote. For all other proposals, you may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.
What happens if proxy cards or voting instruction forms are returned without instructions?
If you are a registered shareholder and you return your proxy card without instructions, the Proxy Committee will vote in accordance with the recommendations of the Board.
If you hold shares in street name and do not provide your broker with specific voting instructions on proposals 1, 2, 4, and 5 - 8. which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3, ratification of auditors, is usually considered a routine matter and, therefore, in an uncontested election, your broker may vote your shares according to your broker’s discretion.
However, given the contested nature of the election, if the Icahn Group mails proxy materials to a beneficial owner, the rules of the New York Stock Exchange (“NYSE”) governing brokers’ discretionary authority generally do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Thus, if you receive proxy materials from the Icahn Group and you do not give instructions to the organization holding your shares, then we do not expect that organization to be able to vote your shares and, consequently, the shares held by that organization would not be entitled to vote on any matter to be considered at the Annual Meeting. Accordingly, we urge you to give instructions to your bank or broker as to how you wish your shares to be voted so that you may participate in voting on these important matters.
The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for shareholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?
Proposals	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of broker Non-vote
No. 1 Election of Directors	FOR each Director Nominee recommended by your Board
Plurality of votes cast in a contested election
If the Icahn Group proceeds with its alternative nominations, the number of director nominees will be 13, which exceeds the number of directors to be elected. As provided in our Amended Articles of Incorporation, in such a situation, the 11 nominees who receive the greatest number of votes cast will be elected.
			No Effect	No Effect
No. 2 Advisory Vote to Approve Executive Compensation	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
No. 3 Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
No. 4 Approval of additional shares under the 2019 Long-Term Incentive Plan	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
Nos. 5 – 8 Shareholder Proposals	AGAINST Each Proposal	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
What can I do if I have questions?
If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the Annual Meeting, by calling toll free (800) 992-3086 or emailing KR@dfking.com.

Background of the Solicitation
The Kroger Board and management team maintain regular communications with shareholders and other stakeholders on a range of matters, including those related to environmental, social and governance (ESG), and welcome open engagement.
On Friday, March 25, 2022, Carl Icahn called Rodney McMullen, Chairman and Chief Executive Officer of the Company, and voiced his concerns regarding animal welfare and the use of gestation crates in pork production. During the conversation, Mr. Icahn shared his views on Kroger’s commitments with respect to those issues and indicated that he planned to nominate directors for election to the Kroger Board at its upcoming Annual Meeting to address such matters.
On Tuesday, March 29, 2022, the Company received correspondence from the Icahn Group indicating its intent to nominate two director candidates — Alexis C. Fox and Margarita Paláu-Hernández — for election to the Board at the Annual Meeting. Later that day, the Company issued a press release of a statement regarding the Icahn Group’s intent to nominate director candidates to the Kroger Board.
On April 7, 2022, the Company’s outside counsel contacted a representative of the Icahn Group to inquire about the availability of the Icahn Group’s director nominees to be interviewed by members of the Corporate Governance Committee of Kroger’s Board of Directors and to request that the director nominees complete the Company’s prospective director questionnaire.
On April 13, 2022, members of the Corporate Governance Committee, as well as Mr. McMullen, interviewed each of the Icahn Group’s director nominees.
On April 15, 2022, the Corporate Governance Committee met and discussed the background and experience of the Icahn Group’s nominees while taking into account the Company’s criteria for evaluating nominations of candidates for election to the Board as well as the background, skills and experience of the Company’s nominees for election to the Board and determined not to recommend that either of the Icahn Group’s nominees be included in the Company’s slate of director nominees at the Annual Meeting. The Corporate Governance Committee then reported to the full Board on its review of, and recommendation with respect to, the Icahn Group’s nominees and the Board unanimously determined not to include the Icahn Group’s nominees in the Company’s slate of director nominees at the Annual Meeting.
On April 19, 2022, Kroger filed its preliminary Proxy Statement with the SEC.
On May 2, 2022, Kroger filed its definitive Proxy Statement with the SEC.

Kroger’s Corporate Governance Practices
Kroger is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include the following:
Board Governance Practices
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Strong Board oversight of enterprise risk.

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Strong experienced independent Lead Director with clearly defined role and responsibilities.

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Commitment to Board refreshment and diversity.

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5 of 11 director nominees are women.

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The chairs of the Audit, Finance, and Public Responsibilities Committees are women.

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Annual evaluation of the Chairman and CEO by the independent directors, led by the independent Lead Director.

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All director nominees are independent, except for the CEO.

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All five Board Committees are fully independent.

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Annual Board and Committee self-assessments conducted by independent Lead Director or an independent third party.

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Regular executive sessions of the independent directors, at the Board and Committee level.

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High degree of Board interaction with management to ensure successful oversight and succession planning.

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Balanced tenure.

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Robust shareholder engagement program.

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Robust code of ethics.

Environmental, Social & Governance (ESG) Practices
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Long-standing Board Committee dedicated to ESG oversight — Public Responsibilities Committee — formed in 1977.

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Amended the Committee Charter in 2021 to more specifically reflect the Committee’s focused and prioritized approach to material ESG topics related to environmental issues, sustainability, and social impact.

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Annual ESG report, sharing progress on our goals for Zero Hunger | Zero Waste, Just & Inclusive Economy, Food Waste, Operational Waste, Water, Packaging, Climate Impact, and Responsible Sourcing.

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The 2021 ESG report represented the 15th year of describing our progress and initiatives regarding sustainability and other ESG matters.

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Committed to transparency in our disclosure, informed by frameworks consistent with shareholder expectations:

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SASB’s Food Retailers and Distributors Standard.

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GRI Global Sustainability Reporting Standards.

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Task Force on Climate-related Financial Disclosures (TCFD) framework.

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Established formal Diversity, Equity & Inclusion (DE&I) Framework for Action to:

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Create a more inclusive culture.

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Develop diverse talent.

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Advance diverse partnerships.

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Advance equitable communities.

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Listen deeply and report progress.

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Specifically include diverse candidates in every external executive officer and Board director search.

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Disclose EEO-1 data annually.

Shareholder Rights
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Annual director election.

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Simple majority standard for uncontested director elections and plurality in contested elections.

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No poison pill.

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Shareholders have the right to call a special meeting.

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Robust, long-standing shareholder engagement program with regular engagements, including with independent directors, to better understand shareholders’ perspectives and concerns on a broad array of topics, such as corporate governance and ESG matters.

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Adopted proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common shares for at least three years to nominate candidates for the greater of two seats or 20% of Board nominees.

Compensation Governance
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Robust clawback and recoupment policy.

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Pay program tied to performance and business strategy.

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Majority of pay is long-term and at-risk with no guaranteed bonuses or salary increases.

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Stock ownership guidelines align executive and director interests with those of shareholders.

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Prohibition on all hedging, pledging, and short sales of Kroger securities by directors and executive officers.

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No tax gross-up payments to executives.

Environmental, Social & Governance Strategy
In 2021, Kroger introduced our Environmental, Social & Governance Strategy: Thriving Together. Our objective is to achieve positive, lasting change through a shared-value framework that benefits people and our planet and creates more resilient systems for the future. The centerpiece of Kroger’s ESG strategy is our Zero Hunger | Zero Waste social and environmental impact plan. Introduced four years ago, Zero Hunger | Zero Waste is an industry-leading platform for collective action and systems change at global, national and local levels.
Our ESG strategy aims to address material topics of importance to our business and key stakeholders, including our associates, customers, shareholders, and others. Key ESG topics — informed by a structured materiality assessment and engagement with our shareholders and NGOs — align to three strategic pillars: People, Planet and Systems. Please see more details here in Kroger’s annual ESG Report: https://www.thekrogerco.com/wp-content/uploads/2021/07/Kroger-2021-ESG-Report.pdf. The information on, or accessible through, this website is not part of, or incorporated by reference into, this proxy statement.

People — Our Aspiration: Help billions live healthier, more sustainable lifestyles
Food Access, Health & Nutrition
Kroger’s brand promise, Fresh for Everyone, reflects our belief that everyone should have access to affordable, fresh food. We are committed to food and product safety and to improving food access, food security, and health and nutrition for all. Protecting our associates’ and customers’ health and safety and enhancing our shopping experience are also key focus areas.
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Kroger associates rescued nearly 500 million pounds of wholesome surplus food to help end hunger in the past five years through our Zero Hunger | Zero Waste Food Rescue program.

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In the same period, Kroger directed a total of $1 billion in charitable giving for hunger relief in our communities.

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With food and funds combined, Kroger directed 2.3 billion meals to our communities since 2017, well ahead of our goal of 3 billion meals by 2025.

Just & Inclusive Economy
We offer access to employment, benefits and more, providing good jobs for individuals ages 15 to 95 with a wide range of experience, skills and career aspirations. In 2020, Kroger introduced our Framework for Action: Diversity, Equity and Inclusion, a 10-point plan with short- and long-term steps to accelerate and promote greater change in the workplace and communities we serve.
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Since 2020, Kroger has trained 500,000 leaders and associates in diversity, equity and inclusion, including Unconscious Bias training.

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We achieved more than $4 billion in diverse supplier spend annually, on track to our goal of $10 billion annually by 2030.

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Kroger achieved a perfect score of 100 on the Human Rights Campaign Corporate Equality Index for the fourth consecutive year and was listed among the Best Places to work for Disability Inclusion by the Diversity Equality Index.

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The Kroger Co. Foundation established a $5 million Racial Equity Fund subsequently increased to $10M to support organizations driving change at national and local levels. A first round of Build It Together grants totaling $3 million supported four organizations: Black Girl Ventures, Everytable, LISC and the Thurgood Marshall College Fund. A second round of Changemaker grants totaling $1.1 million will help build black wealth and improve racial health equity with key partners in Ohio and Tennessee.

Planet — Our Aspiration: Protect and restore natural resources for a brighter future
Climate Impact
Kroger is committed to reducing the impact of our business on our changing climate and assessing the potential future risk of a changing climate to our business operations. We also support the transition to a lower-carbon economy by investing in energy efficiency and renewable energy and by reducing refrigerant emissions and food waste.
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Kroger’s current commitment is to reduce Scope 1 and 2 greenhouse gas (GHG) emissions by 30% by 2030 using a 2018 baseline. Reflecting updated guidance from the Intergovernmental Panel on Climate Change and the Science Based Targets initiative, Kroger will begin work to reset this target in 2022 to be more ambitious and align to a 1.5⁰C scenario.

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In addition, Kroger committed to set a new Scope 3 target to reduce GHG emissions in our value chain. We expect to complete the goal-setting process in 2023.

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Reducing food waste is another way Kroger is helping reduce climate impacts. In 2020, we reduced retail food waste generated and improved retail food waste diversion from landfill to 48.3% through our Zero Hunger | Zero Waste plan, on track to achieving 95%+ diversion by 2025.

Resource Conservation
As a responsible business, we conserve natural resources to help safeguard people and our planet. We remain committed to diverting 90% or more of waste from landfill by 2025 and to identifying alternative methods of waste management.
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We have a comprehensive set of sustainable packaging goals that include seeking to achieve 100% recyclable, reusable or compostable packaging for Our Brands products by 2030.

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Kroger partnered with TerraCycle to launch a first-of-its-kind recycling program for flexible plastic packaging across the Our Brands portfolio. Now Kroger customers can collect flexible snack and chip bags, pouches, pet food packaging and more — items typically not eligible for curbside recycling — for easy and free mail-in recycling.

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As the exclusive U.S. grocery retail partner for Loop, Kroger helped introduce this innovative reusable consumer product packaging platform to our shoppers. Loop items are currently available in a pilot at 25 Fred Meyer stores in the Portland, Oregon, area.

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To support more sustainable agriculture, Kroger offers an expanding selection of natural, organic, free-from and plant-based products, including our popular Simple Truth® product line.

Systems — Our Aspiration: Build more responsible and inclusive global systems
Business Integration
Kroger is committed to strong corporate and ESG governance. Business and functional leaders are engaged in our ESG strategy and accountable for results. Operationalizing ESG is a journey; however, we believe our centralized structure, vertical integration and commitment to responsible sourcing enables our progress.
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In the past year, Kroger updated its Board of Directors Committee charters to reflect the priority that the Board places on ESG topics.

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We are committed to Board refreshment and diversity, with five of 11 directors being women, including the chairs of the Audit, Finance, and Public Responsibilities Committees and four of 11 directors identifying as racially/ethnically diverse.

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A core ESG team leads internal cross-functional working groups focused on policy, issues management and strategy implementation for key ESG topics, including animal welfare, climate impacts, food access, responsible sourcing, and sustainable packaging.

Responsible & Resilient Systems
As a grocery retailer, Kroger is part of and dependent on an interconnected global food system and consumer goods supply chain. A renewed focus on these natural systems and the policies and practices governing them will help protect our planet and workers whose livelihoods depend on a resilient and responsible supply chain.
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Kroger committed to align our policy to respect human rights with the UN Guiding Principles on Business and Human Rights and create a comprehensive human rights due diligence framework and roadmap for implementation.

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We continue to increase the volume of Fair Trade Certified ingredients and finished products sourced for Our Brands products to support communities around the world.

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Kroger updated its animal welfare policy to support the five freedoms of animal welfare, continued to engage in open dialogue with animal welfare stakeholders on chicken, sow and dairy cow welfare, and joined the Global Coalition for Animal Welfare, which convenes food retailers, food service providers, producers, and animal welfare experts to improve standards at scale and promote good welfare.

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Our long-standing commitment to seafood sustainability includes partnerships and programs aimed at improving marine ecosystems through conservation and fishery improvement practices.

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Kroger’s No-Deforestation Commitment for Our Brands aims to address deforestation impacts in higher-risk supply chains, such as palm oil, pulp and paper, soy, and beef.

Proposals to Shareholders
Item No. 1.   Election of Directors
You are being asked to elect 11 director nominees for a one-year term.
FOR	The Board of Directors unanimously recommends that you vote “FOR ALL” of Kroger’s director nominees.

As of the date of this proxy statement, Kroger’s Board of Directors consists of 11 members. All nominees, if elected at the 2022 Annual Meeting, will serve until the annual meeting in 2023, or until their successors have been elected by the shareholders or by the Board pursuant to Kroger’s Regulations, and qualified. Each of our director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by Kroger’s shareholders.
Kroger’s Articles of Incorporation provide that the vote required for election of a director nominee by the shareholders, except in a contested election or when cumulative voting is in effect, is the affirmative vote of a majority of the votes cast for or against the election of a nominee. However, in a contested election where there are more nominees for election than positions on the Board to be filled, the vote required for election of a director nominee is a plurality of the votes cast. The Icahn Group notified Kroger that it intends to nominate two candidates for election as directors at the Annual Meeting. If the Icahn Group proceeds with its alternative nomination, the number of director nominees will exceed the number of directors to be elected and, as a result, the 11 nominees who receive the greatest number of votes cast will be elected.
The Board does NOT endorse any of the Icahn Group’s nominees and recommends that you simply DISREGARD any materials, including any color proxy card, that may be sent to you by the Icahn Group and only vote using the enclosed WHITE proxy card. Please note that voting to “withhold” with respect to any of the Icahn Group’s nominees on any color proxy card sent to you by the Icahn Group is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of the Icahn Group’s nominees on the Icahn Group’s proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board’s nominees, you should vote “FOR ALL” Kroger’s director nominees on the WHITE proxy card.
If you have already voted using a proxy card sent to you by the Icahn Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the Annual Meeting, by calling toll free (800) 992-3086 or emailing KR@dfking.com.
The Committee memberships stated below are those in effect as of the date of this proxy statement. The experience, qualifications, attributes, and skills that led the Corporate Governance Committee and the Board to conclude that the following individuals should serve as directors are set forth opposite each individual’s name. In addition, all of our Director Nominees demonstrate the following qualities:
Key Attributes and Skills of All Kroger Director Nominees

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High integrity and business ethics

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Strength of character and judgement

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Ability to devote significant time to Board duties

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Desire and ability to continually build expertise in emerging areas of strategic focus for our Company

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Demonstrated focus on promoting equality

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Business and professional achievements

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Ability to represent the interests of all shareholders

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Knowledge of corporate governance matters

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Understanding of the advisory and proactive oversight responsibility of our Board

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Comprehension of their role as a public company director and the fiduciary duties owed to shareholders

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Intellectual and analytical skills

Board Nominees for Directors for Terms of Office Continuing until 2023

Nora A. Aufreiter
Ms. Aufreiter is Director Emeritus of McKinsey & Company, a global management consulting firm. She retired in June 2014 after more than 27 years with McKinsey, most recently as a director and senior partner. During that time, she worked extensively in the U.S., Canada, and internationally with major retailers, financial institutions, and other consumer-facing companies. Before joining McKinsey, Ms. Aufreiter spent three years in financial services working in corporate finance and investment banking. She is a member of the Board of Directors of The Bank of Nova Scotia and is chair of the Board of Directors of MYT Netherlands Parent B.V., the parent company of MyTheresa.com, an e-commerce retailer. She is also on the board of a privately held company, Cadillac Fairview, a subsidiary of Ontario Teachers Pension Plan, which is one of North America’s largest owners, operators, and developers of commercial real estate. Ms. Aufreiter also serves on the boards of St. Michael’s Hospital and the Canadian Opera Company, and is a member of the Dean’s Advisory Board for the Ivey Business School in Ontario, Canada.
Ms. Aufreiter has over 30 years of broad business experience in a variety of retail sectors. Her vast experience in leading McKinsey’s North American Retail Practice, North American Branding service line and the Consumer Digital and Omnichannel service line is of particular value to the Board. In addition, during her tenure with McKinsey, the firm advised consulting clients on a variety of matters, including ESG topics and setting and achieving sustainability goals which is of value to the Board and the Public Responsibilities Committee. Ms. Aufreiter has served on our Public Responsibilities Committee for seven years, the last two as chair. In 2021, she led the Board’s review of ESG accountability to clarify committee oversight of ESG topics and led the revision of the Committee’s charter to reflect the Committee’s increasing focus on material environmental sustainability and social impact topics. She also brings to the Board valuable insight on commercial real estate. In her role as Chair of the Corporate Governance Committee of Bank of Nova Scotia, Ms. Aufreiter has responsibility for overseeing shareholder engagement, the composition of its Board of Directors, including diversity, the effectiveness of the diversity policy of its Board of Directors, ESG strategy and priorities, and the Bank’s statement on human rights. This experience is of particular value to the Board and to her role as the Chair of the Public Responsibilities Committee.

Age 62	Director Since 2014
Committees: Finance Public Responsibilities* Qualifications: Busines Management Retail Consumer Financial Expertise Operations & Technology ESG

Kevin M. Brown
Mr. Brown is the Executive Vice President and Chief Supply Chain Officer at Dell Technologies, a leading global technology company. His previous roles at Dell include senior leadership roles in procurement, product quality, and manufacturing. Mr. Brown joined Dell in 1998 and has held roles of increasing responsibility throughout his career, including Chief Procurement Officer and Vice President, ODM Fulfillment & Supply Chain Strategy before being named Chief Supply Chain Officer in 2013. Before Dell, he spent 10 years in the shipbuilding industry, directing U.S. Department of Defense projects. Mr. Brown currently serves on the National Committee of the Council on Foreign Relations and on the Boards of the Congressional Black Caucus Foundation and the Howard University Center for Supply Chain Excellence. He is also a member of the Executive Leadership Council.
Mr. Brown is a global leader with over twenty years of leadership experience and supply chain innovation experience. His efforts led Dell to be recognized as having one of the most efficient, sustainable, and innovative supply chains. Mr. Brown has established himself as an authority on sustainable business practices. His combined deep global supply chain and procurement expertise and track record of sustainability and resilience leadership, as well as his experience in circular economic business practices, are of value to the Board in his role as director and member of the Public Responsibilities Committee. His deep expertise in all matters related to supply chain, supply chain resilience, and risk and crisis management are of particular value to the Board.

Age 59	Director Since 2021
Committees: Audit Public Responsibilities Qualifications: Business Management Consumer Financial Expertise Risk Management Operations & Technology ESG Manufacturing

Elaine L. Chao
Ms. Chao served as the 18th U.S. Secretary of Transportation from January 2017 until January 2021. Prior thereto, she served as the 24th U.S. Secretary of Labor from January 2001 until January 2009, and was the first woman of Asian American & Pacific Islander heritage to serve in a President’s cabinet in history. Previously, Ms. Chao was President and CEO of United Way of America, Director of the Peace Corps and a banker with Citicorp and BankAmerica Capital Markets Group. She earned her M.B.A. from Harvard Business School and has served on a number of Fortune 500 and nonprofit boards. She currently serves on the Board of Directors of ChargePoint Holdings, Inc., Embark Technology, Inc., and Hyliion Holdings Corp., all of which are new economy technology companies in the mobile sector focusing on sustainable and environmentally friendly transportation. Recognized for her extensive record of accomplishments and public service, she is also the recipient of 37 honorary doctorate degrees. In her capacity as a director on numerous public boards while out of government, she has advocated for innovation and business transformations. She has also been a director on many private and nonprofit boards, including Harvard Business School Board of Dean’s Advisors and Global Advisory Board, and a trustee of the Kennedy Center for the Performing Arts.
Ms. Chao brings to the Board extensive experience in the public, private and non-profit sectors. In her two cabinet positions, she led high-profile organizations, navigating complex regulatory and public policy environments, and she provides the Board with valuable insight on strategy, logistics, transportation, and workforce issues. Under her leadership, the Department of Labor set up a record number of health and safety partnerships with labor unions. While she was Director of the Peace Corps, she launched the first Peace Corps programs in the newly independent Baltic states, Ukraine, and the former republics of the former Soviet Union. This experience leading social impact at scale is of value to the Board in her role as an independent director and member of the Public Responsibilities Committee. Ms. Chao’s leadership and governance expertise gained from her government service, nonprofits and public company boards is of value to the Board.

Age 69	Director Since 2021
Committees: Corporate Governance Public Responsibilities Qualifications: Business Management Consumer Financial Expertise Risk Management Operations & Technology ESG

Anne Gates
Ms. Gates was President of MGA Entertainment, Inc., a privately-held developer, manufacturer, and marketer of toy and entertainment products for children, from 2014 until her retirement in 2017. Ms. Gates held roles of increasing responsibility with The Walt Disney Company from 1992-2012. Her roles included Chief Financial Officer for Disney Consumer Products (DCP) and Managing Director, DCP, Europe and emerging markets. She is currently a director of Tapestry, Inc., where she serves as Chair of the Board, Chair of the Governance Committee, and is on the Tapestry Foundation Board. She is also a director of Raymond James Financial, Inc., where she is the Chair of the Corporate Governance ESG Committee. She is also a member of the Boards of the Salzburg Global Seminar, PBS SoCal, and the Packard Foundation, one of the largest global foundations focused on environmental and other key ESG issues.
Ms. Gates has over 25 years of experience in the retail and consumer products industry. She brings to Kroger financial expertise gained while serving as President of MGA and CFO of a division of The Walt Disney Company. Ms. Gates has a broad business background in finance, marketing, strategy and business development, including international business. As the chair of the Corporate Governance and ESG Committee at Raymond James Financial, Inc., she oversees their code of ethics, Board composition, including diversity, environmental policies and programs, sustainability targets and ESG reporting which are aligned with SASB, shareholder proposals, and shareholder engagements efforts, including social justice, community relations and charitable giving. Ms. Gates is also Chair of the Tapestry Governance Committee, which also includes oversight of ESG responsibilities. These experiences are of particular value to the Board in her role as an independent director and member of the Corporate Governance Committee. Her financial leadership and consumer products expertise is of particular value to the Board. Ms. Gates has been designated an Audit Committee financial expert and serves as Chair of the Audit Committee.

Age 62	Director Since 2015
Committees: Audit* Corporate Governance Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology ESG Manufacturing

Karen M. Hoguet
Ms. Hoguet served as the Chief Financial Officer of Macy’s, Inc. from October 1997 until July of 2018 when she became a strategic advisor to the Chief Executive Officer until her retirement in 2019. Ms. Hoguet serves on the Board of Directors of Nielsen Holdings plc. Previously, she served on the boards of The Chubb Corporation and Cincinnati Bell as a member of the Audit and Finance Committees and the Audit Committee, respectively. She also serves on the boards of Hebrew Union College and UCHealth.
Ms. Hoguet has over 35 years of broad financial and operational leadership experience within the omnichannel retail sector. She has a proven track record of success in driving transformations, delivering strong financial performance, and forming strong relationships with investors and industry analysts. She has extensive knowledge across all areas of finance, including financial planning, investor relations, M&A, accounting, treasury and tax, as well as strategic planning, credit card services and real estate. Ms. Hoguet played a critical role in the successful turnaround of Federated Department Stores, from bankruptcy to an industry leading omnichannel retailer, which was accomplished through acquisitions, divestiture and other strategic changes including building an omnichannel model and developing a new strategic approach to real estate. Her long tenure as a senior executive of a publicly traded company with financial, audit, strategy, and risk oversight experience is of value to the Board as is her public company experience, both as a long serving executive, and as a board member. In addition, her strong business acumen, understanding of diverse cross-functional issues, and ability to identify potential risks and opportunities are also of value to the Board. Ms. Hoguet has been designated an Audit Committee financial expert and serves as Chair of the Finance Committee.

Age 65	Director Since 2019
Committees: Audit Finance* Qualifications: Business Management Retail Consumer Financial Expertise Risk Management ESG

W. Rodney McMullen
Mr. McMullen was elected Chairman of the Board in January 2015 and Chief Executive Officer of Kroger in January 2014. He served as Kroger’s President and Chief Operating Officer from August 2009 to December 2013. Prior to that, Mr. McMullen was elected to various roles at Kroger including Vice Chairman in 2003, Executive Vice President, Strategy, Planning, and Finance in 1999, Senior Vice President in 1997, Group Vice President and Chief Financial Officer in June 1995, and Vice President, Planning and Capital Management in 1989. He is a director of VF Corporation. In the past five years, he also served as a director of Cincinnati Financial Corporation.
Mr. McMullen has broad experience in the supermarket business, having spent his career spanning over 40 years with Kroger. He has a strong background in finance, operations, and strategic partnerships, having served in a variety of roles with Kroger, including as our CFO, COO, and Vice Chairman. His previous service as chair of Cincinnati Financial Corporation’s compensation committee and on its executive and investment committees, as well as his service on the audit and governance and corporate responsibilities committees of VF Corporation, adds depth to his extensive retail experience.

Age 61	Director Since 2003
Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology ESG

Clyde R. Moore
Mr. Moore was Chairman and Chief Executive Officer of First Service Networks, a national provider of facility and maintenance repair services, from 2000 to 2014, and Chairman until his retirement in 2015. Previously, Mr. Moore was President and CEO of Thomas & Betts, a global manufacturer of electric connectors and components, and President and COO of FL Industries, Inc., an electrical component manufacturing company. Mr. Moore is currently President and CEO of Gliocas LLC, a management consulting firm serving small businesses and non-profits. Mr. Moore was a leader in the founding of the Industry Data Exchange Association (IDEA), which standardized product identification data for the electrical industry, allowing the industry to make the successful transition to digital commerce. Mr. Moore was Chairman of the National Electric Manufacturers Association and served on the Executive Committee of the Board of Governors. He served on the advisory board of Mayer Electrical Supply for over 20 years, including time as lead director, until the sale of the company in late-2021.
Mr. Moore has over 30 years of general management experience in public and private companies. He has extensive experience as a corporate leader overseeing all aspects of a facilities management firm and numerous manufacturing companies. Mr. Moore’s expertise broadens the scope of the Board’s experience to provide oversight to Kroger’s facilities, digital, and manufacturing businesses, and he has a wealth of Fortune 500 experience in implementing technology transformations. Additionally, his expertise and leadership as Chair of the Compensation Committee is of particular value to the Board. Mr. Moore presided over the Compensation Committee during the company’s introduction of its Framework for Action: Diversity, Equity and Inclusion plan. Additionally, he was Chair of the Compensation Committee and led the inclusion of talent development into the Committee’s name and charter.

Age 68	Director Since 1997
Committees: Compensation & Talent Development* Corporate Governance Qualifications: Business Management Financial Expertise Risk Management Operations & Technology ESG Manufacturing

Ronald L. Sargent
Mr. Sargent was Chairman and Chief Executive Officer of Staples, Inc., a business products retailer, where he was employed from 1989 until his retirement in 2017. Prior to joining Staples, Mr. Sargent spent 10 years with Kroger in various positions. He is a director of Five Below, Inc. and Wells Fargo & Company. Previously, he served as a director of The Home Depot, Inc. and Mattel, Inc. Currently, Mr. Sargent is a member of the board of governors of the Boys & Girls Clubs of America, the board of directors of City of Hope, and the board of trustees of Northeastern University. He is also chairman of the board of directors of the John F. Kennedy Library Foundation.
Mr. Sargent has over 35 years of retail experience, first with Kroger and then with increasing levels of responsibility and leadership at Staples, Inc. His efforts helped carve out a new market niche for the international retailer. In his role as Chair of the Wells Fargo Human Resources Committee, he oversees human capital management, including diversity, equity, and inclusion, human capital risk, and culture and ethics. In his role as a member of the Five Below Nominating and Corporate Governance Committee, he oversees social and environmental governance, including corporate citizenship. These committee experiences are of value to the Board in his role as a member of the Public Responsibilities Committee and Lead Director of the Board. His understanding of retail operations, consumer insights, and e-commerce are also of value to the Board. Mr. Sargent has been designated an Audit Committee financial expert and serves as Chair of the Corporate Governance Committee and Lead Director of the Board. Mr. Sargent’s strong insights into corporate governance and his executive leadership experience serve as the basis for his leadership role as Lead Director.

Age 66	Director Since 2006
Committees: Audit Corporate Governance* Public Responsibilities Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology ESG

J. Amanda Sourry Knox (Amanda Sourry)
Ms. Sourry was President of North America for Unilever, a personal care, foods, refreshment, and home care consumer products company, from 2018 until her retirement in December 2019. She held leadership roles of increasing responsibility during her more than 30 years at Unilever, both in the U.S. and Europe, including president of global foods, executive vice president of global hair care, and executive vice president of the firm’s UK and Ireland business. From 2015 to 2017, she served as President of their Global Foods Category. Ms. Sourry currently serves on the board for PVH Corp., where she chairs the Compensation Committee and serves on the Nominating, Governance & Management Development Committee. She is also a non-executive director of OFI, a provider of on-trend, natural and plant-based products, focused on delivering sustainable and innovative solutions to consumers across the world, and a member of their Remuneration and Talent Committee and the Audit and Risk Committee. She is also a supervisory director of Trivium Packaging, a sustainable packaging company.
Ms. Sourry has over thirty years of experience in the CPG and retail industry. As a member of PVH Corp.’s Nominating, Governance & Management Development Committee, her experience with monitoring issues of corporate conduct and culture, and providing oversight of diversity, equity and inclusion policies and programs as it relates to management development, talent assessment and succession planning programs and processes is of particular value to her role as a member of the Compensation & Talent Development Committee and the Board. She brings to the Board her extensive global marketing and business experience in consumer-packaged goods as well as customer development, including overseeing Unilever’s digital efforts. Ms. Sourry was actively involved in Unilever’s global diversity, gender balance, and sustainable living initiatives which is of value to the Board and to the Compensation & Development Committee. She also has a track record of driving sustainable, profitable growth across scale operating companies and global categories across both developed and emerging markets. Ms. Sourry’s history in profit and loss responsibility and oversight, people and ESG leadership and capabilities development is of value to the Board.

Age 58	Director Since 2021
Committees: Compensation & Talent Development Finance Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology ESG

Mark S. Sutton
Mr. Sutton is Chairman and Chief Executive Officer of International Paper, a leading global producer of renewable fiber-based packaging, pulp, and paper products. Prior to becoming CEO in 2014, he served as President and Chief Operating Officer with responsibility for running International Paper’s global business. Mr. Sutton joined International Paper in 1984 as an Electrical Engineer. He held roles of increasing responsibility throughout his career, including Mill Manager, Vice President of Corrugated Packaging Operations across Europe, the Middle East and Africa, Vice President of Corporate Strategic Planning, and Senior Vice President of several business units, including global supply chain. Mr. Sutton is a member of The Business Council, serves on the American Forest & Paper Association board of directors, and the Business Roundtable board of directors. He also serves on the board of directors of Memphis Tomorrow.
Mr. Sutton has over thirty years of leadership experience with increasing levels of responsibility and leadership at International Paper. At International Paper, he oversees their robust ESG disclosures which are aligned with GRI, and their Vision 2030, which sets forth ambitious forest stewardship targets and plans to transition to renewable solutions and sustainable operations. He also oversees International Paper’s Vision 2030 goals pertaining to diversity and inclusion. He brings to the Board the critical thinking that comes with an electrical engineering background as well as his experience leading a global company with labor unions. His strong strategic planning background, manufacturing and supply chain and experience, and his ESG leadership are of value to the Board.

Age 60	Director Since 2017
Committees: Compensation & Talent Development Finance Qualifications: Business Management Financial Expertise Risk Management Operations & Technology ESG Manufacturing

Ashok Vemuri
Mr. Vemuri was Chief Executive Officer and a Director of Conduent Incorporated, a global digital interactions company, from its inception as a result of the spin-off from Xerox Corporation in January 2017 to 2019. He previously served as Chief Executive Officer of Xerox Business Services, LLC and as an Executive Vice President of Xerox Corporation from July 2017 to December 2017. Prior to that, he was President, Chief Executive Officer, and a member of the Board of Directors of IGATE Corporation, a New Jersey-based global technology and services company now part of Capgemini, from 2013 to 2015. Before joining IGATE, Mr. Vemuri spent 14 years at Infosys Limited, a multinational consulting and technology services company, in a variety of leadership and business development roles and served on the board of Infosys from 2011 to 2013. Prior to joining Infosys in 1999, Mr. Vemuri worked in the investment banking industry at Deutsche Bank and Bank of America. In the past five years, he served as a director of Conduent Incorporated.
Mr. Vemuri brings to the Board a proven track record of leading technology services companies through growth and corporate transformations. His experience as CEO of global technology companies as well as his experience with cyber security and risk oversight are of value to the Board as he brings a unique operational, financial, and client experience perspective. Additionally, Mr. Vemuri served on our Public Responsibilities Committee which gives him additional perspectives on risk oversight that he brings to the Audit Committee. Mr. Vemuri has been designated an Audit Committee financial expert.

Age 54	Director Since 2019
Committees: Audit Finance Qualifications: Business Management Financial Expertise Risk Management Operations & Technology ESG

YOUR VOTE IS EXTREMELY IMPORTANT. The Board of Directors unanimously recommends a vote “FOR ALL” of Kroger’s director nominees.
In addition to the information above, Appendix B sets forth information relating to our directors, nominees for directors, and certain of our officers and associates who may be considered “participants” in our solicitation under the applicable Securities and Exchange Commission’s rules by reason of their position as directors of Kroger or as nominees for directors or because they may be soliciting proxies on our behalf.
Board Succession Planning and Refreshment Mechanisms
Board succession planning is an ongoing, year-round process. The Corporate Governance Committee recognizes the importance of thoughtful Board refreshment and engages in a continuing process of identifying attributes sought for future Board members. The Corporate Governance Committee takes into account the Board and Committee evaluations regarding the specific qualities, skills, and experiences that would contribute to overall Board and Committee effectiveness, as well as the future needs of the Board and its Committees in light of Kroger’s current and long-term business strategies, and the skills and qualifications of directors who are expected to retire in the future including as a result of our Board retirement policy, which requires directors to retire at the annual meeting following their 72nd birthday.
Outside Board Service
No director who is an officer of the Company may serve as a director of another company without the approval of the Corporate Governance Committee. Directors who are not officers of the Company may not serve as a director of another company if in so doing such service would interfere with the director’s ability to properly perform his or her responsibilities on behalf of the Company and its shareholders, as determined by the Corporate Governance Committee. None of our current directors serve on more than four public company Boards, including Kroger’s Board.
Board Diversity
Our director nominees reflect a wide array of experience, skills, and backgrounds. Each director is individually qualified to make unique and substantial contributions to Kroger. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision-making. Our Board is a dynamic group of new and experienced members, which reflects an appropriate balance of institutional knowledge and fresh perspectives about Kroger due to the varied length of tenure on the Board. We believe this blend of qualifications, attributes, and tenure enables highly effective Board leadership.
The Corporate Governance Committee considers racial, ethnic, and gender diversity to be important elements in promoting full, open, and balanced deliberations of issues presented to the Board. When evaluating potential nominees to our Board, the Corporate Governance Committee considers director candidates who help the Board reflect the diversity of our shareholders, associates, customers, and the communities in which we operate, including by considering their geographic locations to align directors’ physical locations with Kroger’s operating areas where possible. In connection with the use of a third-party search firm to identify candidates for Board positions, the Corporate Governance Committee instructs the third-party search firm to include in its initial list qualified female and racially/ethnically diverse candidates. Four of our 11 director nominees self-identify as racially/ethnically diverse: Mr. Brown and Ms. Gates self-identify as Black/African American and Ms. Chao and Mr. Vemuri self-identify as Asian.
The Corporate Governance Committee believes that it has been successful in its efforts to promote gender and ethnic diversity on our Board. Further, the Board aims to foster a diverse and inclusive culture throughout the Company and believes that the Board nominees are well suited to do so. The Corporate Governance Committee and Board believe that our director nominees for election at our 2022 Annual Meeting bring to our Board a variety of different experiences, skills, and qualifications that contribute to a well-functioning diverse Board that effectively oversees the Company’s strategy and management. The charts below show the diversity of our director nominees and the skills and experience that we consider important for our directors in light of our current business, strategy, and structure:
	Nora Aufreiter	Kevin Brown	Elaine Chao	Anne Gates	Karen Hoguet	Rodney McMullen	Clyde Moore	Ronald Sargent	Amanda Sourry	Mark Sutton	Ashok Vemuri	Total (of 11)
Business Management	•	•	•	•	•	•	•	•	•	•	•	11
Retail	•			•	•	•		•	•			6
Consumer	•	•	•	•	•	•		•	•			8
Financial Expertise	•	•	•	•	•	•	•	•	•	•	•	11
Risk Management		•	•	•	•	•	•	•	•	•	•	10
Operations & Technology	•	•	•	•		•	•	•	•	•	•	10
ESG	•	•	•	•	•	•	•	•	•	•	•	11
Manufacturing		•		•			•			•		4

Information Concerning the Board of Directors
Board Leadership Structure and Independent Lead Director
Kroger has a governance structure in which independent directors exercise meaningful and rigorous oversight. The Board’s leadership structure, in particular, is designed with those principles in mind and to allow the Board to evaluate its needs and determine, from time to time, who should lead the Board. Our Corporate Governance Guidelines (the “Guidelines”) provide the flexibility for the Board to modify our leadership structure in the future as appropriate. We believe that Kroger, like many U.S. companies, is well-served by this flexible leadership structure.
In order to promote thoughtful oversight, independence and overall effectiveness, the Board’s leadership includes Mr. McMullen, our Chairman and CEO, and an independent Lead Director designated by the Board among the independent directors. The Lead Director works with the Chairman to share governance responsibilities, facilitate the development of Kroger’s strategy, and grow shareholder value. The Lead Director serves a variety of roles, consistent with current best practices, including:
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reviewing and approving Board meeting agendas, materials, and schedules to confirm that the appropriate topics are reviewed, with sufficient information provided to directors on each topic and appropriate time is allocated to each;

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serving as the principal liaison between the Chairman, management, and the independent directors;

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presiding at the executive sessions of independent directors and at all other meetings of the Board at which the Chairman is not present;

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calling meetings of independent directors at any time; and

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serving as the Board’s representative for any consultation and direct communication, following a request, with major shareholders.

The independent Lead Director carries out these responsibilities in numerous ways, including by:
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facilitating communication and collegiality among the Board members;

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soliciting direct feedback from independent directors;

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overseeing the succession planning process, including meeting with a wide range of associates including corporate and division management associates;

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meeting with the CEO frequently to discuss strategy;

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serving as a sounding Board and advisor to the CEO;

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leading annual CEO evaluation process; and

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discussing Company matters with other directors between meetings.

Unless otherwise determined by the independent members of the Board, the Chair of the Corporate Governance Committee is designated as the Lead Director. Ronald L. Sargent, an independent director and the Chair of the Corporate Governance Committee, was appointed as our Board’s independent Lead Director in June 2018. Mr. Sargent is an effective Lead Director for Kroger due to, among other things, his:
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independence;

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deep strategic and operational understanding of Kroger obtained while serving as a Kroger director;

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insight into corporate governance;

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experience as the CEO of an international ecommerce and brick and mortar retailer;

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experience on the Boards of other large publicly traded companies; and

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engagement and commitment to carrying out the role and responsibilities of the Lead Director.

With respect to the roles of Chairman and CEO, the Guidelines provide that the Board will determine whether it is in the best interests of Kroger and its shareholders for the roles to be combined. The Board exercises this judgment as it deems appropriate in light of prevailing circumstances. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interest of shareholders. Additionally, this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. Our CEO’s strong background in finance, operations, and strategic partnerships is particularly important to the Board given Kroger’s current growth strategy. Our CEO’s consistent leadership, deep industry expertise, and extensive knowledge of the Company are also especially critical in the midst of the rapidly evolving retail and digital landscape. The Board believes that the structure of the Chairman and independent Lead Director position should continue to be considered as part of the succession planning process.
Annual Board Evaluation Process
The Board and each of its Committees conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the Committee levels. As part of this annual evaluation, the Board assesses whether the current leadership structure and function continues to be appropriate for Kroger and its shareholders, including in consideration of director succession planning.
Every year, the Board’s goal is to increase the effectiveness of the Board and the results of these evaluations are used for this purpose. The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and ensuring Board effectiveness. The Corporate Governance Committee oversees an annual evaluation process led by either the Lead Independent Director or an independent third party.
Each director completes a detailed annual evaluation of the Board and the Committees on which he or she serves and the Lead Director or an independent third party conducts interviews with each of the directors. This year, the annual evaluation was conducted by an independent third party who held interviews with every director.
Topics covered include, among others:
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The effectiveness of the Board and Board Committees and the active participation of all directors

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The Board and Committees’ skills and experience and whether additional skills or experience are needed

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The effectiveness of Board and Committee meetings, including the frequency of the meetings

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Board interaction with management, including the level of access to management, and the responsiveness of management

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The effectiveness of the Board’s evaluation of management performance

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Additional subject matters the Board would like to see presented at their meetings or Committee meetings

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Board’s governance procedures

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The culture of the Board to promote participation in a meaningful and constructive way

The results of this Board evaluation are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate.
Over the past several years, this evaluation process has contributed to various enhancements in the way the Board and the Committees operate, including increased focus on continuous Board refreshment and diversity of its members as well as ensuring that Board and Committee agendas are appropriately focused on strategic priorities and provide adequate time for director discussion and input

Director Onboarding and Engagement
All directors are expected to invest the time and energy required to gain an in-depth understanding of our business and operations in order to enhance his or her strategic value to our Board. We develop tailored onboarding plans for each new director. We arrange meetings for each new director with appropriate officers and associates in order to familiarize him or her with the Company’s strategic plans, financial statements, and key policies and practices. We also provide training on fiduciary obligations of board members and corporate governance topics, as well as committee-specific onboarding. From time to time, the Company will provide Board members with presentations from experts within and outside of the Company on topics relevant to the Board’s responsibilities. Any member of the Board may attend accredited third-party training and the expenses will be paid by the Company. Board meetings are periodically held at a location away from our home office in a geography in which we operate. In connection with these Board meetings, our directors learn more about the local business environment through meetings with our regional business leaders and visits to our stores, competitors’ stores, manufacturing facilities, distribution facilities, and/or customer fulfillment centers.
Committees of the Board of Directors
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of company oversight, the Board has established five standing Committees: Audit, Compensation and Talent Development (“Compensation”), Corporate Governance, Finance, and Public Responsibilities. All Committees are composed exclusively of independent directors, as determined under the NYSE listing standards. Each Committee has the responsibilities set forth in its respective charter, each of which has been approved by the Board. The current charter of each Board Committee is available on our website at ir.kroger.com under Investors — Governance — Corporate Governance Guidelines.
The current membership, 2021 meetings, and responsibilities of each Committee are summarized below.
Name of Committee, Number of Meetings, and Current Members	Primary Committee Responsibilities
Audit Committee Meetings in 2021: 5 Members: Anne Gates, Chair Kevin M. Brown Karen M. Hoguet Ronald L. Sargent Ashok Vemuri
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Oversees the Company’s financial reporting and accounting matters, including review of the Company’s financial statements and the audit thereof, the Company’s financial reporting and accounting process, and the Company’s systems of internal control over financial reporting

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Selects, evaluates, and oversees the compensation and work of the independent registered public accounting firm and reviews its performance, qualifications, and independence

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Oversees and evaluates the Company’s internal audit function, including review of its audit plan, policies and procedures, and significant findings

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Oversees enterprise risk assessment and risk management, including review of cybersecurity risks and regular reports received from management and independent third parties

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Review of significant legal and regulatory matters

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Reviews and monitors the Company’s operational and third-party compliance programs and updates thereto

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Reviews Ethics Hotline reports and discusses material matters

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Reviews and approves related party transactions

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Conducts executive sessions with independent registered public accounting firm and Vice President,

Name of Committee, Number of Meetings, and Current Members	Primary Committee Responsibilities

Internal Audit at each meeting
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Conducts executive sessions with the Group Vice President, Secretary and General Counsel, Vice President and Chief Ethics & Compliance Officer, and Senior Vice President and Chief Financial Officer individually at least once per year

Compensation Committee Meetings in 2021: 5 Members: Clyde R. Moore, Chair Amanda Sourry Mark S. Sutton
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Recommends for approval by the independent directors the compensation of the CEO and approves the compensation of senior officers

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Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans

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Reviews annual incentive plans and long-term incentive plan metrics and plan design

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Reviews emerging legislation and governance issues and retail compensation trends

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Reviews the Company’s executive compensation peer group

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Reviews CEO pay analysis

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Reviews Human Capital Management, including Diversity, Equity and Inclusion

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Has sole authority to retain and direct the Committee’s compensation consultant

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Assists the full Board with senior management succession planning

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Conducts executive sessions with Senior Vice President and Chief People Officer and independent compensation consultant

Name of Committee, Number of Meetings, and Current Members	Committee Functions
Corporate Governance Committee Meetings in 2021: 2 Members: Ronald L. Sargent, Chair Elaine L. Chao Anne Gates Clyde R. Moore
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Oversees the Company’s corporate governance policies and procedures

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Develops criteria for selecting and retaining directors, including identifying and recommending qualified candidates to be director nominees

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Designates membership and Chairs of Board Committees

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Oversees and administers Board evaluation process

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Reviews the Board’s performance

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Establishes and reviews the practices and procedures by which the Board performs its functions

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Reviews director independence, financial literacy, and designation of financial expertise

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Administers director nomination process

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Interviews and nominates candidates for director election

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Reviews compliance with share ownership guidelines

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Reviews and participates in shareholder engagement

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Reviews and establishes independent director compensation

Name of Committee, Number of Meetings, and Current Members	Committee Functions
• Oversees the annual CEO evaluation process conducted by the full Board
Finance Committee Meetings in 2021: 4 Members: Karen M. Hoguet, Chair Nora A. Aufreiter Amanda Sourry Mark Sutton Ashok Vemuri
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Oversees the Company’s financial affairs and management of the Company’s financial resources

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Reviews the Company’s annual and long-term financial plans, capital spending plans, capital allocation strategy, and use of cash

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Reviews the Company’s dividend policy and share buybacks

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Reviews strategic transactions, and capital structure, including potential issuance of debt or equity securities, credit agreements, and other financing transactions

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Monitors the investment management of assets held in pension and profit-sharing plans administered by the Company

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Oversees the Company’s policies and procedures on hedging, swaps, risk management and other derivative transactions

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Oversees the Company’s engagement and relationships with, and standing in, the financial community

Public Responsibilities Committee Meetings in 2021: 3 Members: Nora A. Aufreiter, Chair Kevin M. Brown Elaine L. Chao Ronald L. Sargent
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Reviews the practices of the Company affecting its responsibility as a corporate citizen

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Examines and reviews the Company’s practices related to environmental sustainability, and social impact, including but not limited to

✓
climate impacts

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packaging

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food and operational waste

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food access,

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responsible sourcing,

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supplier diversity,

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people safety, food safety, and pharmacy safety

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Examines and reviews the Company’s ESG strategy

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Reviews the Company’s community engagement and philanthropy

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Reviews the Company’s advocacy and public policy

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Reviews the Company’s communications and Corporate Brand stewardship

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Assesses the Company’s effort in evaluating and responding to changing public expectations and public issues that affect the business

Shareholder Engagement
Maintaining ongoing relationships with our shareholders, and understanding our shareholders’ views, is a priority for both our Board and management team. We have a longstanding history of engaging with our shareholders and through our investor relations program and our year-round governance outreach program, including participation for our independent directors. In 2021, we requested off-season engagement meetings with 27 shareholders representing 42% of our outstanding shares and subsequently met with 17 shareholders representing 34% of our outstanding shares. Some investors we contacted either did not respond or confirmed that a discussion was not needed at that time.
We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them and us. During these engagements we discussed and solicited feedback on a range of topics, which informed Board discussions and decisions, including but not limited to:
Business Strategy
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Kroger’s growth strategy and track record of innovation

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Our strong value creation model and recent performance

ESG Practices & Disclosures
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Discussions with socially conscious investors and NGOs helped inform our new ESG strategy and long-term commitments

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Thriving Together, Kroger’s ESG strategy, including long-term environmental sustainability, social impact, and responsible sourcing commitments, progress updates, and steps being taken to achieve our ambitious goals

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Board oversight of ESG strategy and updated Committee responsibilities

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Kroger’s ESG reporting and disclosures, including our alignment with the TCFD, SASB, and GRI reporting frameworks

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The centerpiece of our ESG strategy is Zero Hunger | Zero Waste, an industry-leading platform for collective action and systems change to end hunger in our communities and eliminate waste across our company

Human Capital Management
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Our DE&I Framework for Action and steps we are taking to ensure our workforce reflects the communities we serve and are a member of

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Our focus on our associates’ well-being, including increasing our increased average hourly associate wage, comprehensive benefits, and opportunities for internal progression and leadership development training

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Workforce diversity reporting, including EEO-1 demographic disclosure

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Robust Board oversight of human rights in our supply chain

Compensation Structure
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Overview of compensation program design and alignment of pay and performance

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Consideration of short and long-term metrics, including financial and non-financial metrics, such as ESG metrics

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The balance of equity and cash compensation, as well as fixed versus at risk compensation

Board and Board Oversight
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Our Board’s approach to board refreshment considering diversity, balance of tenure, and alignment of board skills and experience with Kroger’s current and long-term business strategies

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Board and committee responsibilities for oversight of ESG priorities, and approach to risk management

Discussions with socially conscious investors and NGOs helped inform our new ESG strategy and long-term commitments. Overall shareholders expressed appreciation for the opportunity to have an ongoing discussion and were complementary of Kroger’s ESG practices. Specifically, shareholders recognized the actions Kroger took to formalize our ESG strategy, Thriving Together, and how our Board oversees this strategy, including our ESG targets and initiatives. These conversations provided valuable insights into our shareholders’ evolving perspectives, which were shared with our full Board.
Board’s Response to Shareholder Proposals
Accountability to our shareholders continues to be an important component of our success. We actively engage with our shareholder proponents. Every year, following our Annual Shareholders’ Meeting, our Corporate Governance Committee considers the voting outcomes for shareholder proposals. In addition, our Corporate Governance Committee and other Committees, as appropriate, consider proposed courses of action in light of the voting outcomes for shareholder proposals under their oversight, as well as feedback provided directly from our shareholders.
Director Nominee Selection Process
The Corporate Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. The Corporate Governance Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors and shareholders. In addition, the Corporate Governance Committee retains an independent, third-party search firm to assist in identifying and recruiting director candidates who meet the criteria established by the Corporate Governance Committee.
These criteria are:
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demonstrated ability in fields considered to be of value to the Board, including business management, retail, consumer, operations, technology, financial, sustainability, manufacturing, public service, education, science, law and government;

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experience in high growth companies and nominees whose business experience can help the Company innovate and derive new value from existing assets;

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highest standards of personal character and conduct;

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willingness to fulfil the obligations of directors and to make the contribution of which he or she is capable, including regular attendance and participation at Board and Committee meetings, and preparation for all meetings, including review of all meeting materials provided in advance of the meeting; and

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ability to understand the perspectives of Kroger’s customers, taking into consideration the diversity of our customers, including regional and geographic differences.

Additionally, in connection with the use of an independent, third-party search firm to identify director candidates, the Corporate Governance Committee will instruct the firm to include in its initial list qualified female and racially/ethnically diverse candidates.
The Corporate Governance Committee also considers diversity, as discussed in detail under “Board Diversity” above, and the specific experience and abilities of director candidates in light of our current business, strategy and structure, and the current or expected needs of the Board in its identification and recruitment of director candidates.
The criteria for Board membership applied by the Corporate Governance Committee in its evaluation of potential Board members does not vary based on whether a candidate is recommended by our directors, a third-party search firm, or shareholders.
Candidates Nominated by Shareholders
The Corporate Governance Committee will consider shareholder recommendations for director nominees for election to the Board. If shareholders wish to nominate a person or persons for election to the Board at our 2023 annual meeting, written notice must be submitted to Kroger’s Secretary, and received at our executive offices, in accordance with Kroger’s Regulations, not later than March 18, 2023. Such notice should include the name, age, business address and residence address of such person, the principal occupation or employment of such person, the number of Kroger common shares owned of record or beneficially by such person and any other information relating to the person that would be required to be included in a proxy statement relating to the election of directors. The Secretary will forward the information to the Corporate Governance Committee for its consideration. The Corporate Governance Committee will use the same criteria in evaluating candidates submitted by shareholders as it uses in evaluating candidates identified by the Corporate Governance Committee, as described above. See “Director Nominee Selection Process.”
Additionally, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to Kroger’s Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 24, 2023.
Eligible shareholders have the ability to submit director nominees for inclusion in our proxy statement for the 2023 annual meeting of shareholders. To be eligible, shareholders must have owned at least 3% of our common shares for at least three years. Up to 20 shareholders are able to aggregate for this purpose. Nominations must be submitted to our Corporate Secretary at our principal executive offices no earlier than December 3, 2022 and no later than January 2, 2023.
Corporate Governance Guidelines
The Board has adopted the Guidelines, which provide a framework for the Board’s governance and oversight of the Company. The Guidelines are available on our website at ir.kroger.com under Investors — Governance — Corporate Governance Guidelines. Shareholders may also obtain a copy of the Guidelines, at no cost, by making a written request to Kroger’s Secretary at our executive offices. Certain key principles addressed in the Guidelines are summarized below.
Independence
The Board has determined that all of the current independent directors and nominees have no material relationships with Kroger and satisfy the criteria for independence set forth in Rule 303A.02 of the NYSE Listed Company Manual. Therefore, all independent directors and nominees are independent for purposes of the NYSE listing standards. The Board made its determination based on information furnished to the Company by each of the directors regarding their relationships with Kroger and its management, and other relevant information. The Board considered, among other things, that
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the value of any business transactions between Kroger and entities with which the directors are affiliated falls below the thresholds identified by the NYSE listing standards, and

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no directors had any material relationships with Kroger other than serving on our Board.

Audit Committee Independence and Expertise
The Board has determined that Anne Gates, Karen M. Hoguet, Ronald L. Sargent, and Ashok Vemuri, independent directors, each of whom is a member of the Audit Committee, are “audit Committee financial experts” as defined by applicable Securities and Exchange Commission (“SEC”) regulations and that all members of the Audit Committee are “financially literate” as that term is used in the NYSE listing standards and are independent in accordance with Rule 10A-3 of the Securities Exchange Act of 1934.
Code of Ethics
The Board has adopted The Kroger Co. Policy on Business Ethics, applicable to all officers, associates and directors, including Kroger’s principal executive, financial and accounting officers. The Policy on Business Ethics is available on our website at ir.kroger.com under Investors — Governance — Policy on Business Ethics. Shareholders may also obtain a copy of the Policy on Business Ethics by making a written request to Kroger’s Secretary at our executive offices.
Communications with the Board
The Board has established two separate mechanisms for shareholders and interested parties to communicate with the Board. Any shareholder or interested party who has concerns regarding accounting, improper use of Kroger assets, or ethical improprieties may report these concerns via the toll-free hotline (800-689-4609) or website (ethicspoint.com) established by the Board’s Audit Committee. The concerns are investigated by Kroger’s Vice President, Chief Ethics and Compliance Officer and the Vice President of Internal Audit and reported to the Audit Committee as deemed appropriate.
Shareholders or interested parties also may communicate with the Board in writing directed to Kroger’s Secretary at our executive offices. Communications relating to personnel issues, ordinary business operations, or companies seeking to do business with us, will be forwarded to the business unit of Kroger that the Secretary deems appropriate. Other communications will be forwarded to the Chair of the Corporate Governance Committee for further consideration. The Chair of the Corporate Governance Committee will take such action as he or she deems appropriate, which may include referral to the full Corporate Governance Committee or the entire Board.
Executive Officer Succession Planning
The Guidelines provide that the Compensation Committee will review Company policies and programs for talent development and evaluation of executive officers, and will review management succession planning. In connection with the use of a third-party search firm to identify external candidates for executive officer positions, including the chief executive officer, the Board and/or the Company, as the case may be, will instruct the third-party search firm to include in its initial list qualified female and racially/ethnically diverse candidates.
Attendance
The Board held 7 meetings in fiscal year 2021. During fiscal 2021, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which that director served. Members of the Board are expected to use their best efforts to attend all annual meetings of shareholders. All Board members attended last year’s virtual annual meeting.

Independent Compensation Consultants
The Compensation Committee directly engages a compensation consultant to advise the Compensation Committee in the design of Kroger’s executive compensation. The Committee retained Korn Ferry Hay (US) (“Korn Ferry”) beginning in December 2017. Retained by and reporting directly to the Compensation Committee, Korn Ferry provided the Committee with assistance in evaluating Kroger’s executive compensation programs and policies.
In fiscal 2021, Kroger paid Korn Ferry $387,392 for work performed for the Compensation Committee. Kroger, on management’s recommendation, retained Korn Ferry to provide other services for Kroger in fiscal 2021 for which Kroger paid $31,677. These other services primarily related to salary surveys and benchmarking. The Compensation Committee expressly approved Korn Ferry performing these additional services. After taking into consideration the NYSE’s independence standards and the SEC rules, the Compensation Committee determined that Korn Ferry was independent, and their work has not raised any conflict of interest.
The Compensation Committee may engage an additional compensation consultant from time to time as it deems advisable.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was an officer or associate of Kroger during fiscal 2021, and no member of the Compensation Committee is a former officer of Kroger or was a party to any related person transaction involving Kroger required to be disclosed under Item 404 of Regulation S-K. During fiscal 2021, none of our executive officers served on the Board of directors or on the compensation Committee of any other entity that has or had executive officers serving as a member of Kroger’s Board of Directors or Compensation Committee of the Board.
The Board’s Role in Risk Oversight
While risk management is primarily the responsibility of Kroger’s management team, the Board is responsible for strategic planning and overall supervision of our risk management activities. The Board’s oversight of the material risks faced by Kroger occurs at both the full Board level and at the Committee level.
We believe that our approach to risk oversight optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for Kroger. We also believe that our risk oversight structure complements our current Board leadership structure, as it allows our independent directors, through the five fully independent Board Committees, and in executive sessions of independent directors led by the Lead Director, to exercise effective oversight of the actions of management’s identification of risk and implementation of effective risk management policies and controls.
The Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks, including newly identified and evolving high priority risks, such as those presented by the COVID-19 pandemic. When new risks are identified, such as those presented by the COVID-19 pandemic, management conducts, and either the full Board or the appropriate Board committee reviews and discusses, an enterprise risk assessment related to such new risks which may include human capital, supply chain, associate and customer health and safety, legal, regulatory, and other risks. Management and the Board then discuss the relative severity of each category of risk as well as mitigating actions.
At each Board meeting, the CEO addresses matters of particular importance or concern, including any significant areas of risk, such as newly identified risks, that require Board attention. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail Kroger’s short- and long-term strategies, including consideration of significant risks facing Kroger and their potential impact. The independent directors, in executive sessions led by the Lead Director, address matters of particular concern, including significant areas of risk, that warrant further discussion or consideration outside the presence of Kroger employees. At the committee level, reports are given by management subject matter experts to each Committee on risks within the scope of their charters. Each Committee reports to the full Board at each meeting, including any areas of risk discussed by the Committee.
The Audit Committee has oversight responsibility not only for financial reporting of Kroger’s major financial exposures and the steps management has taken to monitor and control those exposures, but also for the effectiveness of management’s processes that monitor and manage key business risks facing Kroger, as well as the major areas of risk exposure, and management’s efforts to monitor and control the major areas of risk exposure. The Audit Committee incorporates its risk oversight function into its regular reports to the Board and also discusses with management its policies with respect to risk assessment and risk management.
Our Vice President, Chief Ethics and Compliance Officer provides regular updates to the Audit Committee on our compliance risks and actions taken to mitigate that risk. In addition, the Audit Committee is charged with oversight of data privacy and cybersecurity risks. Protection of our customers’ data is a fundamental priority for our Board and management team. Our Chief Information Officer and our Chief Information Security Officer provide updates at each quarterly Committee meeting on our cybersecurity risks and actions taken to mitigate that risk to the Audit Committee and meet with the full Board at least annually. The Chief Information Security Officer reports on compliance and regulatory issues, continuously evolving threats and mitigating actions, and presents a NIST Cybersecurity Framework Scorecard to the Audit Committee. In overseeing cybersecurity risks, the Audit Committee focuses on thematic issues within an aggregated strategic lens and uses a risk based approach. Oversight of cybersecurity risk incorporates strategy metrics, third party assessments and internal audit and controls. Finally, an independent third party also regularly reports to the Audit Committee/Board on cybersecurity and outside counsel advises the Board about best practices for cybersecurity oversight by the Board, and the evolution of that oversight over time. Management also reports on strategic key risk indicators, ongoing initiatives, and significant incidents and their impact.
Environmental, Sustainability, and Governance Oversight
We are aligned with the desire of our customers, associates, and shareholders to engage in our communities and reduce our impacts on the environment while continuing to create positive economic value over the long-term. Given the breadth of topics and their importance to us, four of our Board Committees have direct oversight of environmental, social, and governance topics. ESG topics our Board Committees oversee are as follows:
Audit	• Legal & Regulatory • Ethics • Operational and Third Party Compliance • Data Privacy & Cyber Security • Financial Integrity
Compensation & Talent Development	• Human Capital Management • Talent Development • Executive Compensation • Diversity, Equity & Inclusion
Corporate Governance	• Board recruitment/diversity • Board succession • Shareholder engagement program • Shareholder advisory votes & shareholder proposals • Independent director compensation

Public Responsibilities
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Environmental Sustainability

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Climate Impacts

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Packaging

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Food Waste (Zero Waste)

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Social Impact

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Food Access (Zero Hunger)

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Community Engagement

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Philanthropy

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Responsible Sourcing

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Human Rights

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Animal Welfare

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Safety

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Food

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People

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Pharmacy

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Advocacy & Public Policy

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Government Relations

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Political action (KroPAC)

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Communications & Brand Stewardship

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Associate & External Communications

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Stakeholder Relations

Our commitment to ESG matters is not new. Our Public Responsibilities Committee was established in 1977. For the past fifteen years, our Company has prepared and produced an annual report describing our progress and initiatives regarding sustainability and other ESG matters. For the most recent information regarding our ESG initiatives and related matters, please visit http://sustainability.kroger.com. The information on, or accessible through, this website is not part of, or incorporated by reference into, this proxy statement.
In addition, our full Board oversees issues related to diversity and inclusion within the Kroger workplace. Diversity and inclusion have been deeply rooted in Kroger’s values for decades. We are committed to fostering an environment of inclusion in the workplace, marketplace, and workforce where the diversity of cultures, backgrounds, experiences, perspectives and ideas are valued and appreciated. Kroger’s corporate team and retail divisions have strategic partnerships with universities, educational institutions, and community partners to improve how we attract candidates from all backgrounds and ethnicities for jobs at all levels. Diversity and inclusion will continue to be a key ingredient in feeding Kroger’s innovation, long-term sustainability, and the human spirit.
The Kroger family of companies provides inclusion training to all management and many hourly associates. Most work locations (stores, plants, distribution centers, and offices) have an inclusion-focused team, called Our Promise team. The teams work on projects that reflect Kroger’s values, offer leaders valuable feedback and suggestions on improving diversity and inclusion, and facilitate communication to champion business priorities.
Our Commitment to Diversity, Equity & Inclusion
Kroger’s Chief People Officer leads Human Resources & Labor Relations, which includes our Diversity, Equity & Inclusion team. This function — with human resources professionals in place across our lines of business and retail divisions — advocates for and fosters an associate experience that reflects our Values. It also monitors and measures progress on current goals and identifies potential opportunities for improvement.
Kroger publicly affirmed our commitment with our Framework for Action: Diversity, Equity & Inclusion, a 10-point plan outlining short- and longer-term steps developed with associates and leaders to promote greater change in the workplace and the communities we serve. This framework outlines five focus areas: Create More Inclusive Culture, Develop Diverse Talent, Advance Diverse Partnerships, Advance Equitable Communities, and Deeply Listen and Report Progress. More details about the plan are available here: https://www.thekrogerco.com/community/standing-together/. The information on, or accessible through, this website is not part of, or incorporated by reference into, this proxy statement.
Enabling Connections
As part of the framework, we committed to provide inclusion training for our associates. To date, more than 500,000 leaders and associates have completed diversity and inclusion training. To promote ongoing open dialogue, we also created and shared several Allyship Guides, which aim to help leaders and associates move from awareness of diversity, equity and inclusion to advocacy.
In 2020, Kroger formed an internal Diversity, Equity & Inclusion Advisory Council comprised of leaders from across the organization. The new Council works closely with our executive leadership team and other business leaders to identify opportunities and action steps for improvement. We also created an Associate Influencer Group of hourly associates to facilitate representation and input from all levels of the company.
Kroger also operates 12 internal Associate Resource Groups (ARGs), or affinity groups, some of which also have local chapters. These groups enable stronger connections across our family of companies, lift up shared experiences, promote personal and professional growth, and influence business decisions. Kroger leaders sponsor and personally engage with the ARGs.
Workplace Equity
Kroger strives to attract, retain and develop diverse leaders and associates who reflect the communities we serve. We offer accessible employment for a wide range of people across the country. Because of our unique business model, we help unlock economic opportunity for 420,000 people of all ages and aspirations, from those wanting an entry-level part-time job to graduate-degree specialists across corporate functions.
Kroger strategically invests in our associates’ growth and movement across levels, lines of business, and geographies. Our goal is to shift the demographic representation of women and people of color at company-wide and local levels to reflect our changing country, communities, and neighborhoods. The Diversity, Equity & Inclusion Advisory Council helps define aspirations for our workforce of the future.
Community Engagement
As part of our Framework for Action, the Company also pledged to help advance equitable communities. In 2020, Kroger committed an initial $5 million to establish The Kroger Co. Foundation’s Racial Equity Fund. The Foundation directed the first $3 million in grants to four organizations driving change at national and local levels: Black Girl Ventures, Everytable, the Local Initiatives Support Corporation (LISC), and the Thurgood Marshall College Fund.
Earlier this year, the Foundation directed $1.1 million in grants to help build black wealth and improve racial health equity in Ohio and Tennessee. Ohio partners — The Urban League of Greater Southwestern Ohio, The National Underground Railroad Freedom Center, and FundNOIRE — received grants totaling $600,000. In Tennessee, a $500,000 grant supports the Next Generation scholarship program in partnership with Memphis-based LeMoyne-Owen College, part of the network of Historically Black Colleges and Universities (HBCU), and the Women’s Foundation for a Greater Memphis.
Kroger recently pledged an additional $5 million to expand the Racial Equity Fund’s work and positive impacts.

Director Compensation
2021 Director Compensation
The following table describes the fiscal year 2021 compensation for independent directors. Mr. McMullen does not receive compensation for his Board service.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(3)	Total
Nora A. Aufreiter	$110,499	$186,197	$0	$296,696
Kevin M. Brown	$105,507	$186,197	$0	$291,704
Elaine L. Chao	$49,464	$169,589	$0	$219,053
Anne Gates	$130,445	$186,197	$0	$316,642
Karen M. Hoguet	$120,467	$186,197	$0	$306,664
Susan J. Kropf(4)	$37,742	$0	$0	$37,742
Clyde R. Moore	$115,486	$186,197	$—	$301,683
Ronald L. Sargent	$157,866	$186,197	$4,837	$348,900
Amanda Sourry	$95,539	$186,197	$0	$281,736
Mark S. Sutton	$95,539	$186,197	$0	$281,736
Ashok Vemuri	$102,149	$186,197	$0	$288,346

(1)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the annual incentive share award, computed in accordance with FASB ASC Topic 718. On July 14, 2021, each independent director then serving received 4,859 incentive shares with a grant date fair value of $186,197, except Ms. Chao, who received a pro-rated grant of 4,062 incentive shares on the day of her election to the Board, August 6, 2021, with a grant date fair value of $169,589.

(2)
Options are no longer granted to independent directors. The aggregate number of previously granted stock options that remained unexercised and outstanding at fiscal year-end was as follows: Mr. Sargent held 13,000 options.

(3)
The amount reported for Mr. Sargent represents preferential earnings on nonqualified deferred compensation. For a complete explanation of preferential earnings, please refer to footnote 5 to the Summary Compensation Table. Mr. Moore’s pension value decreased by $69,477 which represents the change in actuarial present value of his accumulated benefit under the pension plan for independent directors. This change in value of accumulated pension benefits is not included in the Director Compensation Table because the value decreased. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, average annual earnings, and the assumptions used to determine the present value, such as the discount rate. The decrease in the actuarial present value of his accumulated pension benefit for 2021 is primarily due to the increase in the discount rate as well as the change in value due to aging, partially offset by the change in value of the benefit due to mortality project scale updates.

(4)
Ms. Kropf retired from the Board on June 24, 2021.

Annual Compensation
Each independent director receives an annual cash retainer of $100,000. The Lead Director receives an additional annual retainer of $37,500 per year; the members of the Audit Committee each receive an additional annual retainer of $10,000; the Chair of the Audit Committee receives an additional annual retainer of $25,000; the Chair of the Compensation Committee receives an additional annual retainer of $20,000; and the Chair of each of the other Committees receives an additional annual retainer of $15,000. Each independent director also receives an annual grant of incentive shares (Kroger common shares) with a value of approximately $185,000.

The Board has determined that compensation of independent directors must be competitive on an ongoing basis to attract and retain directors who meet the qualifications for service on the Board. Independent director compensation was adjusted in 2021 and will be reviewed from time to time as the Corporate Governance Committee deems appropriate.
Pension Plan
Independent directors first elected prior to July 17, 1997 receive an unfunded retirement benefit equal to the average cash compensation for the five calendar years preceding retirement. Only Mr. Moore is eligible for this benefit. Benefits begin at the later of actual retirement or age 65.
Nonqualified Deferred Compensation
We also maintain a deferred compensation plan for independent directors. Participants may defer up to 100% of their cash compensation and/or the receipt of all (and not less than all) of the annual award of incentive shares.
Cash Deferrals
Cash deferrals are credited to a participant’s deferred compensation account. Participants may elect from either or both of the following two alternative methods of determining benefits:
•
interest accrues until paid out at the rate of interest determined prior to the beginning of the deferral year to represent Kroger’s cost of ten-year debt; and/or

•
amounts are credited in “phantom” stock accounts and the amounts in those accounts fluctuate with the price of Kroger common shares.

In both cases, deferred amounts are paid out only in cash, based on deferral options selected by the participant at the time the deferral elections are made. Participants can elect to have distributions made in a lump sum or in quarterly installments, and may make comparable elections for designated beneficiaries who receive benefits in the event that deferred compensation is not completely paid out upon the death of the participant.
Incentive Share Deferrals
Participants may also defer the receipt of all (and not less than all) of the annual award of incentive shares. Distributions will be made by delivery of Kroger common shares within 30 days after the date which is six months after the participant’s separation of service.
Director Stock Ownership Guidelines
Independent directors are required to own shares equivalent to five times their annual base cash retainer. For more details on the Stock Ownership Guidelines, see page 69.

Beneficial Ownership of Common Stock
The following table sets forth the common shares beneficially owned as of April 25, 2022 by Kroger’s directors, the NEOs, and the directors and executive officers as a group. The percentage of ownership is based on 720,938,109 of Kroger common shares outstanding on April 25, 2022. Shares reported as beneficially owned include shares held indirectly through Kroger’s defined contribution plans and other shares held indirectly, as well as shares subject to stock options exercisable on or before June 24, 2022. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the common shares beneficially owned by such owner.
Name	Amount and Nature of Beneficial Ownership(1) (a)	Options Exercisable on or before June 24, 2022 — included in column (a) (b)
Stuart Aitken(2)	331,920	166,695
Nora A. Aufreiter(3)	44,450	—
Kevin M. Brown	7,117	—
Elaine L. Chao	4,062
Yael Cosset	302,626	162,149
Anne Gates(3)	39,005	—
Karen M. Hoguet(4)	15,665	—
Timothy A. Massa	430,581	266,625
W. Rodney McMullen	5,852,633	2,494,750
Gary Millerchip	428,714	255,402
Clyde R. Moore	117,536	—
Ronald L. Sargent(3)	175,851	—
Amanda Sourry	7,117	—
Mark S. Sutton(3)	34,423	—
Ashok Vemuri	21,013	—
Directors and executive officers as a group (22 persons, including those named above)	8,882,633	3,870,473

(1)
No director or officer owned as much as 1% of Kroger common shares. The directors and executive officers as a group beneficially owned 1.23% of Kroger common shares.

(2)
This amount includes 3,018 shares held by Mr. Aitken’s spouse. He disclaims beneficial ownership of these shares.

(3)
This amount includes incentive share awards that were deferred under the deferred compensation plan for independent directors in the following amounts: Ms. Aufreiter, 9,831; Ms. Gates, 7,980; Mr. Sargent, 50,940 and Mr. Sutton, 6,767.

(4)
This amount includes 2,075 shares held by Ms. Hoguet’s spouse. She disclaims beneficial ownership of these shares.

The following table sets forth information regarding the beneficial owners of more than five percent of Kroger common shares as of April 25, 2022 based on reports on Schedule 13G filed with the SEC.

Name	Address	Amount and Nature of Ownership	Percentage of Class
Berkshire Hathaway Inc.	3555 Farnam Street Omaha, NE 68131	61,412,910(1)	8.4%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	74,484,953(2)	10.1%
State Street Corporation	One Lincoln Street Boston, MA 02111	37,394,528(3)	5.09%
Vanguard Group Inc.	100 Vanguard Blvd. Malvern, PA 19355	78,978,401(4)	10.74%

(1)
Reflects beneficial ownership by Berkshire Hathaway Inc. as of December 31, 2021, as reported on Schedule 13G filed with the SEC on February 14, 2022, reporting shared voting power with respect to 61,412,910 common shares, and shared dispositive power with regard to 61,412,910 common shares.

(2)
Reflects beneficial ownership by BlackRock Inc., as of February 28, 2022, as reported on Amendment No. 14 to Schedule 13G filed with the SEC on March 9, 2022, reporting sole voting power with respect to 64,194,514 common shares, and sole dispositive power with regard to 74,484,953 common shares.

(3)
Reflects beneficial ownership by State Street Corporation as of December 31, 2021 as reported on Schedule 13G filed with the SEC on February 11, 2022, reporting shared voting power with respect to 30,585,152 common shares, and shared dispositive power with respect to 37,186,340 common shares.

(4)
Reflects beneficial ownership by Vanguard Group Inc. as of December 31, 2021, as reported on Amendment No. 7 to Schedule 13G filed with the SEC on January 10, 2022, reporting shared voting power with respect to 1,111,168 common shares, sole dispositive power of 76,158,064 common shares, and shared dispositive power of 2,820,337 common shares.

Related Person Transactions
The Board has adopted a written policy requiring that any Related Person Transaction may be consummated or continue only if the Audit Committee approves or ratifies the transaction in accordance with the policy. A “Related Person Transaction” is one (a) involving Kroger, (b) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) the amount involved exceeds $120,000 in a fiscal year.
The Audit Committee will approve only those Related Person Transactions that are in, or not inconsistent with, the best interests of Kroger and its shareholders, as determined by the Audit Committee in good faith in accordance with its business judgment. No director may participate in any review, approval or ratification of any transaction if he or she, or an immediate family member, has a direct or indirect material interest in the transaction.
Where a Related Person Transaction will be ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related person and the Audit Committee will review and assess the relationship on an annual basis to ensure it complies with such guidelines and that the Related Person Transaction remains appropriate.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the elements and philosophy of our executive compensation program as well as how and why the Compensation Committee and our Board of Directors make specific compensation decisions and policies with respect to our Named Executive Officers (“NEOs”), as defined below.
Executive Summary

We delivered record performance results in 2021. By connecting with customers through our expanded seamless digital ecosystem and consistent delivery of full, fresh and friendly customer experience, we successfully navigated a dynamic operational environment, labor and supply chain challenges and achieved record revenue and profitability as demonstrated by our financial performance results of ID sales of 0.2%, two year stack increased 14.3%, and adjusted FIFO operating profit of $4.3 Billion2.

Our executive compensation program aligns with long-term shareholder value creation. 91% of the CEO’s target total direct compensation and, on average, 83% of the other NEOs’ compensation is at risk and performance based, tied to achievement of performance targets that are important to our shareholders or our long-term share price performance.

Annual incentive program design reflected volatile market environment. Our 2021 annual incentive program consisted of two performance periods to maintain the program rigor amid uncertain business outlook at the start of the year, with more challenging sales performance goals implemented in the second half of the year.

Annual and long-term performance incentives were earned above target in alignment with our 2021 performance. The annual cash incentive program that included identical sales (excluding fuel) and adjusted FIFO operating profit (including fuel) paid out at approximately 186% of target. Long-term performance unit equity awards granted in 2019 and tied to Restock Kroger savings and benefits, free cash flow and ROIC were earned at 120% of target.

We prioritized investment in our people. We strive to create a culture of opportunity for more than 450,000 associates and take seriously our role as a leading employer in the United States. In 2021, we invested more than ever before in our associates by continuing to raise our average hourly wage to $17 and our average hourly rate to over $22, inclusive of industry-leading benefits such as continuing education and tuition reimbursement, training and development, health and wellness. In addition, we continued to invest significantly in the restructure of pension plans to protect future benefits for our hourly associates.

In response to our shareholder feedback, we incorporated an ESG metric focused on diversity and inclusion into our 2022 individual performance management program. Our core values of Diversity, Equity & Inclusion are incorporated into compensation decisions made for our associates who supervise a team of others, which range from store department leaders through our senior officers.

2
See pages 33 – 34 of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the SEC on March 29, 2022, for a reconciliation of GAAP operating profit to adjusted FIFO operating profit.

Our Named Executive Officers for Fiscal 2021
Name	Title
W. Rodney McMullen	Chairman and Chief Executive Officer
Gary Millerchip	Senior Vice President and Chief Financial Officer
Stuart W. Aitken	Senior Vice President and Chief Merchandising & Marketing Officer
Yael Cosset	Senior Vice President and Chief Information Officer
Timothy A. Massa	Senior Vice President and Chief People Officer
Fiscal 2021 Financial and Strategic Performance Highlights
Driven by our unwavering purpose to Feed the Human Spirit, throughout 2021, we leveraged technology and innovation to continue to provide fresh, affordable food for our customers, invest in our associates, create value for our shareholders and support our communities.
Our ID sales performance resulted in a two-year stacked growth rate of 14.3%. Accelerated efforts to digitize the shopping experience demonstrated our ability to meet our customers’ needs no matter how they choose to engage with us, resulting in digital sales two-year stacked growth of 113%. Our Home Chef business surpassed $1 billion in sales in 2021, becoming the newest billion-dollar brand in our portfolio. We also advanced our fresh strategy and strengthened our fresh offerings in 2021 by launching our Go Fresh & Local Supplier Accelerator, supporting our commitment to small businesses.
Continued strategic efforts to streamline our operations allowed us to achieve cost savings greater than $1 billion for the fourth consecutive year to balance these investments without compromising food affordability for our customers across our communities.
As part of our Zero Hunger | Zero Waste social and environmental impact plan, in 2021, we donated 499 million meals to feed families across America. We also administrated almost 11 million doses of the COVID-19 vaccine through Kroger Health.
We are proud of our management team that led an agile effort in navigating supply chain conditions and evolving operating and inflationary environment throughout 2021, building an agile ecosystem and momentum to support our long-term growth. We have started 2022 with a great outlook and are positioned to support sustained shareholder value creation, while staying true to our Promise to provide fresh affordable food to our customers and uplift our communities.
2021 Advisory Vote to Approve Executive Compensation and Shareholder Engagement
At the 2021 annual meeting, we held our tenth annual advisory vote on executive compensation. Approximately 90% of the votes cast were in favor of the advisory vote in 2021. As part of our ongoing dialogue with our shareholders regarding governance matters, in 2021, we requested meetings with 27 shareholders representing 42% of our outstanding shares during proxy season and off-season engagement and 17 shareholders representing 34% of our outstanding shares accepted our invitation to share feedback. Some investors we contacted either did not respond or confirmed that a discussion was not needed at that time.
Conversations with our shareholders in these meetings included discussions about our compensation program, with our shareholders providing feedback that they appreciated the pay for performance nature of our program’s structure. The Compensation Committee considers both the general and specific feedback received from shareholders, and with the guidance of our independent compensation consultant, incorporates that input. For example, prior to 2019, Kroger’s long term performance-based compensation included both a cash and an equity component. As of 2019, in response to feedback from shareholders and market practices, our Compensation Committee determined that all long-term compensation is equity-based as follows: 50% of equity granted under the program is performance-based and the remaining 50% of equity is time-based, consisting of 30% in the form of restricted stock and 20% in the form of stock options.
During our fall 2021 off-season engagement program, we specifically discussed ESG metrics in executive compensation programs with our shareholders. All of our investors were supportive of companies’ decisions to incorporate ESG metrics, but none were prescriptive about how to do so. Our investors shared our view that a range of ESG matters are essential to our current and future success, and acknowledged that ESG priorities are embedded into our strategic and operational priorities. Management collected and reported the feedback to the Compensation Committee, and the Committee decided to integrate our core values of Diversity, Equity & Inclusion into compensation decisions made for our associates who supervise a team of others, which range from store department leaders through our senior officers. Specifically, one of several performance goals established for these associates and senior officers relate to improvement in the Diversity, Equity and Inclusion category score as measured by our annual Associate Insights Survey and active mentorship and development of at least one other associate with a different background. These performance goals will be factored into compensation decisions for these associates and senior officers, including salary increases and the amount of the annual grant of equity awards, consistent with our program design as described herein.
2021 Compensation Program Overview
The fixed and at-risk pay elements of the NEO compensation program are reflected in the following table and charts.

| | Element | Form | Description | |
|---|---|---|---|---|
| ANNUAL / SHORT-TERM INCENTIVE | Base Salary | Cash | • Attract, Incentivize, retain talented executives<br>• Benchmarked to peer group median<br>• Fixed Cash component<br>• Reviewed annually<br>• No automatic or guaranteed increases<br>• Based on individual performance and experience | FIXED |
| ANNUAL / SHORT-TERM INCENTIVE | Annual Incentive Plan | Cash Bonus | • Metrics and targets align with annual business goals; payout depends on actual performance against each goal<br>• Rewards and incentivizes Kroger employees, including NEOs, for annual performance on key financial and operational metrics<br>• Benchmarked to peer group median | VARIABLE / AT-RISK |
| LONG-TERM INCENTIVE | Performance-Based Equity | Performance Units | • Performance units are equity grants which are paid out in Kroger common shares, dependent upon company performance against each goal, at the end of the 3-year performance period<br>• Measures performance on key financial and operational metrics over a 3-year period<br>• Designed to create shareholder value, foster executive retention, and align NEO and shareholder interests | VARIABLE / AT-RISK |
| LONG-TERM INCENTIVE | Time-Based Equity | Restricted Stock<br>Stock Options | • Stock options and restricted stock for NEOs vest ratably over 4 years; exercise price of stock options is closing price on day of grant<br>• Provides direct alignment to stock price appreciation and rewards executives for the achievement of long-term business objectives and providing Incentives for the creation of shareholder value | VARIABLE / AT-RISK |

Fiscal Year 2021 CEO Compensation
The Compensation Committee establishes Mr. McMullen’s target direct compensation such that only 9% of his compensation is fixed. The remaining 91% of target compensation is at-risk, meaning that the actual compensation Mr. McMullen receives will depend on the extent to which the Company achieves the performance metrics set by the Compensation Committee, and with respect to all of the equity vehicles, the future value of Kroger common shares.
The table below compares fiscal 2021 to 2020 target direct compensation. Target total direct compensation is a more accurate reflection of how the Compensation Committee benchmarks and establishes CEO compensation than the disclosure provided in the Summary Compensation Table, which table includes a combination of actual base salaries and annual incentive compensation earned in the fiscal year, the grant date fair market value of at-risk equity compensation to be earned in future fiscal years, and the actuarial value of future pension benefits.

Increases to Mr. McMullen’s pay elements shown below were based on our independent compensation consultant’s examination of pay levels and the Committee’s intention to achieve median pay levels among our peer group. Target total compensation, which is the sum of target annual compensation and target long term compensation is positioned around market median. The increase in target long term compensation reflects the first increase in long term compensation since 2019.
($000s)
	Annual			Long-Term
Year	Salary	Target Annual Incentive	Total Annual	Performance Units	Restricted Stock	Stock Options	Total LTI	Target TDC	Increase
2021	$1,355	$2,500	$3,855	$5,500	$3,300	$2,200	$11,000	$14,855	+3.5%
2020	$1,355	$2,500	$3,855	$5,250	$3,150	$2,100	$10,500	$14,355
CEO and Named Executive Officer Target Pay Mix
The amounts used in the charts below are based on 2021 target total direct compensation for the CEO and the average of other Named Executive Officers. As illustrated below, 91% of the CEO’s target total direct compensation is at-risk. On average, 83% of the other Named Executive Officers’ compensation is at risk.
Our Compensation Philosophy and Objectives
As one of the largest retailers in the world, our executive compensation philosophy is to attract and retain the best management talent as well as motivate these associates to achieve our business and financial goals. Kroger’s incentive plans are designed to reward the actions that lead to long-term value creation. We believe our strategy creates value for shareholders in a manner consistent with Kroger’s purpose: To Feed the Human Spirit. The Compensation Committee believes that there is a strong link between our business strategy, the performance metrics in our short-term and long-term incentive programs, and the business results that drive shareholder value.
To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, it is guided by the following principles:
•
A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.

•
Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus.

•
Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of NEOs and shareholders.

•
Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy and progress toward our corporate ESG priorities.

•
Compensation plans should provide a direct line of sight to company performance.

•
Compensation programs should be aligned with market practices.

•
Compensation programs should serve to both motivate and retain talent.

The Compensation Committee has three related objectives regarding compensation:
•
First, the Compensation Committee believes that compensation must be designed to attract and retain those individuals who are best suited to be an executive officer at Kroger.

•
Second, a majority of compensation should help align the interests of our NEOs with the interests of our shareholders.

•
Third, compensation should create strong incentives for the NEOs to achieve the annual business plan targets established by the Board, and to achieve Kroger’s long-term strategic objectives.

Summary of Key Compensation Practices
What we do:	What we do not do:

✓
Alignment of pay and performance

✓
Stock ownership guidelines for executives

✓
Multiple performance metrics under our short- and long-term performance-based plans discourage excessive risk taking and align with our long-term value creation strategy

✓
Double-trigger change in control provisions in all equity awards beginning in 2019

✓
All long-term compensation is equity-based

✓
Engagement of an independent compensation consultant

✓
Robust clawback policy

✓
Ban on hedging, pledging, and short sales of Kroger securities

✓
Minimal perquisites

×
No employment contracts with executive officers

×
No special severance or change in control programs applicable only to executive officers

×
No single trigger cash severance benefits upon a change in control

×
No cash component in long-term incentive plans

×
No tax gross-up payments for executives

×
No special executive life insurance benefit

×
No re-pricing or backdating of options without shareholder approval

×
No guaranteed salary increases or bonuses

×
No payment of dividends or dividend equivalents until performance units are earned

×
No evergreen or reload feature; no shares added to stock plan without shareholder approval

Establishing Each Component of Executive Compensation
The Compensation Committee recommends, and the independent members of the Board determine, each component of the CEO’s compensation. The CEO recommends, and the Compensation Committee determines, each component of the other NEOs’ compensation. The Compensation Committee and the Board determined compensation in March of 2021. Equity awards were granted in March and salary and annual incentive plan increases were effective as of April 1, 2021.
The Compensation Committee determines the amount of NEO’s salary, annual cash incentive plan target, and long-term equity compensation by taking into consideration numerous factors including:
•
An assessment of individual contribution and performance;

•
Benchmarking with comparable positions at peer group companies;

•
Level in organization and tenure in role; and

•
Internal equity among executives.

The assessment of individual contribution and performance is a qualitative determination, based on the following factors:
•
Leadership;

•
Contribution to the executive officer group;

•
Achievement of established performance objectives;

•
Decision-making abilities;

•
Performance of the areas or groups directly reporting to the NEO;

•
Support of company culture;

•
Strategic thinking; and

•
Demonstrated commitment to Kroger’s Values: Safety, Honesty, Integrity, Respect, Diversity, and Inclusion.

At the end of each year, individual performance is evaluated based on the NEO’s performance objectives listed above, and the results of that evaluation are used in the determination of salary increases and the grant amount of all annual equity awards: restricted stock and stock options, which are time based, and performance units granted under the long-term incentive plan, which are performance based.
Elements of Compensation
Salary
Our philosophy with respect to salary is to provide a sufficient and stable source of fixed cash compensation that is competitive with the market to attract and retain a high caliber leadership team. NEO salaries, effective April 1, 2020 and April 1, 2021, were as follows:
	2020 Base Salary	2021 Base Salary
W. Rodney McMullen	$1,355,000	$1,355,000
Gary Millerchip	$625,000	$750,000
Stuart W. Aitken	$860,000	$885,000
Yael Cosset	$701,000	$750,000
Timothy A. Massa	$700,000	$800,000
2021 Annual Incentive Plan
The NEOs participate in a corporate performance-based annual cash incentive plan. The value of annual cash incentive awards that the NEOs earn each year is based upon Kroger’s overall company performance compared to goals established by the Compensation Committee based on the business plan adopted by the Board of Directors.
A minimum level of performance must be achieved before any payout is earned, while a payout of up to 210% of target incentive potential can be achieved for superior performance on the corporate plan metrics. There are no guaranteed or minimum payouts; if none of the performance goals are achieved, then none of the incentive amount is earned and no payout is made.
The annual cash incentive plan is designed to encourage decisions and behavior that drive the annual operating results and the long-term success of the Company. Kroger’s success is based on a combination of factors, and accordingly the Compensation Committee believes that it is important to encourage behavior that supports multiple elements of our business strategy.

The corporate annual cash incentive plan is a broad-based plan used across the Kroger enterprise. Approximately 53,190 associates are eligible to receive incentive payouts based all or in part on the incentive plan described below.
NEO target incentive potentials for fiscal years 2020 and 2021, were as follows:
	2020 Target Annual Incentive	2021 Target Annual Incentive
W. Rodney McMullen	$2,500,000	$2,500,000
Gary Millerchip	$700,000	$825,000
Stuart W. Aitken	$700,000	$825,000
Yael Cosset	$700,000	$825,000
Timothy A. Massa	$600,000	$650,000
2021 Annual Incentive Plan Metrics
Metric		Rationale for Use
Sales and Profit Grid, maximum payout of 200%
ID Sales, excluding Fuel	•
Identical Sales (“ID Sales”) represent sales, excluding fuel, at our supermarkets that have been open without expansion or relocation for five full quarters, plus sales growth at all other customer-facing non-supermarket businesses, including Kroger Specialty Pharmacy and ship to home solutions.

	•	We believe that ID Sales are the best measure of real growth of our sales across the enterprise. A key driver of our model is ID Sales growth.
Adjusted FIFO Operating Profit, including Fuel	•	This financial metric equals gross profit, excluding the LIFO charge, minus OG&A, minus rent, and minus depreciation and amortization.
	•	Adjusted FIFO Operating Profit, including fuel, is a key measure of company success as it tracks our earnings from operations, and it measures our day-to-day operational effectiveness. It is a useful measure to investors because it reflects the revenue and expense that a company can control.
Kicker, worth an additional 10%
Produce Kicker	•	Produce is a primary driver of where customers choose to shop, and it is a key component of our ability to be Fresh for Everyone.
	•	An additional 10% is earned if Kroger achieves certain pre-determined goals with respect to produce share.
Since the start of the COVID-19 pandemic, Kroger’s most urgent priority was to provide a safeguarded environment with open stores, stocked shelves, comprehensive digital solutions and an efficiently-operating supply chain, so that our communities continued to have access to fresh, affordable food and essentials during the pandemic. Customer behavior changed dramatically during 2020 as shoppers started stockpiling food and essentials, shifted from food away from home to food at home, consolidated trips, spent more per transaction, and added new categories of items to their Kroger basket.

We believe that ID Sales are the best measure of real growth of our sales across the enterprise. Identical Sales is a year over year comparison representing sales, excluding fuel, at our supermarkets that have been open without expansion or relocation for five full quarters, plus sales growth at all other customer-facing non-supermarket businesses. To illustrate the effect of the pandemic on our business, Kroger reported 2020 ID sales, without fuel, of an unprecedented 14.1% compared to 2019 ID sales, without fuel, of 2.0% and 2018 ID sales, without fuel, of 1.8%.
We knew going into 2021 how difficult it would be to cycle the tough comparisons from 2020, with its 14.1% ID sales growth. Because ID sales is a year over year measure, and we had extraordinary results in 2020, we expected our ID sales to turn negative in 2021. Accordingly, internally and in our public disclosures, we evaluated our performance using a 2-year period to more accurately measure our underlying momentum. Our fiscal year 2021 guidance provided both an ID sales, without fuel, range of negative 3% to negative 5% and on a 2-year stacked basis, a range of 9% to 11%.
Going into 2021, there remained an extraordinary number and degree of unknowns that could have impacted our results. The Compensation Committee considered, among other factors, the course of the pandemic, including new COVID variants, availability and outcomes of vaccine programs, continuing sales trends, food at home and food away from home trends, inflation/deflation, and other potential market influencing events. To account for these unknowns, the Compensation Committee designed the annual incentive plan with a first half performance period and a second half performance period, with a mechanism to evaluate at mid-year whether the assumptions underlying the performance goals were still applicable for the second half of the year. The Compensation Committee undertook that analysis mid-year and determined that the assumptions underlying the plan had changed meaningfully. Therefore, the Committee decided to adopt a more stringent ID sales, without fuel, goal for the second half performance period.
Potential payouts under the plan are based on Company performance on two primary metrics, ID Sales, excluding Fuel, and Adjusted FIFO Operating Profit, including Fuel. The performance objectives for both the First Half 2021 and Second Half 2021 Corporate Incentive Plan are shown in the grids below, with payouts interpolated for actual performance between levels.
The goals established by the Compensation Committee for First Half 2021, consisting of 7 fiscal periods, and Second Half 2021, consisting of 6 fiscal periods, the actual results, and the incentive percentage earned for the performance metrics of the First Half 2021 and Second Half 2021 Corporate Incentive Plan were as follows. Although the plan was designed with two performance periods, there was one payout in March 2022.
First Half 2021 (7 fiscal periods) Corporate Incentive Plan Metrics Grid
ID Sales, excluding Fuel and Adjusted FIFO Operating Profit, including Fuel
		ID Sales, excluding Fuel
		-8.10%	-7.10%	-5.10%	-3.10%	-2.10%
Adjusted FIFO Operating Profit,	≥1,719	0%	12%	20%	32%	40%
including Fuel	≥1,829	20%	50%	80%	100%	115%
($ in millions)	≥1,939	40%	80%	100%	120%	160%
	≥2,049	70%	100%	120%	150%	180%
	≥2,159	110%	120%	140%	180%	200%

Second Half 2021 (6 fiscal periods) Corporate Incentive Plan Metrics Grid
ID Sales, excluding Fuel and Adjusted FIFO Operating Profit, including Fuel
		ID Sales, excluding Fuel
		-1.50%	-0.50%	1.50%	3.50%	4.50%
Adjusted FIFO Operating Profit,	≥1,580	0%	12%	20%	32%	40%
including Fuel	≥1,670	20%	50%	80%	100%	115%
($ in millions)	≥1,760	40%	80%	100%	120%	160%
	≥1,850	70%	100%	120%	150%	180%
	≥1,940	110%	120%	140%	180%	200%
2021 Corporate Incentive Plan — Actual Results and Payout Percentages
Corporate Plan Metric	First Half 2021 Performance(1) (7 of 13 periods)	Second Half 2021 Performance(1) (6 of 13 periods)
Identical Sales, excluding fuel	-2.62%	+3.58%
Adjusted FIFO Operating Profit, including fuel	$2.32B	$1.99B
Percentage Earned	189.6%	181.6%
Annual Payout Earned	(189.6% x 7/13) + (181.6% x 6/13) =185.91%
Produce Kicker(2)	0%

(1)
See grids above.

(2)
An additional 10% would have been earned if Kroger had achieved a certain goal with respect to gain in produce share. That challenging goal was established by the Compensation Committee but was not achieved. The goal is not disclosed because it is competitively sensitive.

Following the close of the 2021 fiscal year, the Compensation Committee reviewed Kroger’s performance against each of the metrics outlined above and determined the extent to which Kroger achieved those objectives. Our performance compared to the goals established by the Compensation Committee resulted in a payout of 185.91% of the participant’s incentive plan target for all of the participants, including the NEOs with the exception of Mr. Aitken.
Mr. Aitken’s annual bonus payout of 189.51% of his bonus potential included the corporate annual plan described above and a team metric as follows. The merchandising team metric measured supermarket ID sales excluding pharmacy and fuel, and supermarket selling gross dollars less shrink dollars for all departments excluding pharmacy and fuel.
	Payout Percentage	Weight
Corporate Annual Bonus Plan	185.91%	60%
Merchandising Team Metric	194.91%	40%
Total Earned	(185.91% x 0.6) + (194.91% x 0.4%) = 189.51%
The Compensation Committee maintains the ability to reduce the annual cash incentive payout for all executive officers, including the NEOs, and the independent directors retain that discretion for the CEO’s incentive payout if they determine for any reason that the incentive payouts were not appropriate given their assessment of Company performance. However, no adjustments were made in 2021.
As described above, the corporate annual cash incentive payout percentage is applied to each NEO’s incentive plan target which is determined by the Compensation Committee, and the independent directors in the case of the CEO. The actual amounts of performance-based annual incentive paid to the NEOs for 2021 are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

The annual and long-term performance-based compensation awards described herein were made pursuant to our 2019 Long-Term Incentive Plan, which was approved by our shareholders in June 2019.
Long-Term Compensation Program
The Compensation Committee believes in the importance of providing an incentive to the NEOs to achieve the long-term goals established by the Board. As such, a majority of NEO compensation is dependent on the achievement of the Company’s long-term goals. Long-term compensation promotes long-term value creation and discourages the over-emphasis of attaining short-term goals at the expense of long-term growth.
The long-term incentive program is structured to be a combination of performance- and time-based compensation that reflects elements of financial and common share performance to provide both retention value and alignment with company performance. As of 2019, in response to feedback from shareholders and market practices, our Compensation Committee determined that all long-term compensation would be equity-based as follows: 50% of equity granted under the program would be performance-based and the remaining 50% of equity would be time-based, consisting of 30% in the form of restricted stock and 20% in the form of stock options.
Each year, NEOs receive grants under the long-term compensation program, which is structured as follows:
•
Performance-Based (50% of NEO long-term target compensation)

•
Long-term performance-based compensation is provided under a Long-Term Incentive Plan adopted by the Compensation Committee. The Committee adopts a new plan every year, measuring improvement on the Company’s long-term goals over successive three-year periods. Accordingly, at any one time there are three plans outstanding, which are summarized below.

•
Under the Long-Term Incentive Plans, NEOs receive grants of equity called performance units. A fixed number of performance units based on level and individual performance is awarded to each participant at the beginning of the three-year performance period.

•
Payouts under the plan are contingent on the achievement of certain strategic performance and financial measures and incentivize recipients to promote long-term value creation and enhance shareholder wealth by supporting the Company’s long-term strategic goals.

•
The payout percentage, based on the extent to which the performance metrics are achieved, is applied to the number of performance units awarded.

•
Performance units are paid out in Kroger common shares based on actual performance, along with dividend equivalents for the performance period on the number of issued common shares.

•
Time-Based (50% of NEO long-term target compensation)

•
Long-term time-based compensation consists of stock options and restricted stock, which are linked to common share performance, creating alignment between the NEOs’ and our shareholders’ interests. Grants vest rateably over four years.

•
Stock options have no initial value and recipients only realize benefits if the value of our common shares increases following the date of grant, further aligning the NEOs’ and our shareholders’ interests.

Amounts of long-term compensation awards issued and outstanding for the NEOs are set forth in the Executive Compensation Tables section.
Summary of Three Long-Term Incentive Plans Outstanding During 2021
The Compensation Committee adopts a new Long-Term Incentive Plan each year, which provides for overlapping three-year performance periods. Additional detail regarding each of the three plans is provided below, and a summary of the design of the plans outstanding during 2021 is as follows:

	2019 – 2021 LTIP	2020 – 2022 LTIP	2021 – 2023 LTIP
Performance Units and Dividend Equivalents	Performance units are equity grants which are paid out in Kroger common shares, based on actual performance at the end of the 3-year performance period, along with dividend equivalents for the performance period on the number of issued common shares ultimately earned.
Performance Metrics	Restock Kroger metrics + ROIC multiplier
•
Total Sales without Fuel + Fuel Gallons;

•
Growth in Adjusted FIFO Operating Profit, including Fuel

•
Cumulative Adjusted Free Cash Flow;

•
Fresh Equity metric; and

•
Relative Total Shareholder Return modifier

Determination of Payout	The payout percentage, based on the extent to which the performance metrics are achieved, is applied to number of performance units awarded.
Maximum Payout	120%	125%	187.5%
Payout Date	March 2022	March 2023	March 2024
2019-2021 Long-Term Incentive Plan — Results
The 2019-2021 Long-Term Incentive Plan reflects Restock Kroger metrics for the final two years of the 2018-2020 Restock Kroger financial plan, along with an ROIC component for fiscal year 2021. Each of the following plan components account for 50% of the potential payout percentage, and then an ROIC multiplier was applied.
The Restock Kroger metrics are calculated as follows:
•
Cumulative Restock Savings & Benefits is an internal calculation that is a combination of cost savings generated under our Kroger Way Plans; incremental profits from ID sales growth; and incremental net operating profit from our alternative profit streams.

•
Adjusted Free Cash Flow is an adjusted free cash flow measure calculated as net cash provided by operating activities minus payments for property and equipment, including payments for lease buyout, plus or minus adjustments for certain items.

Plan Components
Plan Component	2019 – 2020
Cumulative Restock Savings & Benefits
Threshold = 50% payout	$2.050B
Target = 100% payout	$3.434B
Cumulative Adjusted Free Cash Flow
Threshold = 50% payout	$3.675B
Target = 100% payout	$4.640B
After the calculation of the two metrics above, a 2021 Return on Invested Capital multiplier was applied, as follows:
ROIC Modifier Component
FY 2021 ROIC Results	Payout Modifier
Less than 12.12%	-20%
12.12% – 12.32%	No change
Greater than 12.32%	+20%

Results and Payout
Plan Component	Goal	Result	Payout Percentage	Weight	Payout Amount
Cumulative Restock Savings & Benefits	$3.43B	$4.14B	100%	50%	50%
Cumulative Adjusted Free Cash Flow(1)	$4.64B	$5.64B	100%	50%	50%
Unadjusted Payout					100%
ROIC Modifier(2)	Greater than 12.32%	13.17%			+20%
Total Payout					120%

(1)
Cumulative Adjusted Free Cash Flow is a non-GAAP measure calculated as net cash provided by operating activities minus payments for property and equipment, including payments for lease buyouts plus, in this case, an amount equal to cash taxes paid on the gain on the sale of Turkey Hill Dairy and You Technology.

(2)
Return on invested capital is a non-GAAP measure. We calculate return on invested capital (“ROIC”) by dividing adjusted ROIC operating profit for the prior four quarters by the average invested capital. Adjusted operating profit for ROIC purposes is calculated by excluding certain items included in operating profit, and adding back our LIFO charge (credit), depreciation and amortization and rent to our U.S. GAAP operating profit of the prior four quarters. Average invested capital is calculated as the sum of: (i) the average of our total assets, (ii) the average LIFO reserve, and (iii) the average accumulated depreciation and amortization; minus (i) the average taxes receivable, (ii) the average trade accounts payable, (iii) the average accrued salaries and wages, (iv) the average other current liabilities, excluding accrued income taxes, (v) certain other adjustments. Averages are calculated for ROIC by adding the beginning balance of the first quarter and the ending balance of the fourth quarter, of the last four quarters, and dividing by two.

Final Payout. The actual 2021 ROIC result is 13.17%. Accordingly, the unadjusted payout percentage of 100% was modified to 120%.
The NEOs were issued the number of Kroger common shares equal to 120% of the number of performance units awarded to that executive, along with dividend equivalents for the three-year performance period on the number of issued common shares.
The dividend equivalents paid on common shares earned under the 2019 – 2021 Long-Term Incentive Plan are reported in the “All Other Compensation” column of the Summary Compensation Table and footnote 5 to that table, and the common shares issued under the plan are reported in the 2021 Option Exercises and Stock Vested Table and footnote 2 to that table.
2020 – 2022 Long-Term Incentive Plan and 2021 – 2023 Long-Term Incentive Plan Metrics
With respect to our long-term performance-based compensation, from 2018 to 2020, Kroger’s metrics in its Long-Term Incentive Plans focused on key Restock Kroger metrics. With the three-year financial targets of the 2018-2020 Restock Kroger plan concluding in 2020, the Compensation Committee reconsidered the long-term incentive plan framework. In November 2019, Kroger committed to investors an 8 – 11% Total Shareholder Return (TSR) target. The Compensation Committee determined that going forward, Long-Term Incentive Plan metrics should align with Kroger’s long-term business plans and growth model that we communicated to shareholders.
Accordingly, the 2020 – 2022 Long-Term Incentive Plan and 2021 – 2023 Long-Term Incentive Plan have the following components which support our long-term business plans, each accounting for 25% of the payout calculation:

Metric	Rationale for Use	Weighting
Total Sales without Fuel + Fuel Gallons	• This metric represents total revenue dollars without fuel + the number of fuel gallons sold over the three-year term of the plan. It represents the important metric of top line growth of the business from all channels.	25%
Growth in Adjusted FIFO Operating Profit, including Fuel	• This financial metric equals gross profit, excluding the LIFO charge, minus OG&A, minus rent, and minus depreciation and amortization. • Adjusted FIFO Operating Profit, including fuel, is a key measure of company success as it tracks our earnings from operations, and it measures our day-to-day operational effectiveness. It is a useful measure to investors because it reflects the revenue and expense that a company can control. It is particularly important to focus on growth of this financial measure over time.	25%
Cumulative Adjusted Free Cash Flow	• Adjusted Free Cash Flow is an adjusted free cash flow measure calculated as net cash provided by operating activities minus payments for property and equipment, including payments for lease buyout, plus or minus adjustments for certain items. • It is an important measure for the business because it reflects the cash left over after the company pays for operating expenses and capital expenditures.	25%
Fresh Equity metric	• Fresh is a key element of how people decide where to shop. It drives trips and therefore delivers business results. Fresh is the core focus of how we differentiate and drive great engagement with customers and it will be a key driver of our growth.	25%
After the calculation of the four metrics above, a modifier based on Relative Total Shareholder Return compared to the S&P 500 will be applied, as follows, interpolated for actual results between thresholds:
TSR Relative to S&P 500	Modifier
25th percentile	-25%
50th percentile	No change
75th percentile	+25%
The payout percentage, as modified by the Relative TSR modifier, will be applied to the number of performance units granted under the plan to determine the payout amount. The maximum payout under the 2020-2022 Long-Term Incentive Plan is 125%.

Additional Features of the 2021-2023 Long-Term Incentive Plan
As described above, going into 2021, there remained an extraordinary number and degree of unknowns that could have impacted our financial results. The Compensation Committee considered, among other factors, the course of the pandemic, including new COVID variants, availability and outcomes of vaccine programs, continuing sales trends, food at home and food away from home trends, inflation/deflation, and other potential market influencing events. To account for these unknowns, the Compensation Committee designed the 2021 long-term plan with an incremental goal setting approach due to our inability to forecast reliable long-term performance targets against the background of the current market uncertainty. The Committee designed the plan to take into account the extraordinary uncertainties going into the three-year plan, while aligning to our identical sales and operating profit growth and productivity improvement goals, all in support of our long-term value creation model. Under the incremental goal setting approach, the plan was designed with clearly defined financial performance goals for 2021, and a mechanism for setting the 2022-2023 goals based on actual 2021 results.
This approach does not change the timing of the payout. The payout for the three-year plan will be calculated following the close of fiscal year 2023 and, if earned, will be paid out to participants in the form of common shares, and corresponding accrued dividend equivalents, in March of 2024.
For the 2021-2023 Long-Term Incentive Plan, the Compensation Committee aligned the plan with market practices, increasing the maximum payout potential on the four metrics from 100% to 150%. If each of the three financial metrics achieves 100% for years 2 and 3 of the plan and the company achieves a specified 2 year compounded annual growth rate on the total sales without fuel and fuel gallons measure, participants will have the ability to earn a total payout of up to 150% on the four metrics, and with a potential application of the relative TSR modifier, an total maximum payout of 187.5%
Stock Options and Restricted Stock
Stock options and restricted stock continue to play an important role in rewarding NEOs for the achievement of long-term business objectives and providing incentives for the creation of shareholder value. Awards based on Kroger’s common shares are granted annually to the NEOs. Kroger historically has distributed time-based equity awards widely, aligning the interests of associates with your interest as shareholders.
The options permit the holder to purchase Kroger common shares at an option price equal to the closing price of Kroger common shares on the date of the grant. Options are granted only on one of the four dates of Board meetings conducted after Kroger’s public release of its quarterly earnings results.
The Compensation Committee determines the vesting schedule for stock options and restricted stock. During 2021, the Compensation Committee granted to the NEOs stock options and restricted stock, each with a four-year ratable vesting schedule.
Restricted stock awards are reported in the “Stock Awards” column of the Summary Compensation Table and footnote 1 to the table and the 2021 Grants of Plan Based Awards Table. Stock option awards are reported in the “Stock Awards” column of the Summary Compensation Table and the 2021 Grants of Plan Based Awards Table.
As discussed below under Stock Ownership Guidelines, covered individuals, including the NEOs, must hold 100% of common shares issued pursuant to performance units earned, the shares received upon the exercise of stock options or upon the vesting of restricted stock, except those necessary to pay the exercise price of the options and/or applicable taxes, until applicable stock ownership guidelines are met, unless the disposition is approved in advance by the CEO, or by the Board or Compensation Committee for the CEO.
Retirement and Other Benefits
Kroger maintains several defined benefit and defined contribution retirement plans for its associates. The NEOs participate in one or more of these plans, as well as one or more excess plans designed to make up the shortfall in retirement benefits created by limitations under the Internal Revenue Code (the

“Code”) on benefits to highly compensated individuals under qualified plans. Additional details regarding certain retirement benefits available to the NEOs can be found below in footnote 5 to the Summary Compensation Table and the 2021 Pension Benefits Table and the accompanying narrative.
Kroger also maintains an executive deferred compensation plan in which the CEO participates. This plan is a nonqualified plan under which participants can elect to defer up to 100% of their cash compensation each year. Additional details regarding our nonqualified deferred compensation plans available to the NEOs can be found below in the 2021 Nonqualified Deferred Compensation Table and the accompanying narrative.
Kroger also maintains The Kroger Co. Employee Protection Plan (“KEPP”), which covers all of our management associates who are classified as exempt under the federal Fair Labor Standards Act and certain administrative or technical support personnel who are not covered by a collective bargaining agreement, with at least one year of service. KEPP has a double trigger change in control provision and it provides for severance benefits and extended Kroger-paid health care, as well as the continuation of other benefits as described in the plan, when an associate is actually or constructively terminated without cause within two years following a change in control of Kroger (as defined in KEPP). Participants are entitled to severance pay of up to 24 months’ salary and annual incentive target. The actual amount is dependent upon pay level and years of service. KEPP can be amended or terminated by the Board at any time prior to a change in control.
With respect to awards prior to 2019, stock option and restricted stock grant agreements with award recipients provide that those awards “vest,” with options becoming immediately exercisable, and restrictions on restricted stock lapsing upon a change in control as described in the grant agreements. Grants made in 2019 and thereafter have double trigger change in control provisions and the “vesting” described above is only triggered if an associate is actually or constructively terminated without cause within two years following a change in control of Kroger (as defined in the grant agreement, and consistent with KEPP).
None of the NEOs are party to an employment agreement.
Perquisites
Our NEOs receive limited perquisites as the Compensation Committee does not believe that it is necessary for the attraction or retention of management talent to provide executives a substantial amount of compensation in the form of perquisites.
Process for Establishing Executive Compensation
The Compensation Committee of the Board has the primary responsibility for establishing the compensation of our executive officers, including the NEOs, with the exception of the CEO. The Compensation Committee’s role regarding the CEO’s compensation is to make recommendations to the independent members of the Board; those members of the Board establish the CEO’s compensation.
The Compensation Committee directly engaged Korn Ferry as a compensation consultant to advise the Compensation Committee in the design of compensation for executive officers and to advise with respect to the unique circumstances of the 2021 compensation cycle.
Korn Ferry conducted an annual competitive assessment of executive positions at Kroger for the Compensation Committee. The assessment is one of several bases, as described above, on which the Compensation Committee determines compensation. The consultant assessed:
•
base salary;

•
target performance-based annual cash incentive;

•
target annual cash compensation (the sum of salary and annual cash incentive potential);

•
long-term incentive compensation, comprised of performance units, stock options and restricted stock; and

•
total direct compensation (the sum of target annual cash compensation and long-term compensation).

In addition to the factors identified above, the consultant also reviewed actual payout amounts against the targeted amounts.
The consultant compared these elements against those of other companies in a group of publicly traded companies selected by the Compensation Committee. For 2021, our peer group consisted of:
AmerisourceBergen Best Buy Cardinal Health Costco Wholesale CVS Health	Home Depot Johnson & Johnson Lowe’s Procter & Gamble Sysco	Target TJX Companies Walgreens Boots Alliance Walmart
The make-up of the compensation peer group is reviewed annually and modified as circumstances warrant. In addition, the Compensation Committee considered data from “general industry” companies provided by its independent compensation consultant, a representation of major publicly traded companies of similar size and scope from outside the retail industry. This data provided reference points, particularly for senior executive positions where competition for talent extends beyond the retail sector. The peer group includes a combination of food and drug retailers, other large retailers based on revenue size, and large consumer-facing companies. Median 2021 revenue for the peer group was $107 billion, compared to our 2021 revenue of $138 billion.
Considering the size of Kroger in relation to other peer group companies, the Compensation Committee believes that salaries paid to our NEOs should be competitively positioned relative to amounts paid by peer group companies for comparable positions. The Compensation Committee also aims to provide an annual cash incentive potential to our NEOs around the market median. Actual payouts may be as low as zero if performance does not meet the baselines established by the Compensation Committee while superior financial performance is rewarded with compensation falling above the median.
The independent members of the Board have the exclusive authority to determine the amount of the CEO’s compensation. In setting total compensation, the independent directors consider the median compensation of the peer group’s CEOs. With respect to the annual incentive plan, the independent directors make two determinations: (1) the annual cash incentive potential that will be multiplied by the corporate annual cash incentive payout percentage earned that is applicable to the NEOs and (2) the annual cash incentive amount paid to the CEO by retaining discretion to reduce the annual cash incentive percentage payout the CEO would otherwise receive under the formulaic plan.
The Compensation Committee performs the same function and exercises the same authority as to the other NEOs. In its annual review of compensation for the NEOs, the Compensation Committee:
•
Conducts an annual review of all components of compensation, quantifying total compensation for the NEOs including a summary for each NEO of salary; performance-based annual cash incentive; and long-term performance-based equity comprised of performance units, stock options and restricted stock.

•
Considers internal pay equity at Kroger to ensure that the CEO is not compensated disproportionately. The Compensation Committee has determined that the compensation of the CEO and that of the other NEOs bears a reasonable relationship to the compensation levels of other executive positions at Kroger taking into consideration performance and differences in responsibilities.

•
Reviews a report from the Compensation Committee’s compensation consultant reflecting a comprehensive review of each element of pay mix, both annual and long-term and comparing NEO compensation with that of other companies, including both our peer group of competitors and a larger general industry group, to ensure that the Compensation Committee’s objectives of competitiveness are met.

•
Takes into account a recommendation from the CEO for salary, annual cash incentive potential and long-term compensation awards for each of the senior officers including the other NEOs. The CEO’s recommendation takes into consideration the objectives established by and the reports received by the Compensation Committee as well as his assessment of individual job performance and contribution to our management team.

The Compensation Committee does not make use of a formula, but both qualitatively and quantitatively considers each of the factors identified above in setting compensation.
Stock Ownership Guidelines
To more closely align the interests of our officers and directors with your interests as shareholders, the Board has adopted stock ownership guidelines. These guidelines require independent directors, executive officers, and other key executives to acquire and hold a minimum dollar value of Kroger common shares as set forth below:
Position	Multiple
Chief Executive Officer	5 times base salary
President and Chief Operating Officer	4 times base salary
Executive Vice Presidents and Senior Vice Presidents	3 times base salary
Independent Directors	5 times annual base cash retainer
All covered individuals are expected to achieve the target level within five years of appointment to their positions. Until the requirements are met, covered individuals, including the NEOs, must hold 100% of common shares issued pursuant to performance units earned, shares received upon the exercise of stock options and upon the vesting of restricted stock, except those necessary to pay the exercise price of the options and/or applicable taxes, and must retain all Kroger common shares unless the disposition is approved in advance by the CEO, or by the Board or Compensation Committee for the CEO.
Executive Compensation Recoupment Policy (Clawback)
Under the 2019 Long-Term Incentive Plan (the “2019 Plan”), unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Compensation Committee determines either that (i) prior to termination, the participant engaged in an act or omission that would have warranted termination for cause or (ii) after termination, the participant violates any continuing obligation or duty of the participant with respect to Kroger, any gain realized by the participant from the exercise, vesting or payment of any award may be cancelled, forfeited or recouped in the sole discretion of the Committee. Under the 2019 Plan, any gain realized by the participant from the exercise, vesting or payment of any award may also be recouped if, within one year after such exercise, vesting or payment, (i) a participant is terminated for cause, (ii) the Compensation Committee determines that the participant is subject to recoupment pursuant to any Kroger policy, or (iii) after a participant’s termination for any reason, the Compensation Committee determines either that (1) prior to termination the participant engaged in an act or omission that would have warranted termination for cause, or (2) after termination the participant violates any continuing obligation or duty of the participant with respect to Kroger. Unless otherwise defined under 2019 Plan award agreement, “cause” has the meaning as defined in The Kroger Co. Employee Protection Plan, as amended from time to time.
Additionally, if an award based on financial statements that are subsequently restated in a way that would decrease the value of such award, the participant will, to the extent not otherwise prohibited by law, upon the written request of Kroger, forfeit and repay to Kroger the difference between what was received and what should have been received based on the accounting restatement, which will be repaid in accordance with any applicable Kroger policy or applicable law, including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations adopted thereunder.

Kroger also has a recoupment policy, which provides that if a material error of facts results in the payment to an executive officer at the level of Group Vice President or higher of an annual cash incentive or a long-term cash incentive in an amount higher than otherwise would have been paid, as determined by the Compensation Committee, then the officer, upon demand from the Compensation Committee, will reimburse Kroger for the amounts that would not have been paid if the error had not occurred. This recoupment policy applies to those amounts paid by Kroger within 36 months prior to the detection and public disclosure of the error. In enforcing the policy, the Compensation Committee will take into consideration all factors that it deems appropriate, including:
•
the materiality of the amount of payment involved;

•
the extent to which other benefits were reduced in other years as a result of the achievement of performance levels based on the error;

•
individual officer culpability, if any; and

•
other factors that should offset the amount of overpayment.

Compensation Policies as They Relate to Risk Management
As part of the Compensation Committee’s review of our compensation practices, the Compensation Committee considers and analyzes the extent to which risks arise from such practices and their impact on Kroger’s business. As discussed in this Compensation Discussion and Analysis, our policies and practices for compensating associates are designed to, among other things, attract and retain high quality and engaged associates. In this process, the Compensation Committee also focuses on minimizing risk through the implementation of certain practices and policies, such as the executive compensation recoupment policy, which is described above. Accordingly, we do not believe that our compensation practices and policies create risks that are reasonably likely to have a material adverse effect on Kroger.
Prohibition on Hedging and Pledging
The Board adopted a policy prohibiting Kroger directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Kroger securities.
Section 162(m) of the Internal Revenue Code
Prior to the effective date of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Code generally disallowed a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation was “qualified performance-based compensation” under that section. Pursuant to the Tax Cuts and Jobs Act of 2017, the exception for “qualified performance-based compensation” under Section 162(m) of the Code was eliminated with respect to all remuneration in excess of $1 million other than qualified performance-based compensation pursuant to a written binding contract in effect on November 2, 2017 or earlier which was not modified in any material respect on or after such date (the legislation providing for such transition rule, the “Transition Rule”).
As a result, performance-based compensation that the Compensation Committee structured with the intent of qualifying as performance-based compensation under Section 162(m) prior to the change in the law may or may not be fully deductible, depending on the application of the Transition Rule. In addition, compensation arrangements structured following the change in law will be subject to the Section 162(m) limitation (without any exception for performance-based compensation). Consistent with its past practice, the Committee will continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Kroger’s management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Kroger’s proxy statement and incorporated by reference into its Annual Report on Form 10-K.
Compensation Committee:
Clyde R. Moore, Chair
Amanda Sourry
Mark Sutton
Executive Compensation Tables
Summary Compensation Table
The following table and footnotes provide information regarding the compensation of the NEOs for the fiscal years presented.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
W. Rodney McMullen Chairman and Chief Executive Officer	2021	$1,351,358		$8,800,023	$2,199,162	$4,647,750	$159,640	$1,010,797	$18,168,730
	2020	$1,341,060	$769,231	$10,900,041	$2,101,581	$4,888,929	$1,795,455	$577,277	$22,373,574
	2019	$1,311,849		$8,400,002	$2,100,170	$2,006,450	$6,962,485	$348,692	$21,129,648
Gary Millerchip Senior Vice President and Chief Financial Officer	2021	$726,815		$2,800,022	$699,735	$1,498,006	$0	$261,842	$5,986,420
	2020	$601,050	$312,426	$2,498,469	$540,409	$1,092,959	$0	$122,377	$5,167,690
	2019	$472,561		$2,350,034	$775,042	$442,755	$0	$101,888	$4,142,280
Stuart Aitken Senior Vice President and Chief Merchandising & Marketing Officer	2021	$878,387		$2,800,022	$699,735	$1,527,013	$0	$300,214	$6,205,371
	2020	$849,484	$323,077	$3,010,038	$540,409	$1,586,363	$0	$177,900	$6,487,271
	2019	$822,460		$2,225,025	$600,051	$830,446	$0	$134,801	$4,612,783
Yael Cosset Senior Vice President and Chief Information Officer	2021	$739,685		$2,800,022	$699,735	$1,498,006	$0	$265,342	$6,002,790
	2020	$689,567	$312,426	$2,998,473	$540,409	$1,338,239	$0	$121,168	$6,000,282
	2019	$638,519		$1,825,016	$500,042	$572,191	$0	$110,044	$3,645,812
Timothy A. Massa Senior Vice President and Chief People Officer	2021	$780,914		$1,760,033	$439,836	$1,194,114	$0	$210,350	$4,385,247

(1)
Amounts reflect the grant date fair value of restricted stock and performance units granted each fiscal year, as computed in accordance with FASB ASC Topic 718. The following table reflects the value of each type of award granted to the NEOs in 2021:

Name	Restricted Stock	Performance Units
Mr. McMullen	$3,300,013	$5,500,010
Mr. Millerchip	$1,050,017	$1,750,005
Mr. Aitken	$1,050,017	$1,750,005
Mr. Cosset	$1,050,017	$1,750,005
Mr. Massa	$660,017	$1,100,016
The grant date fair value of the performance units reflected in the stock awards column and in the table above is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the valuations are set forth in Note 11 to the consolidated financial statements in Kroger’s Form 10-K for fiscal year 2021.
Assuming that the highest level of performance conditions is achieved, the aggregate fair value of the 2021 performance unit awards at the grant date is as follows:
Name	Value of Performance Units Assuming Maximum Performance
Mr. McMullen	$10,312,519
Mr. Millerchip	$3,281,259
Mr. Aitken	$3,281,259
Mr. Cosset	$3,281,259
Mr. Massa	$2,062,530

(2)
These amounts represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuations are set forth in Note 11 to the consolidated financial statements in Kroger’s Form 10-K for fiscal year 2021.

(3)
Non-equity incentive plan compensation earned for 2021 consists of amounts earned under the 2021 Corporate Incentive Plan. The 2021 Corporate Incentive Plan was calculated at 185.91% and was applied to each NEO’s annual incentive plan target, except for Mr. Aitken. Mr. Aitken’s payout of 189.51% of his annual incentive target was calculated based on the Corporate Incentive Plan metrics and the merchandising team metrics. See “2021 Corporate Incentive Plan Results” in the CD&A for more information on this plan.

(4)
For 2021, the amounts reported consist of the aggregate change in the actuarial present value of each NEO’s accumulated benefit under a defined benefit pension plan (including supplemental plans) and preferential earnings on nonqualified deferred compensation, which only applies to Mr. McMullen. The remainder of the NEOs do not participate in a defined benefit pension plan or in a nonqualified deferred compensation plan.

Change in Pension Value.   The aggregate change in the actuarial present value of Mr. McMullen’s accumulated pension benefits decreased by $695,910. This change in value of accumulated pension benefits is not included in the Summary Compensation Table because the value decreased. The value of accrued benefits decreased primarily due to the increase in discount rates. The Company froze the compensation and service periods used to calculate pension benefits for active associates who participate in the affected pension plans, including Mr. McMullen’s, as of December 31, 2019. Beginning January 1, 2020, the affected active associates will no longer accrue additional benefits for future service and eligible compensation received under these plans. Please see the 2021 Pension Benefits section for further information regarding the assumptions used in calculating pension benefits.
Preferential Earnings on Nonqualified Deferred Compensation.   Mr. McMullen participates in The Kroger Co. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and

received preferential earnings of $159,640. Under the plan, deferred compensation earns interest at a rate representing Kroger’s cost of ten-year debt, as determined by the CFO, and approved by the Compensation Committee prior to the beginning of each deferral year. For each participant, a separate deferral account is created each year and the interest rate established for that year is applied to that deferral account until the deferred compensation is paid out. If the interest rate established by Kroger for a particular year exceeds 120% of the applicable federal long-term interest rate that corresponds most closely to the plan rate, the amount by which the plan rate exceeds 120% of the corresponding federal rate is deemed to be above-market or preferential. In eighteen of the twenty-seven years in which at least one NEO deferred compensation, the rate set under the plan for that year exceeds 120% of the corresponding federal rate. For each of the deferral accounts in which the plan rate is deemed to be above-market, Kroger calculates the amount by which the actual annual earnings on the account exceed what the annual earnings would have been if the account earned interest at 120% of the corresponding federal rate, and discloses those amounts as preferential earnings.
(5)
Amounts reported in the “All Other Compensation” column for 2021 include Company contributions to defined contribution retirement plans, dividend equivalents paid on earned performance units, and dividends paid on unvested restricted stock. In 2021, the total amount of perquisites and personal benefits for each of the NEOs was less than $10,000. The following table identifies the value of each element of compensation.

Name	Retirement Plan Contributions(a)	Payment of Dividend Equivalents on Earned Performance Units	Dividends Paid on Unvested Restricted Stock
Mr. McMullen	$194,750	$524,363	$291,684
Mr. Millerchip	$89,228	$99,879	$72,735
Mr. Aitken	$98,542	$124,848	$76,824
Mr. Cosset	$89,861	$99,879	$75,602
Mr. Massa	$85,644	$74,909	$49,797

(a)
Retirement plan contributions.   The Company makes automatic and matching contributions to NEOs’ accounts under the applicable defined contribution plan on the same terms and using the same formulas as other participating associates. The Company also makes contributions to NEOs’ accounts under the applicable defined contribution plan restoration plan, which is intended to make up the shortfall in retirement benefits caused by the limitations on benefits to highly compensated individuals under the defined contribution plans in accordance with the Code.

2021 Grants of Plan-Based Awards
The following table provides information about equity and non-equity incentive awards granted to the NEOs in 2021.
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Target ($)(1)	Maximum ($)(1)	Target (#)(2)	Maximum (#)(2)
W. Rodney McMullen		$2,500,000	$5,250,000
	3/11/2021					94,448			$3,300,013
	3/11/2021						260,973	$34.94	$2,199,162
	3/11/2021			157,413	295,149				$5,500,010
Gary Millerchip		$825,000	$1,732,500
	3/11/2021					30,052			$1,050,017
	3/11/2021						83,037	$34.94	$699,735
	3/11/2021			50,086	93,911				$1,750,005
Stuart Aitken		$825,000	$1,732,500
	3/11/2021					30,052			$1,050,017
	3/11/2021						83,037	$34.94	$699,735
	3/11/2021			50,086	93,911				$1,750,005
Yael Cosset		$825,000	$1,732,500
	3/11/2021					30,052			$1,050,017
	3/11/2021						83,037	$34.94	$699,735
	3/11/2021			50,086	93,911				$1,750,005
Timothy A. Massa		$650,000	$1,365,000
	3/11/2021					18,890			$660,017
	3/11/2021						52,195	$34.94	$439,836
	3/11/2021			31,483	59,031				$1,100,016

(1)
These amounts relate to the 2021 performance-based annual cash incentive plan. The amount listed under “Target” represents the annual cash incentive potential of the NEO. By the terms of the plan, payouts are limited to no more than 210% of a participant’s annual cash incentive potential; accordingly, the amount listed under “Maximum” is 210% of that officer’s annual cash incentive potential amount. The amounts actually earned under this plan were paid out in March 2022; are described in the Compensation Discussion and Analysis; and are included in the Summary Compensation Table for 2021 the “Non-Equity Incentive Plan Compensation” column, and described in footnote 3 to that table. See “2021 Annual Cash Incentive Plan” in CD&A for more information about the program for 2021.

(2)
These amounts represent performance units awarded under the 2021 Long-Term Incentive Plan, which covers performance during fiscal years 2021, 2022, and 2023. The amount listed under “Maximum” represents the maximum number of common shares that can be earned by the NEO under the award or 187.5% of the target amount. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value reported in the last column is based on the probable outcome of the performance conditions as of the grant date. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2021 in the “Stock Awards” column and described in footnote 2 to that table.

(3)
These amounts represent the number of shares of restricted stock granted in 2021. The aggregate grant date fair value reported in the last column is calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2021 in the “Stock Awards” column and described in footnote 1 to that table.

(4)
These amounts represent the number of stock options granted in 2021. Options are granted with an exercise price equal to the closing price of Kroger common shares on the grant date. The aggregate grant date fair value reported in the last column is calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2021 in the “Option Awards” column and described in footnote 2 to that table.

The Compensation Committee, and the independent members of the Board in the case of the CEO, established the incentive potential amounts for the performance-based annual cash incentive awards (shown in this table as “Target”) and the number of performance units awarded for the long-term incentive awards (shown in this table as “Target”). Amounts are payable to the extent that Kroger’s actual performance meets specific performance metrics established by the Compensation Committee at the beginning of the performance period. There are no guaranteed or minimum payouts; if none of the performance metrics are achieved, then none of the award is earned and no payout is made. As described in the CD&A, actual earnings under the performance-based annual cash incentive plan may exceed the target amount if the Company’s performance exceeds the performance goals, but are limited to 210% of the target amount. The potential values for performance units awarded under the 2021-2023 Long-Term Incentive Plan are more particularly described in the CD&A.
The annual restricted stock and nonqualified stock options awards granted to the NEOs vest in equal amounts on each of the first four anniversaries of the grant date, so long as the officer remains a Kroger associate. Any dividends declared on Kroger common shares are payable on unvested restricted stock.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table provides information about outstanding equity-based incentive compensation awards for the NEOs as of the end of 2021. The vesting schedule for each award is described in the footnotes to this table. The market value of unvested restricted stock and unearned performance units is based on the closing price of Kroger’s common shares of $43.47 on January 28, 2022, the last trading day of fiscal 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Rodney McMullen	194,880	—	$10.98	7/12/2022	53,830(8)	$2,339,990
	194,880	—	$18.88	7/15/2023	63,637(9)	$2,766,300
	300,000	—	$24.67	7/15/2024	81,131(10)	$3,526,765
	235,415	—	$38.33	7/15/2025	94,448(11)	$4,105,655
	358,091	—	$37.48	7/13/2026	71,552(12)	$3,110,365	180,288(17)	$8,251,781
	458,501	114,626(1)	$22.92	7/13/2027			110,189(18)	$5,060,981
	261,969	87,324(1)	$28.05	7/13/2028
	174,129	174,130(2)	$24.75	3/14/2029
	82,288	246,866(3)	$29.12	3/12/2030
		260,973(4)	$34.94	3/11/2031
Gary Millerchip	9,600	—	$24.67	7/15/2024	5,156(8)	$224,131
	13,992	—	$38.33	7/15/2025	12,122(9)	$526,943
	27,972	—	$37.48	7/13/2026	3,031(13)	$131,758
	26,178	8,727(1)	$22.92	7/13/2027	11,889(14)	$516,815
	22,688	7,563(1)	$28.05	7/13/2028	20,862(10)	$906,871
	33,167	33,168(2)	$24.75	3/14/2029	30,052(11)	$1,306,360
	11,056	5,528(5)	$24.75	3/14/2029	9,687(12)	$421,094
	25,558	25,558(6)	$22.08	7/15/2029			46,360(17)	$2,121,897
	21,160	63,480(3)	$29.12	3/12/2030			35,060(18)	$1,610,306
		83,037(4)	$34.94	3/11/2031
Stuart Aitken	22,326	—	$38.33	7/15/2025	6,558(8)	$285,076
	34,828	—	$37.48	7/13/2026	15,152(9)	$658,657
	44,593	11,149(1)	$22.92	7/13/2027	3,031(13)	$131,758
	24,843	8,281(1)	$28.05	7/13/2028	20,862(10)	$906,871
	41,459	41,460(2)	$24.75	3/14/2029	10,254(15)	$445,741
	11,056	5,528(5)	$24.75	3/14/2029	30,052(11)	$1,306,360
	21,160	63,480(3)	$29.12	3/12/2030	10,018(12)	$435,482
		83,037(4)	$34.94	3/11/2031			46,360(17)	$2,121,897
							35,060(18)	$1,610,306
Yael Cosset	13,992	—	$38.33	7/15/2025	1,110(16)	$48,252
	18,130	—	$37.48	7/13/2026	7,066(8)	$307,159
	6,632	—	$31.25	9/15/2026	12,122(9)	$526,943
	8,488	2,123(7)	$28.83	3/9/2027	3,031(13)	$131,758

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	34,812	8,704(1)	$22.92	7/13/2027	20,862(10)	$906,871
	22,124	7,375(1)	$28.05	7/13/2028	10,254(15)	$445,741
	33,167	33,168(2)	$24.75	3/14/2029	30,052(11)	$1,306,360
	11,056	5,528(5)	$24.75	3/14/2029	9,687(12)	$421,094
	21,160	63,480(3)	$29.12	3/12/2030			46,360(17)	$2,121,897
		83,037(4)	$34.94	3/11/2031			35,060(18)	$1,610,306
Timothy A. Massa	16,000	—	$18.88	7/15/2023	7,840(8)	$340,805
	46,000	—	$24.67	7/15/2024	9,091(9)	$395,186
	29,970	—	$38.33	7/15/2025	3,031(13)	$131,758
	25,889	—	$37.48	7/13/2026	15,454(10)	$671,785
	36,052	9,013(1)	$22.92	7/13/2027	18,890(11)	$821,148
	30,420	10,141(1)	$28.05	7/13/2028	8,477(12)	$368,495
	24,876	24,876(2)	$24.75	3/14/2029			34,341(17)	$1,571,787
	11,056	5,528(5)	$24.75	3/14/2029			22,038(18)	$1,012,206
	15,674	47,022(3)	$29.12	3/12/2030
		52,195(4)	$34.94	3/11/2031

(1)
Stock options vest on 7/13/2022.

(2)
Stock options vest in equal amounts on 3/14/2022 and 3/14/2023.

(3)
Stock options vest in equal amounts on 3/12/2022, 3/12/2023, and 3/12/2024.

(4)
Stock options vest in equal amounts on 3/11/2022, 3/11/2023, 3/11/2024, and 3/11/2025.

(5)
Stock options vest on 3/14/2022.

(6)
Stock options vest in equal amounts on 7/15/2022, and 7/15/2023.

(7)
Stock options vest on 3/9/2022.

(8)
Restricted stock vests on 7/13/2022.

(9)
Restricted stock vests in equal amounts on 3/14/2022 and 3/14/2023.

(10)
Restricted stock vests in equal amounts on 3/12/2022, 3/12/2023, and 3/12/2024.

(11)
Restricted stock vests in equal amounts on 3/11/2022, 3/11/2023, 3/11/2024, and 3/11/2025.

(12)
Restricted stock vests on 3/11/2022.

(13)
Restricted stock vests on 3/14/2022.

(14)
Restricted stock vests in equal amounts on 7/15/2022, and 7/15/2023.

(15)
Restricted stock vests in equal amounts on 9/17/2022 and 9/17/2023.

(16)
Restricted stock vests on 3/9/2022.

(17)
Performance units granted under the 2020 long-term incentive plan are earned as of the last day of fiscal 2022, to the extent performance conditions are achieved. Because the awards earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representative amount based on performance through 2021, including cash payments equal to projected dividend equivalent payments.

(18)
Performance units granted under the 2021 long-term incentive plan are earned as of the last day of fiscal 2023, to the extent performance conditions are achieved. Because the awards earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representative amount based on performance through 2021, including cash payments equal to projected dividend equivalent payments.

2021 Option Exercises and Stock Vested
The following table provides information regarding 2021 stock options exercised, restricted stock vested, and common shares issued pursuant to performance units earned under long-term incentive plans.
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Rodney McMullen	182,880	$4,839,005	387,247	$19,430,312
Gary Millerchip	—	—	77,354	$3,829,752
Stuart Aitken	—	—	91,990	$4,623,666
Yael Cosset	—	—	79,508	$3,919,821
Timothy A. Massa	32,000	$946,394	58,707	$2,893,402

(1)
Stock options have a ten-year life and expire if not exercised within that ten-year period. The value realized on exercise is the difference between the exercise price of the option and the closing price of Kroger’s common shares on the exercise date.

(2)
The Stock Awards columns include vested restricted stock and earned performance units, as follows:

	Vested Restricted Stock		Earned Performance Units
Name	Number of Shares	Value Realized	Number of Shares	Value Realized
W. Rodney McMullen	132,702	$4,898,338	254,545	$14,531,974
Gary Millerchip	28,869	$1,061,743	48,485	$2,768,009
Stuart Aitken	31,384	$1,163,669	60,606	$3,459,997
Yael Cosset	31,023	$1,151,812	48,485	$2,768,009
Timothy A. Massa	22,343	$817,381	36,364	$2,076,021
Restricted stock.   The table includes the number of shares acquired upon vesting of restricted stock and the value realized on the vesting of restricted stock, based on the closing price of Kroger common shares on the vesting date.
Performance Units.   Participants in the 2019-2021 Long-Term Incentive Plan were awarded performance units that were earned based on performance criteria established by the Compensation Committee as described in “2019-2021 Long-Term Incentive Plan — Results” in the CD&A. Actual payouts were based on the level of performance achieved and were paid in common shares. The number of common shares issued, and the value realized based on the closing price of Kroger common shares of $57.09 on March 10, 2022, the date of deemed delivery of the shares, are reflected in the table above.
2021 Pension Benefits
The following table provides information regarding pension benefits for the NEOs as of the last day of fiscal 2021. Only Mr. McMullen participates in a pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments during Last fiscal year ($)
W. Rodney McMullen	Pension Plan	34	$1,953,804	—
	Excess Plan	34	$22,062,474	—
Gary Millerchip	Pension Plan	—	—	—
	Excess Plan	—	—	—
Stuart Aitken	Pension Plan	—	—	—
	Excess Plan	—	—	—
Yael Cosset	Pension Plan	—	—	—
	Excess Plan	—	—	—
Timothy A. Massa	Pension Plan	—	—	—
	Excess Plan	—	—	—

(1)
The discount rate used to determine the present values was 3.18% for The Kroger Consolidated Retirement Benefit Plan Spin Off (the “Pension Plan”) and 3.16% for The Kroger Co. Consolidated Retirement Excess Benefit Plan (the “Excess Plan”), which are the same rates used at the measurement date for financial reporting purposes. Additional assumptions used in calculating the present values are set forth in Note 14 to the consolidated financial statements in Kroger’s 10-K for fiscal year 2021.

Pension Plan and Excess Plan
In 2021, Mr. McMullen was a participant in the Pension Plan, which is a qualified defined benefit pension plan. Mr. McMullen also participates in the Excess Plan, which is a nonqualified deferred compensation plan as defined in Section 409A of the Code. The purpose of the Excess Plan is to make up the shortfall in retirement benefits caused by the limitations on benefits to highly compensated individuals under the qualified defined benefit pension plans in accordance with the Code.
Although participants generally receive credited service beginning at age 21, certain participants in the Pension Plan and the Excess Plan who commenced employment prior to 1986, including Mr. McMullen, began to accrue credited service after attaining age 25 and one year of service. The Pension Plan and the Excess Plan generally determine accrued benefits using a cash balance formula but retain benefit formulas applicable under prior plans for certain “grandfathered participants” who were employed by Kroger on December 31, 2000. Mr. McMullen is eligible for these grandfathered benefits.
Grandfathered Participants
Benefits for grandfathered participants are determined using formulas applicable under prior plans, including the Kroger formula covering service to The Kroger Co. As a “grandfathered participant,” Mr. McMullen will receive benefits under the Pension Plan and the Excess Plan, determined as follows:
•
1 1∕2% times years of credited service multiplied by the average of the highest five years of total earnings (base salary and annual cash incentive) during the last ten calendar years of employment, reduced by 1 1∕4% times years of credited service multiplied by the primary social security benefit;

•
normal retirement age is 65;

•
unreduced benefits are payable beginning at age 62; and

•
benefits payable between ages 55 and 62 will be reduced by 1/3 of 1% for each of the first 24 months and by 1/2 of 1% for each of the next 60 months by which the commencement of benefits precedes age 62.

In 2018, we announced changes to these company-sponsored pension plans. The Company froze the compensation and service periods used to calculate pension benefits for active associates who participate in the affected pension plans, including the NEO participants, as of December 31, 2019. Beginning January 1, 2020, the affected active associates no longer accrue additional benefits for future service and eligible compensation received under these plans.
In the event of a termination of employment other than death or disability, Mr. McMullen currently is eligible for a reduced early retirement benefit, as he has attained age 55. If a “grandfathered participant” becomes disabled while employed by Kroger and after attaining age 55, the participant will receive the full retirement benefit. If a married “grandfathered participant” dies while employed by Kroger, the surviving spouse receives benefits as though a retirement occurred on such date, based on the greater of: actual benefits payable to the participant if he or she was over age 55, or the benefits that would have been payable to the participant assuming he or she was age 55 on the date of death.
2021 Nonqualified Deferred Compensation
The following table provides information on nonqualified deferred compensation for the NEOs for 2021. Only Mr. McMullen participates in a nonqualified deferred compensation plan.
Name	Executive Contributions in Last FY	Aggregate Earnings in Last FY(1)	Aggregate Balance at Last FYE(2)
W. Rodney McMullen	—	$835,503	$13,211,343
Gary Millerchip	—	—	—
Stuart Aitken	—	—	—
Yael Cosset	—	—	—
Timothy A. Massa	—	—	—

(1)
These amounts include the aggregate earnings on all accounts for each NEO, including any above-market or preferential earnings. The following amounts earned in 2021 are deemed to be preferential earnings and are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2021: Mr. McMullen, $159,640.

(2)
The following amounts in the Aggregate Balance column were reported in the Summary Compensation Tables covering fiscal years 2006 – 2020: Mr. McMullen, $3,853,131.

Executive Deferred Compensation Plan
Mr. McMullen participates in the Deferred Compensation Plan, which is a nonqualified deferred compensation plan. Participants may elect to defer up to 100% of the amount of their salary that exceeds the sum of the FICA wage base and pre-tax insurance and other Code Section 125 plan deductions, as well as up to 100% of their annual and long-term cash incentive compensation. Kroger does not match any deferral or provide other contributions. Deferral account amounts are credited with interest at the rate representing Kroger’s cost of ten-year debt as determined by Kroger’s CFO and approved by the Compensation Committee prior to the beginning of each deferral year. The interest rate established for deferral amounts for each deferral year will be applied to those deferral amounts for all subsequent years until the deferred compensation is paid out. Participants can elect to receive lump sum distributions or quarterly installments for periods up to ten years. Participants also can elect between lump sum distributions and quarterly installments to be received by designated beneficiaries if the participant dies before distribution of deferred compensation is completed.
Participants may not withdraw amounts from their accounts until they leave Kroger, except that Kroger has discretion to approve an early distribution to a participant upon the occurrence of an unforeseen emergency. Participants who are “specified associates” under Section 409A of the Code, which includes the NEOs, may not receive a post-termination distribution for at least six months following separation. If the associate dies prior to or during the distribution period, the remainder of the account will be distributed to his or her designated beneficiary in lump sum or quarterly installments, according to the participant’s prior election.
Potential Payments upon Termination or Change in Control
Kroger does not have employment agreements that provide for payments to the NEOs in connection with a termination of employment or a change in control of Kroger. However, KEPP and award agreements for stock options, restricted stock and performance units provide for certain payments and benefits to participants, including the NEOs, in the event of a termination of employment or a change in control of Kroger, as defined in the applicable plan or agreement. Our pension plans and nonqualified deferred compensation plan also provide for certain payments and benefits to participants in the event of a termination of employment, as described above in the 2021 Pension Benefits section and the 2021 Nonqualified Deferred Compensation section, respectively.
The Kroger Co. Employee Protection Plan
KEPP applies to all management associates who are classified as exempt under the federal Fair Labor Standards Act and to certain administrative or technical support personnel who are not covered by a collective bargaining agreement, with at least one year of service, including the NEOs. KEPP provides severance benefits when a participant’s employment is terminated actually or constructively within two years following a change in control of Kroger, as defined in KEPP. The actual amount of the severance benefit is dependent on pay level and years of service. Exempt associates, including the NEOs, are eligible for the following benefits:
•
a lump sum severance payment equal to up to 24 months of the participant’s annual base salary and target annual incentive potential;

•
a lump sum payment equal to the participant’s accrued and unpaid vacation, including banked vacation;

•
continued medical and dental benefits for up to 24 months and continued group term life insurance coverage for up to six months; and

•
up to $10,000 as reimbursement for eligible outplacement expenses.

In the event that any payments or benefits received or to be received by an eligible associate in connection with a change in control or termination of employment (whether pursuant to KEPP or any other plan, arrangement or agreement with Kroger or any person whose actions result in a change in control) would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax under Section 4999 of the Code, then such payments and benefits will either be (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of such payments or benefits will be subject to the excise tax, whichever results in the eligible associate receiving the greatest aggregate amount on an after-tax basis.

Long-Term Incentive Awards
The following table describes the treatment of long-term incentive awards following a termination of employment or change in control of Kroger, as defined in the applicable agreement. In each case, the continued vesting, exercisability or eligibility for the incentive awards will end if the participant provides services to a competitor of Kroger.
Triggering Event	Stock Options	Restricted Stock	Performance Units
Involuntary Termination	Forfeit all unvested options. Previously vested options remain exercisable for the shorter of one year after termination or the remainder of the original 10-year term	Forfeit all unvested shares	Forfeit all rights to units for which the three-year performance period has not ended
Voluntary Termination/Retirement • Prior to minimum age and five years of service(1)	Forfeit all unvested options. Previously vested options remain exercisable for the shorter of one year after termination or the remainder of the original 10-year term	Forfeit all unvested shares	Forfeit all rights to units for which the three-year performance period has not ended
Voluntary Termination/ Retirement • After minimum age and five years of service(1)	Unvested options held greater than one year continue vesting on the original schedule. All options are exercisable for remainder of the original 10-year term	Unvested shares held greater than one year continue vesting on the original schedule	Pro rata portion(2) of units earned based on performance results over the full three-year period
Death	Unvested options are immediately vested. All options are exercisable for the remainder of the original 10-year term	Unvested shares immediately vest	Pro rata portion(2) of units earned based on performance results through the end of the fiscal year in which death occurs. Award will be paid following the end of such fiscal year
Disability	Unvested options are immediately vested. All options are exercisable for remainder of the original 10-year term	Unvested shares immediately vest	Pro rata portion(2) of units earned based on performance results over the full three-year period
Change in Control(3) • For awards prior to March 2019	Unvested options are immediately vested and exercisable	Unvested shares immediately vest	50% of the units granted at the beginning of the performance period earned immediately

Triggering Event	Stock Options	Restricted Stock	Performance Units
Change in Control(4) • For awards in March 2019 and thereafter	Unvested options only vest and become exercisable upon an actual or constructive termination of employment within two years following a change in control	Unvested shares only vest upon an actual or constructive termination of employment within two years following a change in control	50% of the units granted at the beginning of the performance period earned upon an actual or constructive termination of employment within two years following a change in control

(1)
The minimum age requirement is age 62 for stock options and restricted stock and age 55 for performance units.

(2)
The prorated amount is equal to the number of weeks of active employment during the performance period divided by the total number of weeks in the performance period.

(3)
These benefits are payable upon a change in control of Kroger, as defined in the applicable agreement, with or without a termination of employment.

(4)
These benefits are payable upon an actual or constructive termination of employment within two years after a change in control, as defined in the applicable agreements.

Quantification of Payments upon Termination or Change in Control
The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on the last day of the fiscal year, January 29, 2022, given compensation, age and service levels as of that date and, where applicable, based on the closing market price per Kroger common share on the last trading day of the fiscal year ($43.47 on January 28, 2022). Amounts actually received upon the occurrence of a triggering event will vary based on factors such as the timing during the year of such event, the market price of Kroger common shares, and the officer’s age, length of service and compensation level.

Name	Involuntary Termination	Voluntary Termination/ Retirement	Death	Disability	Change in Control without Termination	Change in Control with Termination
W. Rodney McMullen
Accrued and Banked Vacation	$638,750	$638,750	$638,750	$638,750	$638,750	$638,750
Severance						$7,710,000
Continued Health and Welfare Benefits(1)						$50,792
Stock Options(2)	$0	$0	$12,730,441	$12,730,441	$3,702,100	$12,730,441
Restricted Stock(3)	$0	$0	$15,849,075	$15,849,075	$2,339,990	$15,849,075
Performance Units(4)	$0	$6,821,386	$6,821,386	$6,821,386	$0	$7,339,931
Executive Group Life Insurance			$2,000,000
Gary Millerchip
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$3,018,750
Continued Health and Welfare Benefits(1)						$57,389
Stock Options(2)	$0	$0	$3,186,280	$3,186,280	$295,961	$3,186,280
Restricted Stock(3)	$0	$0	$4,033,972	$4,033,972	$224,131	$4,033,972
Performance Units(4)	$0	$0	$1,851,535	$1,851,535	$0	$2,096,254
Executive Group Life Insurance			$1,125,000
Stuart Aitken
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$3,420,000
Continued Health and Welfare Benefits(1)						$59,065
Stock Options(2)	$0	$0	$2,855,664	$2,855,664	$356,805	$2,855,664
Restricted Stock(3)	$0	$0	$4,169,945	$4,169,945	$285,076	$4,169,945
Performance Units(4)	$0	$0	$1,851,535	$1,851,535	$0	$2,096,254
Executive Group Life Insurance			$1,327,500
Yael Cosset
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$3,150,000
Continued Health and Welfare Benefits(1)						$44,423
Stock Options(2)	$0	$0	$2,667,304	$2,667,304	$323,671	$2,667,304
Restricted Stock(3)	$0	$0	$4,094,178	$4,094,178	$355,411	$4,094,178
Performance Units(4)	$0	$0	$1,851,535	$1,851,535	$0	$2,096,254
Executive Group Life Insurance			$1,125,000
Timothy A. Massa
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$2,779,182
Continued Health and Welfare Benefits(1)						$46,735
Stock Options(2)	$0	$0	$2,030,743	$2,030,743	$341,591	$2,030,743
Restricted Stock(3)	$0	$0	$2,729,177	$2,729,177	$340,805	$2,729,177
Performance Units(4)	$0	$1,314,534	$1,314,534	$1,314,534	$0	$1,430,685
Executive Group Life Insurance			$1,200,000

(1)
Represents the aggregate present value of continued participation in the Company’s medical, dental and executive term life insurance plans, based on the premiums payable by the Company during the eligible period. The eligible period for continued medical and dental benefits is based on the level and length of service, which is 24 months for all NEOs. The eligible period for continued executive term life insurance coverage is six months for the NEOs. The amounts reported may ultimately be lower if the NEO is no longer eligible to receive benefits, which could occur upon obtaining other employment and becoming eligible for substantially equivalent benefits through the new employer.

(2)
Amounts reported in the “Death,” “Disability,” and “Change in Control” columns represent the intrinsic value of the accelerated vesting of unvested stock options, calculated as the difference between the exercise price of the stock option and the closing price per Kroger common share on January 28, 2022. A value of $0 is attributed to stock options with an exercise price greater than the market price on the last day of the fiscal year. In accordance with SEC rules, no amount is reported in the “Voluntary Termination/Retirement” column because vesting is not accelerated, but the options may continue to vest on the original schedule if the conditions described above are met.

(3)
Amounts reported in the “Death,” “Disability,” and “Change in Control” columns represent the aggregate value of the accelerated vesting of unvested restricted stock. In accordance with SEC rules, no amount is reported in the “Voluntary Termination/Retirement” column because vesting is not accelerated, but the restricted stock may continue to vest on the original schedule if the conditions described above are met.

(4)
Amounts reported in the “Voluntary Termination/Retirement,” “Death” and “Disability” columns represent the aggregate value of the performance units granted in 2020 and 2021, based on performance through the last day of fiscal 2021 and prorated for the portion of the performance period completed. Amounts reported in the change in control column represent the aggregate value of 50% of the maximum number of performance units granted in 2020 and 2021. Awards under the 2019 Long-Term Incentive Plan were earned as of the last day of 2021 so each NEO age 55 or over was entitled to receive (regardless of the triggering event) the amount actually earned, which is reported in the Stock Awards column of the 2021 Option Exercises and Stock Vested Table.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our Chairman and CEO, Mr. McMullen, to the annual total compensation of our median associate.
As reported in the Summary Compensation Table, our CEO had annual total compensation for 2021 of $18,168,730. Using this Summary Compensation Table methodology, the annual total compensation of our median associate for 2021 was $26,763. As a result, we estimate that the ratio of our CEO’s annual total compensation to that of our median associate for fiscal 2021 was 679 to 1. Our median employee is a part-time associate in the Midwest region. Over half of Kroger’s associates are part-time workers.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio reported above may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.
We then determined the median associate’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K and compared it to the annual total compensation of Mr. McMullen as detailed in the “Total” column of the Summary Compensation Table for 2021, to arrive at the pay ratio disclosed above. Due to a material increase in salary of our median associate, we identified a substitute median associate as permitted under SEC rules because we reasonably believed that continuing to use the prior median associate would have significantly affected our CEO pay ratio disclosure and the CEO pay ratio would not reflect the actual ratio that was used to calculate the pay ratio.
Item No. 2   Advisory Vote to Approve Executive Compensation
You are being asked to vote, on an advisory basis, to approve the compensation of our NEOs.
FOR	The Board recommends a vote FOR the approval of compensation of our NEOs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our shareholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.

As discussed earlier in the CD&A, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, we are guided by the following principles:
•
A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an executive’s level of responsibility;

•
Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus;

•
Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of executives and shareholders;

•
Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy;

•
Compensation plans should provide a direct line of sight to company performance;

•
Compensation programs should be aligned with market practices; and

•
Compensation programs should serve to both motivate and retain talent.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Kroger. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.
We ask our shareholders to vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”
The next advisory vote will occur at our 2023 Annual Meeting.
Item No. 3   Ratification of the Appointment of Kroger’s Independent Auditor
You are being asked to ratify the appointment of Kroger’s independent auditor, PricewaterhouseCoopers LLC.
FOR	The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s financial reporting and accounting practices including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent public accountants’ qualifications and independence; the performance of the Company’s internal audit function and independent public accountants; and the preparation of the Audit Committee Report. The Audit Committee performs this work pursuant to a written charter approved by the Board of Directors. The Audit Committee charter most recently was revised during fiscal 2012 and is available on the Company’s website at ir.kroger.com under Investors — Governance — Committee Composition. The Audit Committee has implemented procedures to assist it during the course of each fiscal year in devoting the attention that is necessary and appropriate to each of the matters assigned to it under the Audit Committee’s charter. The Audit Committee held 5 meetings during fiscal year 2021.
Selection of Independent Auditor
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of Kroger’s independent auditor, as required by law and by applicable NYSE rules. On March 9, 2022, the Audit Committee appointed PricewaterhouseCoopers LLP as Kroger’s independent auditor for the fiscal year ending January 28, 2023. PricewaterhouseCoopers LLP or its predecessor firm has been the Company’s independent auditor since 1929.
In determining whether to reappoint the independent auditor, our Audit Committee:
•
Reviews PricewaterhouseCoopers LLP’s independence and performance;

•
Considers the tenure of the independent registered public accounting firm and safeguards around auditor independence;

•
Reviews, in advance, all non-audit services provided by PricewaterhouseCoopers LLP, specifically with regard to the effect on the firm’s independence;

•
Conducts an annual assessment of PricewaterhouseCoopers LLP’s performance, including an internal survey of their service quality by members of management and the Audit Committee;

•
Conducts regular executive sessions with PricewaterhouseCoopers LLP;

•
Conducts regular executive sessions with the Vice President of Internal Audit;

•
Considers PricewaterhouseCoopers LLP’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;

•
Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;

•
Reviews recent Public Company Accounting Oversight Board reports on PricewaterhouseCoopers LLP and its peer firms; and

•
Obtains and reviews a report from PricewaterhouseCoopers LLP describing all relationships between the independent auditor and Kroger at least annually to assess the independence of the internal auditor.

As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and its shareholders.
While shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor is not required by Kroger’s Regulations or otherwise, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to shareholders for ratification, as it has in past years, as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
A representative of PricewaterhouseCoopers LLP is expected to participate in the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services performed by PricewaterhouseCoopers LLP for the annual audit and quarterly reviews of our consolidated financial statements for fiscal 2021 and 2020, and for audit-related, tax and all other services performed in 2021 and 2020.

	Fiscal Year Ended
	January 29, 2022	January 30, 2021
Audit Fees(1)	$5,427,500	$5,294,700
Audit-Related Fees	$0	$0
Tax Fees(2)	$25,000
All Other Fees(3)	$3,150	$900
Total	$5,455,650	$5,295,600

(1)
Includes annual audit and quarterly reviews of Kroger’s consolidated financial statements, the issuance of comfort letters to underwriters, consents, and assistance with review of documents filed with the SEC.

(2)
Includes pre-approved assistance with tax compliance and assistance in connection with tax audits.

(3)
Includes use of accounting research tool.

The Audit Committee requires that it approve in advance all audit and non-audit work performed by PricewaterhouseCoopers LLP. Pursuant to the Audit Committee audit and non-audit service pre-approval policy, the Committee will annually pre-approve certain defined services that are expected to be provided by the independent auditors. If it becomes appropriate during the year to engage the independent accountant for additional services, the Audit Committee must first approve the specific services before the independent accountant may perform the additional work.
PricewaterhouseCoopers LLP has advised the Audit Committee that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Kroger or its subsidiaries.
The Board of Directors Recommends a Vote For This Proposal.
Audit Committee Report
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In performing its functions, the Audit Committee:
•
Met separately with the Company’s internal auditor and PricewaterhouseCoopers LLP with and without management present to discuss the results of the audits, their evaluation and management’s assessment of the effectiveness of Kroger’s internal controls over financial reporting and the overall quality of the Company’s financial reporting;

•
Met separately with the Company’s Chief Financial Officer or the Company’s General Counsel when needed;

•
Met regularly in executive sessions;

•
Reviewed and discussed with management the audited financial statements included in our Annual Report;

•
Discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•
Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence and discussed the matters related to their independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 29, 2021, as filed with the SEC.
This report is submitted by the Audit Committee.
Anne Gates, Chair
Kevin M. Brown
Karen M. Hoguet
Ronald L. Sargent
Ashok Vemuri

Item No. 4   Approval of additional shares under the 2019 Long-Term Incentive Plan
You are being asked to vote to approve the Amended and Restated Kroger 2019 Long-Term Incentive Plan (the “Amended Plan”).
FOR	The Board recommends a vote FOR the approval of additional shares under the 2019 Long-Term Incentive Plan
Under this Item No. 4, the Board is recommending that our shareholders approve the Amended Plan. The Amended Plan was adopted, subject to shareholder approval, by the Board of Directors on April 18, 2022, upon the recommendation of our Compensation and Talent Development Committee (the “Compensation Committee”). If approved by shareholders, the Amended Plan will increase the number of shares authorized for issuance under the plan by 46,239,000 shares to 59,922,931. The increase in the shares reserved for issuance is the only modification contemplated by the Amended Plan and all other terms and conditions of the Plan are proposed to remain unchanged.
The 2019 Plan has 13,683,931 shares available for grant as of April 1, 2022. We believe that increasing the share reserve is critical for us to meet our estimated near-term equity compensation needs. We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. If the Amended Plan is approved, the Company will be able to continue to provide equity awards as part of its compensation program, which is necessary to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company and to ensure that compensation is competitive and has a direct link with performance. Moreover, awarding equity compensation aligns the interests of our NEOs with the interests of our shareholders and creates incentives to achieve the annual business plan targets and longer term company objectives. The details and design elements of the Amended Plan are set forth in the section entitled “Summary of the Amended Plan” beginning on page 94 below.
Providing equity and equity-based awards aligns employee compensation interests with the investment interests of our shareholders, and reduces cash compensation expense, permitting cash to be reinvested in our business or returned to our shareholders. Approval of the Amended Plan will allow Kroger to continue to provide equity and equity-based awards to recruit and compensate its officers and other key employees beyond the time at which the shares reserved under the 2019 Plan would be depleted. If the Amended Plan is not approved, the Company will continue to grant awards under the 2019 Plan until there are no longer any shares available for grant. Once the shares are depleted, if shareholders do not approve the Amended Plan, we will be unable to issue stock-settled equity awards and would be reliant on cash-settled awards. An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:
•
Inhibit Pay for Performance and Alignment with Shareholders.   As described above, with respect to our named executive officers and other senior employees of the Company, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards as we believe that aligns employee and shareholder interests and drives long-term value creation.

•
Result in Increased Cash Compensation.   In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

If the Amended Plan is approved by our shareholders, it will become effective as of the date of the Annual Meeting.
Background
The Kroger Co. 2019 Long-Term Incentive Plan (“2019 Plan”) was approved by shareholder on June 27, 2019. The 2019 Plan is the Company’s only compensation plan under which equity-based awards may be made. As described above in the section entitled “Compensation Discussion and Analysis” beginning on page 53 above, the Compensation Committee of the Board of Directors has long maintained a strong pay for performance philosophy designed to attract and retain the best management talent, to motivate employees to achieve our business and financial goals, and to reward the actions that lead to long-term value creation. The Compensation Committee believes that there is a strong link between our business strategy, the performance metrics in our short-term and long-term incentive programs, and the business results that drive shareholder value. To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that a significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.
We are requesting approval of 46,239,000 additional shares for awards under the Amended Plan. Awards may also be made under the Amended Plan with respect to an estimated 13,683,931 shares that, as of April 1, 2022, remain available for grant under the 2019 Plan which has previously been approved by our shareholders. We refer to the aggregate number of shares available for awards under the 2019 Plan as the “share reserve.” The share reserve will be reduced by one share for each share subject to a stock option or share appreciation right, and by 2.83 shares for each share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award. In determining the number of additional shares to request under the Amended Plan, we evaluated our share availability under the 2019 Plan, recent share usage, our historical annual equity award grant rate, our historical forfeiture rate and our estimates of the number of shares needed to attract new executive hires. We expect that the share reserve will allow us to continue to appropriately grant equity awards at reasonable and desirable levels for approximately the next three years; however, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of our shares on future grant dates, the volatility of the stock and the types of awards that will be granted.
Key Plan Provisions of the Plan are Unchanged
•
The Amended Plan has a ten-year term;

•
The Amended Plan provides for the following types of equity awards: stock options (both incentive stock options and nonqualified stock options), share appreciation rights, restricted stock awards, restricted stock units (including performance units), cash incentive awards and share awards;

•
An estimated 13,683,931 shares that remain available for grant under the 2019 Plan as of April 1, 2022 may also be granted under the Amended Plan;

•
The share reserve will be reduced by one share for each share subject to a stock option or share appreciation right, and by 2.83 shares for each share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award;

•
All types of equity awards granted under the Amended Plan may have all or a significant portion of compensation linked to the achievement of performance goals by the Company and/or the participant; and

•
The Amended Plan will be administered by the Compensation Committee, which is comprised entirely of independent directors, and which may delegate authority to a Committee of executives in respect of awards to Kroger associates who are not our NEOs or subject to Section 16 under the Exchange Act.

In addition, the Amended Plan increases flexibility for design of performance-based awards following the repeal of the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Compensation Committee aims to continue to retain flexibility to design compensation programs that are in the long-term best interests of Kroger and our shareholders, with deductibility of compensation being only one of a range of considerations taken into account.

Equity Compensation Plan Information
The following table provides information regarding shares outstanding and available for issuance under our existing equity compensation plans, effective as of January 28, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	29,683,904	$28.15	19,319,196
Equity compensation plans not approved by security holders	—	—	—
Total	29,683,904	$28.15	19,319,196
The total number of securities reported includes the maximum number of common shares, 8,541,763, that may be issued under performance units granted under our long-term incentive plans. The nature of the awards is more particularly described in the Compensation Discussion and Analysis section of the definitive 2022 proxy statement and is hereby incorporated by reference into this Form 10-K. The weighted-average exercise price in column (b) does not take these performance unit awards into account. Based on historical data, or in the case of the awards made in 2019 through 2021 and earned in 2021 the actual payout percentage, our best estimate of the number of common shares that will be issued under the performance unit grants is approximately 4,504,253.
Equity Compensation Plan Information as of April 1, 2022
The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending January 28, 2022 is updated by the following information regarding all existing equity compensation plans as of April 1, 2022:
•
Total number of stock options outstanding: 18,919,590

•
Weighted-average exercise price of stock options outstanding: $29.89

•
Weighted-average remaining contractual term of stock options outstanding: 5.68 years

•
Total number of full value awards outstanding (including performance units): 10,322,224

•
Total number of shares of common stock outstanding: 722,421,584

•
Total number of shares that were available for grant under the 2019 Plan: 13,683,931

Key Shareholder Considerations
Shareholders should consider the following in determining whether to approve the Amended Plan:
•
Our burn rate is reasonable.   As detailed in the table below, our three-year average adjusted burn rate is 1.79%, which we define as the number of options granted as well as the number of full-value awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, with a multiplier as assigned by ISS of 2.5 for full value shares. It is our intention to remain within the burn rate guidelines established by ISS for our industry.

Fiscal Year	Options Granted	Full-Value Shares Granted	Total Granted (full-value shares adjusted)*	Weighted Average # of Common Shares Outstanding	Burn Rate
2021	2,110,654	3,949,493	11,984,387	743,885,421	1.61%
2020	2,881,317	3,986,765	12,848,230	773,023,519	1.66%
2019	3,137,452	5,479,074	16,835,137	799,137,250	2.11%

*Total Granted = Options + (Adjusted Full-Value Shares)
•
Dilution.   Dilution is commonly measured by “overhang,” which generally refers to the amount of total potential dilution to current shareholders that could result from future issuance of the shares reserved under an equity compensation plan. As of April 1, 2022, 29,241,814 shares were subject to outstanding equity awards under our 2019 Plan, and we are requesting an additional 46,239,000 shares for grant under the Amended Plan, which based on 722,421,584 shares outstanding on April 1, 2022, results in a total potential dilution of 12.3%. This overhang is reasonable compared to that of our peers.

•
Clawbacks.   Awards granted under the Amended Plan may be subject to recoupment in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). Awards may also be subject to recoupment under the terms of the Amended Plan for a period of one (1) year following after the settlement of an award under the Amended Plan or may be subject to Kroger’s clawback policy as described on page 69 above in the section entitled “Executive Compensation Recoupment Policy (Clawback)” in the “Compensation Discussion & Analysis”.

•
The Amended Plan follows best market practices.   The Amended Plan has been designed consistent with the qualitative standards of proxy advisory firms and equity plan best practices. As a result, the Amended Plan:

•
provides that no award may vest prior to the one-year anniversary of such award’s date of grant (other than vesting upon the death or disability of the participant, or upon a change in control), except that up to 5% of the share reserve of the Amended Plan may be subject to awards that do not meet such minimum vesting requirement;

•
does not permit the repricing of awards granted under the Amended Plan unless approved by shareholders;

•
does not provide for automatic acceleration of vesting of equity awards upon a change in control of the Company, also known as a “single-trigger acceleration;”

•
generally provides for a minimum vesting period of one year and minimum performance period of 12 months, except for (i) awards in respect of up to 5% of the share reserve; and (ii) awards that vest upon the death or disability of the participant or upon a change in control of the Company;

•
does not contain an annual “evergreen provision,” and therefore shareholder approval is required to increase the maximum number of shares that may be issued under the Amended Plan;

•
contains a “fungible share pool” provision, which limits shareholder dilution by charging the share reserve with 2.83 shares for each share subject to a full value award;

•
provides that all stock options and share appreciation rights have an exercise price equal to at least the fair market value of our common shares on the date the stock option or share appreciation right is granted, except in certain situations in which we are assuming options granted by another company that we are acquiring;

•
provides that (i) no dividends or dividend equivalent rights will be paid or provided with respect to awards other than restricted shares and share awards, and (ii) dividend equivalents accrued with respect to awards of restricted stock units (including performance units), if any, may not be paid before the date such awards have vested; and
•
does not provide for any tax gross-ups.

As described above, the 2019 Plan has 13,683,931 shares available for grant as of April 1, 2022. We believe additional shares should be reserved for issuance to meet our estimated near-term equity compensation needs. We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our shareholders as well as a program that includes equity.
Summary of the Amended Plan
The principal features of the Amended Plan are summarized below. The summary does not purport to be a complete statement of the terms of the Amended Plan and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Purpose
The purpose of the Amended Plan is to align the interests of eligible participants with our shareholders by providing incentive compensation tied to Kroger’s performance. The intent of the Amended Plan is to advance Kroger’s interests and increase shareholder value by attracting, retaining and motivating key personnel.
Administration
Pursuant to its terms, the Amended Plan may be administered by the Compensation Committee of the Board, such other Committee of the Board appointed by the Board to administer the Amended Plan or the Board, as determined by the Board (such administrator of the Amended Plan, the “Committee”). The Committee has the power and discretion necessary to administer the Amended Plan, with such powers including, but not limited to, the authority to select persons to participate in the Amended Plan, determine the form and substance of awards under the Amended Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards upon termination of service, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Amended Plan are binding on the Company, the participants in the Amended Plan and all other parties. Generally, the Amended Plan will be administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to a Committee of executives in respect of awards to Kroger associates who are not our NEOs or subject to Section 16 under the Exchange Act, as permitted under the Amended Plan.
Eligibility
Any employee, officer, independent director, consultant or advisor to the Company or any of its subsidiaries or affiliates can participate in the Amended Plan, at the Committee’s discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the record date, 420,000 associates, 12 officers, 10 independent directors, and no consultants or advisors are eligible to participate in the Amended Plan.

Awards
The types of awards available under the Amended Plan include stock options (both incentive and non-qualified), share appreciation rights, restricted stock awards, restricted stock units (including performance units), cash incentive awards and share awards. All awards granted to participants under the Amended Plan will be represented by an award agreement. No award granted to participants under the Amended Plan may vest prior to the one year anniversary of such award’s date of grant (except for awards in respect of up to 5% of the share reserve of the Amended Plan, and awards that vest upon the death or disability of the participant, or upon a change in control (to the extent that awards are not continued, assumed or substituted, or upon a qualifying termination of service following such change in control, as described below)).
Stock Options
A stock option grant entitles a participant to purchase a specified number of Company shares (the “Shares”) during a specified term (with a maximum term of 10 years) at an exercise price that will not be less than the fair market value of a Share as of the date of grant.
Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with the Company for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. No dividends or dividend equivalent rights will be paid or granted with respect to stock options. Unless approved by the Company’s shareholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Shares are listed.
Stock options granted under the Amended Plan are either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.
Share Appreciation Rights
A share appreciation right (SAR) granted under the Amended Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, Shares or a combination of both equal to the excess of (a) the fair market value of a Share on the date of exercise over (b) the base price of the SAR that the Committee specified on the date of the grant. The base price of a SAR will not be less than the fair market value of a Share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are non-transferable, except in limited circumstances.
Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with the Company for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of 10 years) upon termination of employment or service, as determined by the Committee. No dividends or dividend equivalent rights will be paid or granted with respect to SARs. Unless approved by the Company’s shareholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Shares are listed.
Restricted Stock Awards
A restricted stock award is a grant of a specified number of Shares to a participant, which restrictions will lapse upon the terms that the Committee determines at the time of grant. Subject to the minimum vesting requirements described above, the Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued

employment or service of the participant with the Company over a specified time period, upon the attainment of performance goals, or both.
The participant will have the rights of a shareholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes.
Restricted Stock Units (including Performance Units)
A restricted stock unit or performance unit granted under the Amended Plan will give the participant a right to receive, upon vesting and settlement of the restricted stock units (commonly known as RSUs) or performance units, one Share per vested unit or an amount per vested unit equal to the fair market value of one Share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs or performance units together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs or performance units will not have any rights as a shareholder, such as dividend or voting rights, until the Shares underlying the RSUs or performance units are delivered.
Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and payment of the RSUs and performance units, which may be based on the continued employment or service of the participant with the Company for a specified time period and, for performance units, also upon the attainment of specific performance goals. RSU and performance unit awards will be forfeited if the vesting requirements are not satisfied. RSUs and performance units are nontransferable, except in limited circumstances.
Cash Incentive Awards
Cash incentive awards if granted under the Amended Plan may be payable based on the achievement of business and/or individual performance goals over a performance period, and may also be based on the continued employment or service of a participant with the Company during the performance period, or such other conditions as determined by the Committee. Cash incentive awards may be paid in any combination of cash or Shares, based on the fair market value of such Shares at the time of payment. The Compensation Committee will determine the requirements for vesting and payment of any cash incentive awards granted under the Amended Plan.
Share Awards
Share awards may be granted to eligible participants under the Amended Plan and consist of an award of Shares. A share award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. Subject to the minimum vesting requirements described above, the Committee will determine the requirements for the vesting and payment of the share award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the share award, the participant will have all rights of a shareholder with respect to the Shares, including the right to vote and receive dividends.
Performance-Based Compensation
All types of awards granted under the Amended Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals (with the exception of cash incentive awards, which must be granted subject to the attainment of performance goals). The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgments, settlements, and the effects of accounting or tax law changes.

Plan Amendments or Termination
The Board may amend, modify, suspend or terminate the Amended Plan, provided that if such amendment, modification, suspension or termination materially and adversely affects any award the Company must obtain the affected participant’s consent. Certain amendments or modifications of the Amended Plan may also be subject to the approval of our shareholders as required by SEC and NYSE rules or applicable law.
Termination of Service
Awards under the Amended Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.
Under the Amended Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to the Company, the Company may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, the Company may suspend the participant’s right to exercise any stock option or share appreciation right, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause. The Amended Plan incorporates by reference the definition of cause from the KEPP. If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.
The Company has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment, the participant is terminated for cause, the Committee determines the participant is subject to recoupment due to a clawback policy, or after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to the Company.
Change in Control
Under the Amended Plan, in the event of a change in control of the Company, as defined in the Amended Plan, all outstanding awards shall either (a) be continued or assumed by the surviving company or its parent, or (b) be substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achieved of such conditions at the greater of the target level or actual performance, unless otherwise provided in an award agreement).
Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to or upon or following such event, (ii) upon written notice, providing that any outstanding stock option and share appreciation right must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and share appreciation rights shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, Shares, other property or any combination of such consideration), less any applicable exercise or base price.
Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within twenty four (24) months following a change in control by the Company without cause or by the participant for good reason (defined in the Amended Plan by reference to the KEPP), the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved at the greater of the target level or actual performance, unless otherwise provided in an award agreement.
Assumption of Awards in Connection with an Acquisition
The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Amended Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Amended Plan.
Shares Available
59,922,931 Shares are available for awards under the Amended Plan, subject to shareholder approval at the Annual Meeting.
Awards may also be made under the Amended Plan with respect to an estimated 13,683,931 shares that, as of April 1, 2021, remain available for grant under the Plan, which was previously approved by our shareholders at our 2019 Annual Meeting of Shareholders. We refer to the aggregate number of shares available for awards under the Amended Plan as the “share reserve.” Within the share reserve, a total of 10,000,000 Shares are available for awards of incentive stock options.
If any award granted under the Amended Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, or otherwise terminated without delivery of the Shares or payment of consideration to the participant, then such shares will be returned to the Amended Plan and be available for future awards under the Amended Plan. However, shares that are withheld from an award in payment of the exercise, base or purchase price or taxes or not issued or delivered as a result of the net settlement of an outstanding stock option, share appreciation right or other award will not be returned to the Amended Plan nor available for future awards under the Amended Plan.
The share reserve will be reduced by one share for each Share subject to a stock option or share appreciation right, and by 2.83 shares for each Share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award. If a Share that was subject to an award that counted as one share is returned to the share reserve, the share reserve will be credited with one share. If a Share that was subject to an award that counts as 2.83 shares is returned to the share reserve, the share reserve will be credited with 2.83 shares.
Adjustments
In the event of any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split, merger, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting the common shares of the Company, the Committee will make equitable adjustments to (i) the number and kind of Shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price, or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.
Tax Consequences
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonqualified Stock Options
Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Share Appreciation Rights
In general, no taxable income is reportable when SARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards (including Performance Unit Awards)
There are no immediate tax consequences of receiving an award of RSUs or performance units. A participant who is awarded RSUs or performance units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Cash Incentive Awards
A participant generally will recognize no income upon the grant of a performance cash incentive award. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Share Awards
A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of unrestricted shares acquired pursuant to a share award, any gain or loss, based on the difference between the sale price and the fair market value on the date the shares are granted, will be taxed as capital gain or loss.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the Amended Plan may be subject to the requirements of Section 409A. It is intended that the Amended Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that Kroger grants pursuant to the Amended Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Amended Plan may not be deductible by the Company, to the extent that the annual deduction limitation is exceeded.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE Amended Plan. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
The issuance of any awards under the Amended Plan will be at the discretion of the Committee. In addition, the benefit of any awards granted under the Amended Plan will depend on a number of factors, including the fair market value of Company shares on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. For information regarding awards granted to our NEOs under the 2019 Plan during the 2021 fiscal year, please refer to the Grants of Plan-Based Awards table on page 74 made to our NEOs in fiscal 2021.
Additional Information
For further discussion of our compensation program and the long-term incentive awards granted under our incentive plans, see “Compensation Discussion & Analysis” and the discussion of “Long-Term Compensation” therein.
The Board of Directors Recommends a Vote For This Proposal.
Items 5 — 8
SHAREHOLDER PROPOSALS
Included in this proxy statement are 4 separate shareholder proposals that have been submitted under SEC rules by shareholders who notified the company of their intention to present the proposals for voting at the 2022 Annual Shareholders’ Meeting. Some shareholder proposals and supporting statements may contain assertions about Kroger that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements and citations contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Corporate Secretary, The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202-1100.
AGAINST	The Board recommends a vote AGAINST each of the following shareholder proposals, in each case if properly presented at the meeting, for the reasons stated in Kroger’s statements in opposition following each shareholder proposal.
Item No. 5   Shareholder Proposal — Recyclability of Packaging
We have been notified by one shareholder, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at our executive offices, that it intends to propose the following resolution at the annual meeting:
“WHEREAS: The growing plastic pollution crisis poses increasing risks to our company. Corporations using plastic packaging could collectively face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they use, a policy that is increasingly being enacted around the globe.1
Pew Charitable Trusts released a groundbreaking study, Breaking the Plastic Wave (Pew Report), concluding that if all current industry and government commitments were met, ocean plastic deposition would be reduced by only 7%. Without immediate and sustained new commitments throughout the plastics value chain, annual flows of plastic into oceans could nearly triple by 2040.
The Pew report also finds that improved recycling must be coupled with reductions in use, materials redesign, and substitution. It concludes that plastic demand should be reduced by at least 1/3, stating that reducing plastic production is the most attractive solution from environmental, economic, and social perspectives.
The European Union has already banned 10 single-use plastic products commonly found in ocean cleanups and enacted a $1/kg tax on non-recycled plastic packaging waste.
More than 250 companies have committed to take a variety of actions to reduce plastic pollution through the Ellen MacArthur Foundation Global Commitment. Some brand signatory companies appear to have reached “peak plastic” and set absolute virgin plastic reduction goals projected to result in a

1
https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf

19% reduction in total plastic use by 2025. Kroger is notably absent from this historic corporate coordination and has no virgin plastic reduction goal.
Global commitment signatory Unilever has taken the most significant corporate action to date, agreeing to cut virgin plastic packaging by 50% by 2025, including absolute elimination of 100,000 tons of plastic packaging. At least seventeen other publicly traded consumer goods companies have virgin plastic reduction goals, including Procter & Gamble, Colgate-Palmolive, Nestlé, and Target.2
Kroger has received a score of “D” in two consecutive reports by As You Sow on plastic packaging solutions, demonstrating the company lags its peers.
Our company could avoid regulatory, environmental, and competitive risks, and keep up with peers by undertaking additional actions to reduce plastic pollution from its products, including, for example, decoupling business growth from its consumption of virgin plastics.
RESOLVED: Shareholders request that the Kroger Board issue a report, at reasonable expense and excluding proprietary information, describing how the company could reduce its plastics use in alignment with the 1/3 reduction findings of the Pew Report, or other authoritative sources, to reduce its contribution to ocean plastics pollution.
SUPPORTING STATEMENT: The report should, at Board discretion:
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Evaluate the benefits of dramatically reducing the amount of plastics used in our packaging;

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Assess and disclose the reputational, financial, and operational risks associated with continuing to use substantial amounts of plastic packaging despite the global plastic pollution problem; and

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Describe any necessary reduction strategies or goals, materials redesign, transition to reusables goals, substitution, or reductions in use of virgin plastic.”

The Board of Directors Recommends a Vote Against This Proposal for the Following Reasons:
As America’s grocer, the Kroger family of companies is committed to protecting people and our planet by advancing positive change in our company and our communities. Through our Zero Hunger | Zero Waste social and environmental impact plan, we are on a journey to help create communities free of hunger and waste. Reducing single-use plastics in nature is part of our vision for a zero-waste future.
Kroger has focused on improving the environmental attributes of product packaging for many years through a series of 2020 and 2030 sustainable packaging goals. Our goals demonstrate the company’s continued commitment to help create a more circular economy and reduce plastics found in nature by using more sustainable packaging options where feasible; supporting reusable packaging models; using recyclable packaging and incorporating recycled content; and increasing consumer awareness about reuse and recycling.
We are also committed to upholding the highest standards of food safety and quality for our customers. Decisions about Our Brands food packaging consider critical attributes needed to protect and preserve food safety, quality and freshness, as well as to reduce greenhouse gas emissions related to the manufacture and transportation of items.
Kroger’s 2030 sustainable packaging commitments include the following elements:
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Complete an Our Brands baseline product packaging footprint to fully understand current packaging impacts.

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Seek to achieve 100% recyclable, compostable and/or reusable packaging for Our Brands products.

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Increase recycled content in packaging so that the Our Brands product portfolio collectively contains at least 10% recycled content in packaging.

2
https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/

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Reduce unnecessary packaging.

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Increase awareness among Kroger customers about how to properly manage Our Brands product packaging at end of life.

Kroger is currently developing our baseline packaging footprint with guidance from a consultant and input from our suppliers and internal subject matter experts. The data captured from co-manufacturing suppliers will build on the initial data about items produced in our manufacturing plants. With this information, we will build a roadmap to achieving our goals by 2030 and prioritize opportunities to adjust our packaging and/or support infrastructure changes. The packaging baseline will also inform any adjustments or refinements to our current goals.
We have committed to publish information about our packaging baseline and key action steps in our 2022 Environmental, Social & Governance (ESG) report.
At the same time, we continue to evaluate and implement opportunities to reduce plastic use and improve end-of-life management opportunities for product packaging. Examples include:
Plastic Reduction & Circularity:
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In 2021, we transitioned Kroger-brand egg cartons from expanded polystyrene foam to molded fiberBoard, which includes 100% post-consumer recycled content and aligns with most curbside recycling programs. Kroger also transitioned two fresh tomato products from plastic clamshells to paper-based cartons that enable a significant part of the packaging to be more widely recyclable. The Our Brands team continues to evaluate opportunities for similar packaging changes to reduce plastic use and improve recyclability.

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Kroger-operated manufacturing plants continue to reduce plastic use and packaging weights for Our Brands items where feasible. Last year, we:

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Reduced the amount of plastic used in a popular peanut butter product package, saving approximately 100,000 pounds of plastic annually; and

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Transitioned to a new, thinner shrink wrap in our plants and distribution centers, enabling a 30% reduction in the amount of plastic used for pallet wrap.

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Kroger is the first and primary U.S. grocery retail partner for the innovative Loop reusable packaging platform. In February 2022, Kroger launched a pilot for Loop at 25 Fred Meyer stores in the Portland, OR, area. The in-store Loop assortment includes 20 items representing popular brands, including Arbor Teas, Cascade, Clorox, Gerber, Nature’s Heart, Nature’s Path, Pantene, Seventh Generation, and Stubb’s as well as Kroger’s own Simple Truth brand. Customers can purchase Loop items in reusable packaging in stores and bring empty packages back for pickup, cleaning and refill to ‘close the loop.’

End-of-Life Solutions:
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In 2021, we expanded the Kroger Our Brands packaging recycling program so our customers can collect flexible plastic packaging and mail it free of charge to TerraCycle for recycling. Kroger is the first retailer to offer this type of recycling program across an entire private-label portfolio. Program engagement and recycling volume continues to grow.

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Kroger added the How2Recycle logo to several Our Brands items in 2021, including bread bags, Comforts diapers and training pants, feminine hygiene products, and some of our household tissue products. Several of these items include plastic film packaging that now features the How2Recycle label for Store Drop-off recycling programs, helping increase our customers’ awareness of our front-of-store plastic film recycling program.

•
The Kroger Co. Zero Hunger | Zero Waste Foundation supports the multi-stakeholder Polypropylene Recycling Coalition, facilitated by The Recycling Partnership, which aims to improve community-level infrastructure to enable curbside polypropylene collection and recycling.

•
Kroger is the Grocery Sector Lead partner for Closed Loop Partners’ Beyond the Bag Initiative, launched by the Consortium to Reinvent the Retail Bag. This multi-year collaboration across retail sectors aims to identify, test and implement innovative new design solutions to replace the single-use plastic retail shopping bag.
For the foregoing reasons, we urge you to vote AGAINST this proposal.
Item No. 6   Shareholder Proposal — Report on Protection of Farmworkers
We have been notified by two shareholders, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at our executive offices, that it intends to propose the following resolution at the annual meeting:
“WHEREAS: The pandemic has disproportionately harmed farmworkers1 and exacerbated existing risks of human rights violations in agriculture, including slavery,2 sexual assault,3 and unsafe working conditions (including climate change induced heat exhaustion4). For example, in October 2021, U.S. Customs and Border Protection (CBP) banned imports of tomatoes from certain Mexican farms with indications of forced labor, possibly Kroger suppliers.5 In November 2021, U.S. prosecutors indicated 24 defendants for a forced labor conspiracy involving over 70,000 farmworkers.6
Kroger claims to address human rights risks through a Supplier Code of Conduct and “social compliance audits” by two auditors, SGS and UL.7 Both have weak track records, such as approval of factories that subsequently collapsed8 or burned down,9 resulting in deaths.
CBP itself published guidance noting traditional social audits are “ineffective at identifying and reducing forced labor” in supply chains, instead recommending “worker-driven solutions” including “the Fair Food Program” (FFP).10
Yet Kroger is an outlier — compared to peers like Walmart, Whole Foods, Ahold, Fresh Market, and Trader Joe’s — in not having joined the FFP. The FFP enforces COVID-19 safety protocols,11 heat stress protections,12 and a zero-tolerance policy for forced labor and sexual assault,13 through worker-centered audit and complaint mechanisms backed by mandatory market consequences. It is the

1
https://www.cidrap.umn.edu/news-perspective/2021/09/study-farmworkers-4-times-risk-covid-19

2
https://polarisproject.org/wp-content/uploads/2021/06/Polaris_Labor_Exploitation_and_Trafficking_
of_Agricultural_Workers_During_the_Pandemic.pdf

3
https://www.theatlantic.com/business/archive/2018/01/agricultire-sexual-harassment/550109

4
https://www.bloomberg.com/news/articles/2021-08-12/farmworkers-overheat-on-frontlines-of-climate-change

5
https://www.cbp.gov/newsroom/national-media-release/cbp-issues-withhold-release-order-tomatoes-produced-farm-mexico; https://www.latimes.com/california/story/2021-12-31/u-s-blocks-tomato-shipments-from-mexican-farms-accused-of-abusing-workers

6
https://ciw-online.org/blog/2021/11/breaking-u-s-doj-busts-sprawling-modern-day-slavery-operation-in-fields-of-south-georgia/

7
https://www.thekrogerco.com/wp-content/uploads/2017/09/faqs.pdf

8
https://cleanclothes.org/file-repository/figleaf-for-fashion.pdf

9
https://www.tandfonline.com/doi/full/10.1080/14747731.2017.1304008

10
https://www.cbp.gov/sites/default/files/assets/documents/2021-Aug/CBP%202021%20VTW%
20FAQs%20%28Forced%20Labor%29.pdf

11
https://www.nytimes.com/live/2021/01/05/dining/food-industry-coronavirus

12
https://naplesnews.com/story/news/environment/2021/09/03/coalition-immokalee-farmworkers-protects-workers-rising-temperatures-climate-change/5699013001/

13
https://www.fairfoodprogram.org/wp-content/uploads/2021/11/Attachable-Size-SOTP-2021-Report.pdf recognized “gold standard” for monitoring human rights in supply chains,14 lauded by the United Nations,15 the Obama-Biden administration,16 and others.17
In May 2021, Kroger adopted a Statement on Human Rights that relies on social audits, worker surveys, and limited impact assessments.18 Failing to join the FFP may nevertheless allow legal,19 reputational, and supply chain risks to persist.
RESOLVED:   Shareholders request the Board issue a report, at reasonable cost and omitting proprietary information, addressing the extent to which, during the pandemic, Kroger’s Statement on Human Rights (“Statement”) has effectively protected farmworkers in its North American supply chain from human rights violations, including forced labor, sexual assault, heat exhaustion, and COVID-19. This report should detail any mechanisms similar to the Fair Food Program, including:
•
Whether Kroger has required its North American produce suppliers (“Suppliers”) to implement COVID-19 worker safety and heat stress prevention protocols (“Safety Protocols”), and, if so, the content of those Safety Protocols;

•
The number of times Kroger suspended a Supplier for violating the Statement or Safety Protocols, and the specific grounds for each such suspension;

•
A list of the total number of Supplier locations purchased from, how often Kroger social compliance audits were conducted on-site at each such location, and the number of farmworkers personally interviewed there by the auditor;

•
Whether Kroger ensured its Suppliers’ farmworkers had access to a third-party grievance mechanism, with the authority to order a remedy, for reporting Statement or Safety Protocol violations, and, if so, the required procedures, number of such grievances filed, and outcomes of all such grievances.”

The Board of Directors Recommends a Vote Against This Proposal for the Following Reasons:
Kroger recognizes that respecting human rights is a fundamentally important topic. We uphold high standards and expectations for respecting human rights in our own operations and global supply chain. In 2021, we committed to establish and share a human rights due diligence (HRDD) framework that aligns with the United Nations Guiding Principles (UNGPs) on Business and Human Rights.
Our commitment includes providing more details on our new HRDD framework, including a three-year implementation roadmap, in our upcoming ESG Report and supplemental human rights reporting.
Our Human Rights Policy expects all suppliers, including those sourcing from the Immokalee region of Florida, to comply with our Responsible Sourcing Framework and Vendor Code of Conduct. If we find evidence that any supplier is not following our requirements or implementing agreed-upon corrective actions to resolve issues, we stop doing business with them.
At this time, the amount of product sourced from this region for Kroger is small and, to date, we have not found severe issues that violate our Code of Conduct. Suppliers who continue to source from the region have made a great deal of progress in the past few years, partly due to the success of the

14
https://www.msi-integrity.org/wp-content/uploads/2020/07/MSI_Not_Fit_For_Purpose_FORWEBSITE.FINAL_.pdf

15
https://www.ohchr.org/Documents/Issues/Business/UNGPs10/Stocktaking-reader-friendly.pdf

16
https://www.news-press.com/story/news/local/amy-williams/2015/01/30.coalition-i,,okalee-workers-gets-presidential-medal/22623915/

17
https://www.fairfoodprogram.org/recognition

18
https://www.thekrogerco.com/wp-content/uploads/2021/05/Kroger-Statement-on-Human-Rights.pdf

19
https://static1.squarespace.com/static/5810dda3e3df28ce37b58357/t/6181623e5f967e246dd8c416/1635869247075/RFA+and+Hershey+Press+Release+FINAL+no+
logo.docx.pdf

Fair Food Program. Kroger’s policies reflect our belief that our responsibility to our customers and shareholders is to negotiate pricing directly with our suppliers, and not with third-party organizations like the Fair Food Program.
We updated our Human Rights Policy earlier this year to express our expanded commitment to respecting human rights in our operations and supply chain. The updated policy is available here: https://www.thekrogerco.com/wp-content/uploads/2022/02/Kroger-Human-Rights-Policy-Feb-2022.pdf. The information on, or accessible through, this website is not part of, or incorporated by reference into this proxy statement.
We also shared an interim Human Rights Progress Update to outline key milestones completed so far and next steps for 2022 and beyond. This update is available here: https://www.thekrogerco.com/wp-content/uploads/2022/02/Kroger-Human-Rights-Progress-Update-Policy-Feb-2022.pdf. The information on, or accessible through, this website is not part of, or incorporated by reference into this proxy statement.
Key achievements in 2021 and to date in 2022 include the following:
•
Kroger completed a human rights policy gap analysis to review existing company policies, commitments and governance compared to the UNGP recommendations.

•
We benchmarked human rights policies and third-party scoring methodologies to review the landscape of human rights commitments, expectations and disclosures. We also reviewed areas of focus for relevant human rights impact assessments (HRIA) conducted to date.

•
Our third-party consultant ELEVATE conducted a series of stakeholder interviews with investors, nongovernmental organizations, representatives of our associates, and trade associations to inform our updated policy and new HRDD framework. The Kroger team did not participate in these calls to enable candid, confidential feedback on potential human rights risks.

•
Kroger updated a supply chain risk assessment to identify and map sourcing countries and commodities based on potential risk of human rights impacts. This assessment used ELEVATE’s EiQ supply chain analytics to assign risk scores to product categories using 2020 sourcing data and geographies.

•
We engaged internal cross-functional leaders and subject matter experts to review the risk assessment and identify and prioritize Kroger’s most salient human rights risks. We will share more details on these salient risks in our upcoming ESG Report.

Next Steps
Kroger will complete and publish our HRDD framework in 2022. This will include a three-year implementation roadmap to support and embed the HRDD framework across the organization through meaningful actions, roles and responsibilities.
As part of this process, we are also updating our Vendor Code of Conduct and supplier-focused implementation guidelines to communicate enhanced expectations for managing and monitoring human rights risks in the global supply chain. Kroger expects tier-one suppliers to respect human rights and work directly with their suppliers to address issues and risks in sourcing regions. We will publish the updated Code of Conduct in 2022.
This year, Kroger will also begin our first human rights impact assessment (HRIA), which will focus on risks for agricultural workers in mixed greens produced in California. This assessment and focused stakeholder engagement, done in partnership with ELEVATE, will provide additional perspectives on human rights risks for farm and migrant workers as outlined in this shareholder proposal. The HRIA and comprehensive stakeholder engagement process will inform future steps to further respect human rights and provide access to remedy where needed.
As part of this process, the Kroger team will visit the Coalition of Immokalee Workers and the Fair Food Program to learn more about best practices for respecting human rights among vulnerable workers in our agricultural supply chains.

We believe the above steps and additional details provided in our upcoming ESG Report fulfill the request for additional reporting on human rights at this time.
For the foregoing reasons, we urge you to vote AGAINST this proposal.

Item No. 7   Shareholder Proposal — Report on Elimination of HFCs
We have been notified by one shareholder, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at our executive offices, that it intends to propose the following resolution at the annual meeting:
“WHEREAS:   Hydrofluorcarbons (HFCs) are potent greenhouse gases, with a high global warming potential (GWP) making them hundreds to thousands of times more potent that carbon dioxide (CO2) in contributing to climate change per unit of mass. Refrigeration systems utilized by Kroger contain HFCs. The Company’s reporting indicates refrigerant emissions may account for 63% of its Scope 1 emissions.
Kroger has taken steps to reduce refrigerant leakage in its stores. However, refrigerant emissions cannot be eliminated by reducing leaks alone. As long as companies continue to utilize HFCs, there is reason to believe that their production, usage and ultimate disposal will continue to release HFCs to the environment. That is why Kroger’s peers are moving to refrigerants with much lower GWP.
The potential impact on reducing climate change is profound. A recent U.N. report estimates that phasing down HFCs globally will reduce their future warming impact from 0.5° C to less than 0.1° C.1 In fact, scientists have found we must accelerate the global phasedown of HFCs in order to achieve the goal of limiting global warming to 1.5° C.2
The Board of Consumer Goods Forum (CGF), a group of major consumer goods retailers and manufacturers of which Kroger is a member, approved a 2016 resolution to mobilize resources towards transitioning away from HFCs. The resolution stated that member companies committed to “install new equipment that utilize only natural refrigerants or alternative ultra-low GWP refrigerants effective immediately.”3 The CGF defined “ultra-low GWP” as less than 150. The resolution promised individual targets and action plans toward implementation.
Kroger’s 2021 ESG report does not reference any strategy for adopting ultra-low GWP technologies. Instead, Kroger’s report specifies GWPs of “1,500 or less.”4
Kroger lags peers such as ALDI US, which has installed ultra-low GWP refrigeration systems in over 420 stores, and in all new self-contained equipment.5 Target and Whole Foods have also adopted ultra-low GWP technologies more widely than Kroger.6 Negative media attention on HFCs is increasing,7 while peer companies receive a reputational boost.8
Proactive adoption of ultra-low GWP technologies would not only reduce Scope 1 emissions but may ultimately be more cost-effective, since trends in Europe indicate HFC prices may rise by up to 1300%.
RESOLVED:   Shareholders request that Kroger issue a report, at reasonable cost and omitting proprietary information, describing how it can adopt strategies above and beyond legal compliance to curtail the predominant source of its operational (Scope 1) GHG emissions, by deploying the best available technological options for eliminating the use of hydrofluorocarbons (HFCs) in refrigeration.

1
SAP-2018-Assessment-report.pdf_(unep.org)

2
https://www.ipcc.ch/sr15/

3
CGF Refrigerant Resolution #2: https://www.theconsumergoodsforum.com/wp-content/uploads/2017/11/2018-CGF-Resolutions-and-Commitments.pdf

4
https://thekrogerco.com/wp-content/uploads/2021/07/Kroger-2021-ESG-Report.pdf

5
https://hydrocarbons21.com/articles/10105/aldi_us_testing_all_propane_stores_in_addition_to_
transcritical_co2

6
https://climatefriendlysupermarkets.org/scorecard

7
https://www.washingtonpost.com/climate-environment/2021/02/15/these-gases-your-grocerys-freezer-are-fueling-climate-change-biden-wants-fix-that/

8
https://corporate.aldi.us/fileadmin/fm-dam/newsroom/Press_Releases/ALDI_GreenChill_Press_Release.pdf

The report should describe the extent to which the Company will act consistent with the Consumer Goods Forum commitments on ultra-low GWP refrigerants, including any related capital spending commitments, or explain why the Company is not acting consistent with those commitments.”
The Board of Directors Recommends a Vote Against This Proposal for the Following Reasons:
At Kroger, our Environmental, Social and Governance (ESG) Strategy: Thriving Together aims to protect and conserve natural resources, build more responsible and inclusive systems, and help people live healthier, more sustainable lifestyles.
The company has a long history of reducing the impacts of our business on the climate, including significant reductions in energy and electricity consumption and responsible refrigerant management. Kroger’s current climate impact commitment is to reduce greenhouse gas (GHG) emissions from stationary and mobile fuel consumption and refrigerants (Scope 1) and purchased electricity (Scope 2) by 30% by 2030 from a 2018 baseline. We are actively developing the roadmap to achieving this goal with input from subject matter experts and senior leadership and oversight from the Public Responsibilities Committee.
By the end of fiscal 2022, Kroger will publish a Climate Roadmap Plan to further outline our approach to meeting the current 2030 GHG reduction goal, including refrigerant management. This plan will include information about our goal development process, goal governance, and the types of projects and opportunities under consideration. We will update this plan over time as climate science and our approach to climate mitigation evolves.
In addition, given the latest guidance from the Intergovernmental Panel on Climate Change and the Science-Based Targets initiative (SBTi), Kroger has committed to reset the current Scope 1 and 2 GHG reduction target for 2030 — to align with a 1.5°C scenario — and set a new Scope 3 target to reduce emissions in our value chain. We expect to complete this work and share publicly in 2023.
As shared in Kroger’s 2021 ESG Report, we have a strong history of actively managing and reducing refrigerant emissions. We consider many factors in our refrigerant management approach, including workplace safety, retrofit and replacement costs, leak management, and GHG reduction potential. In recent years, we have transitioned some manufacturing and logistics facilities to lower-GWP refrigerants, including several manufacturing plants that currently use ammonia.
In our retail stores, we actively manage refrigeration equipment to minimize leaks, as outlined in our Refrigerant Management Policy: https://www.thekrogerco.com/wp-content/uploads/2021/07/Kroger_Refrigerant_Management_Policy_July-2021_vF.pdf. The information on, or accessible through, this website is not part of, or incorporated by reference into this proxy statement.
Kroger-operated stores have used refrigerant leak detection systems for more than two decades, including sensors and alarms to identify leaks for repair. We are actively transitioning stores to use new infrared detectors that identify lower concentrations of leaked refrigerants, with the goal of transitioning all stores. To date, approximately 1,650 stores use this new technology, and we plan to transition 50 more stores in 2022.
Kroger continues to transition to lower-GWP refrigerants as they become commercially available and economically viable to meet our GHG reduction target and state and federal requirements. Between 2022 and 2024, we plan to build seven new retail stores using carbon dioxide (CO2) refrigerant technology. Transitioning to this ultra-low GWP refrigerant has the potential to reduce per-store emissions by more than 200 tons CO2-e annually.
For the foregoing reasons, we urge you to vote AGAINST this proposal.

Item No. 8   Shareholder Proposal — Report on Workforce Strategy
We have been notified by two (2) shareholders, the name and shareholdings of which will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at our executive offices, that it intends to propose the following resolution at the annual meeting:
“RESOLVED:   Shareholders of The Kroger Co. ask the Board of Directors to analyze and report on the risks of increasing labor market pressures to its business plan. The report should address to what extent the Company’s workforce strategy includes competitive wage, benefit, and safety conditions for all its associates across all racial and gender demographics.
WHEREAS:   As countries recover from the Covid-19 pandemic, America’s labor-force participation rate remains below pre-pandemic levels.1 In 2021, the U.S. Bureau of Labor Statistics recorded historic numbers of job openings2, and studies are showing that most turnover is in low-wage jobs.3
Experts say that employment conditions, including low wages and insufficient benefits, are key factors driving the low participation rates. A report from Mercer4 reveals that “frontline workers, low wage, minority and lower-level employees are more likely to be looking to leave — at rates significantly higher than historical norms.” The impact of poor labor conditions is felt especially by workers of color: nearly half of black workers are concentrated in healthcare, retail, and accommodation and food service industries, primarily in lower-paying service roles rather than professional roles.5
Labor shortages are influencing a dynamic policy debate at the federal, state, and local levels regarding their minimum wage regulations. There has been public support for the proposed Raise the Wage Act which would help eliminate poverty-level wages by raising the national minimum wage to $15 an hour and positively impact approximately 4.7 million retail workers.6 A large number of retailers have already raised their minimum wage above legal minimums7..
CEO, Rodney McMullen, said staff shortage and “finding talented people” is one of Kroger’s biggest challenges with over 20,000 job openings8. While the company raised wages and expanded benefits for associates in 2021, Kroger’s average hourly wage is only $15.50,9 with no disclosure of the number, or demographics, of associates earning at or above this amount. This puts the company behind an increasing number of retailer peers who have raised their starting wages to at least $15 an hour.10 The 2021 total compensation of Kroger’s median associate was $24,617.11 The Economic Policy

1
https://www.brookings.edu/blog/up-front/2021/12/14/labor-market-exits-and-entrances-are-elevated-who-is-coming-back/

2
https://www.bls.gov/news.release/jolts.nr0.html

3
https://www.nytimes.com/2022/01/04/business/economy/job-openings-coronavirus.html

4
https://www.mercer.us/content/dam/mercer/attachments/private/us-2021-inside-employees-minds-report.pdf

5
https://www.mckinsey.com/featured-insights/diversity-and-inclusion/the-economic-state-of-black-america-what-is-and-what-could-be

6
https://www.epi.org/publication/raising-the-federal-minimum-wage-to-15-by-2025-would-lift-the-pay-of-32-million-workers/

7.
https://www.yahoo.com/news/retail-chains-increased-minimum-wage-105832606.html

8
https://www.cnbc.com/2021/09/14/kroger-ceo-says-hiring-is-a-big-challenge-as-it-teams-up-with-instacart.html

9
https://www.npr.org/2020/05/15/857105173/grocery-store-chain-kroger-is-planning-to-end-hero-pay

10
https://www.cnbc.com/2021/12/29/minimum-wage-employers-moving-faster-than-states-to-raise-hourly-pay.html

11
https://d18rn0p25nwr6d.cloudfront.net/CIK-0000056873/638cf5c4-bc98-48d2-95bc-e236a21fec76.html

Institute found that a single adult without children needs at least $31,200 to achieve a modest but secure standard of living.12 Additionally, Kroger is cited as one of the top employers of Medicaid and Supplemental Nutrition Assistance Program enrollees,13 and a recent report found “more than two-thirds of Kroger workers struggle to afford food, housing or other basic needs due to low wages and part-time work schedules.”14
Paying a living wage has shown benefits for both businesses and employees, including higher average profits, organizational growth, reduced turnover and lower poverty rates among workers. Investors seek further clarity on how the company is assessing and responding to the evolving regulatory and competitive landscape to sustain long-term growth, and consumer and public trust.”
The Board of Directors Recommends a Vote Against This Proposal for the Following Reasons:
Kroger’s commitment to Human Capital Management is rooted in our purpose, To Feed the Human Spirit. As America’s grocer, we are committed to advancing positive change and social mobility for our diverse associate population.
Kroger’s culture of opportunity and advancement has created an environment where people from any walk of life can come for a job and stay for a career. More than 70% of our store directors started working for our company as part-time associates. Kroger has provided an incredible number of people with first jobs, new beginnings, and lifelong careers and we take seriously our role as a leading employer in the United States.
Kroger consistently discloses and discusses its workforce strategy — including competitive wages, benefits, and safe working conditions for all associates, as well as competitive and labor market pressures — in the company’s quarterly earnings results commentary and in associated 10Q filings. These factors have always factored into our financial model and business plan, and future investments in associate wages will also be transparently addressed. Kroger provides a detailed discussion of our workforce strategy and total rewards and benefits approach in our Annual Report and 10K filings as well. The company also discusses Human Capital Management in its annual ESG report. Last year’s report, available on www.thekrogerco.com, includes disclosures related to associate health and safety and measures to safeguard associates and customers during the COVID-19 pandemic; Kroger’s Framework for Action: Diversity, Equity and Inclusion plan; talent attraction and retention; and labor relations. The information on, or accessible through, this website is not part of, or incorporated by reference into this proxy statement.
Kroger invested an incremental $1.2 billion in associate wages and training over the last four years. This has raised our average hourly rate of pay from $13.66 to $17, reflecting an increase of more than $3 per hour. Kroger’s average hourly rate grows to more than $22 when health care and retirement benefits are factored in, which many of our non-unionized competitors do not offer.
Our aim has been and will continue to be to strike the delicate balance between significantly increasing wages for our associates over time while keeping food affordable for our customers. We also have an obligation to maintain a financially sustainable and growing business over time, which allows us to drive additional social and economic benefits, most notably the creation of more jobs and growth opportunities for more people.
Continuing this investment in our associates is a priority in 2022 and beyond. We expect continued upward movement in hourly wages in our business model. Investing in our associates to build retention and engagement is part of our strategy in every market we operate.

12
https://www.epi.org/publication/our-deeply-broken-labor-market-needs-a-higher-minimum-wage-epi-testimony-for-the-senate-budget-Committee/; https://livingwage.mit.edu/articles/85-15-an-hour-isn-t-enough-u-s-workers-need-a-living-wage

13
https://www.gao.gov/assets/gao-21-45.pdf

14
https://www.latimes.com/business/story/2022-01-11/2-out-of-3-kroger-workers-struggle-to-afford-food-housing-survey-finds

In addition to market-competitive wages, our associates have access to a wide variety of benefits that provide value in their lives today and in the future. We invest in the whole person with a benefits package that includes: quality, affordable healthcare; retirement savings plans and pension plans; on-demand access mental health assistance and free counseling to support emotional wellness; career advancement opportunities; financial education programs to help associates manage their day-to-day lives; an industry-leading continuing education benefit that provides up to $21,000 for all associates, part-time and full-time alike which, along with scholarships for children of associates — most of whom are first-generation college attendees — provide pathways to social mobility to any associate who chooses to participate. We also offer associates a variety of volunteer opportunities, grocery discounts, and other perks and rewards.
In summary, we are proud to be one of America’s largest employers. We will continue to proactively invest in our workforce, raising wages while also providing industry-leading health and retirement benefits and rewards so our associates can thrive and advance, no matter where they are in their career, and consistently and transparently discuss with shareholders our Human Capital Management strategy.
For the foregoing reasons, we urge you to vote AGAINST this proposal.
Shareholder Proposals and Director Nominations — 2023 Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals intended for inclusion in the proxy material relating to Kroger’s annual meeting of shareholders in June 2023 should be addressed to Kroger’s Secretary and must be received at our executive offices not later than January 2, 2023. These proposals must comply with Rule 14a-8 and the SEC’s proxy rules. If a shareholder submits a proposal outside of Rule 14a-8 for the 2023 annual meeting and such proposal is not delivered within the time frame specified in the Regulations, Kroger’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of Kroger to vote on such proposal.
In addition, Kroger’s Regulations contain an advance notice of shareholder business and director nominations requirement, which generally prescribes the procedures that a shareholder of Kroger must follow if the shareholder intends, at an annual meeting, to nominate a person for election to Kroger’s Board of Directors or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder give timely notice to Kroger’s Secretary of the nomination or other proposed business, that the notice contain specified information, and that the shareholder comply with certain other requirements. In order to be timely, this notice must be delivered in writing to Kroger’s Secretary, at our principal executive offices, not later than 45 calendar days prior to the date on which our proxy statement for the prior year’s annual meeting of shareholders was mailed to shareholders. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in the Regulations, we may disregard such nomination or proposal. Accordingly, if a shareholder intends, at the 2023 Annual Meeting, to nominate a person for election to the Board of Directors or to propose other business, the shareholder must deliver a notice of such nomination or proposal to Kroger’s Secretary not later than March 18, 2023 and comply with the requirements of the Regulations.
Furthermore, in addition to the requirements of SEC Rule 14a-8 or our Regulations, as applicable, as described above, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to Kroger’s Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 24, 2023.
Eligible shareholders may also submit director nominees for inclusion in our proxy statement for the 2023 annual meeting of shareholders. To be eligible, shareholders must have owned at least three percent of our common shares for at least three years. Up to 20 shareholders will be able to aggregate for this purpose. Nominations must be submitted to our Corporate Secretary at our principal executive offices no earlier than December 3, 2022 and no later than January 2, 2023.
Shareholder proposals, director nominations, including, if applicable pursuant to proxy access, and advance notices must be addressed in writing, and addressed and delivered timely to: Corporate Secretary, The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202-1100.

Householding of Proxy Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of the proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Householding will not in any way affect dividend check mailings.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact Kroger’s Secretary at 1014 Vine Street, Cincinnati, Ohio 45202 or via telephone at 513-762-4000.
Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

The management knows of no other matters that are to be presented at the meeting, but, if any should be presented, the Proxy Committee expects to vote thereon according to its best judgment.
Available Information
The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Kroger’s Secretary at 1014 Vine Street, Cincinnati, Ohio 45202 or via telephone at 513-762-4000. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.
By order of the Board of Directors,
Christine S. Wheatley, Secretary

APPENDIX A
THE KROGER CO.
2019 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
1.   Purpose.
The purpose of The Kroger Co. 2019 Amended and Restated Long-Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Shares. The Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
2.   Definitions.   Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:
“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with such other Person.
“Award” means an award of a Stock Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit (including Performance Units), Cash Incentive Award or Share Award granted under the Plan.
“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 16.2 hereof.
“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of business and/or individual performance goals over a specified performance period.
“Cause” has the meaning set forth in the KEPP, unless otherwise defined in an Award Agreement.
“Change in Control” has the meaning set forth in Section 12.4 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means (i) the Compensation and Talent Development Committee of the Board, (ii) such other Committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.
“Common Shares” means the Company’s common shares, par value $1.00 per share.
“Company” means The Kroger Co., or any successor thereto.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” has the meaning set forth under the Company’s long-term disability plan. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A).
“Effective Date” has the meaning set forth in Section 17.1 hereof.
“Eligible Person” means any person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or advisor of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Fair Market Value” means, as applied to a specific date, the price of a Common Share that is based on the opening, closing, actual, high, low or average selling prices of a Common Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Common Share on the most recent date on which Common Shares were publicly traded. Notwithstanding the foregoing, if the Common Shares are not traded on any established stock exchange or national market system, Fair Market Value means the price of a Common Share as established by the Committee acting in good faith based on a valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.
“Good Reason” has the meaning set forth in the KEPP, as amended from time to time, unless otherwise defined in an Award Agreement.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“KEPP” means The Kroger Co. Employee Protection Plan, as amended from time to time.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Unit” means a Restricted Share Unit that is subject to vesting based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by the Committee.
“Person” has the meaning set forth in Section 12.5 hereof.
“Plan” means the Kroger Co. 2019 Amended and Restated Long-Term Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time, as provided herein.
“Restricted Share Award” means a grant of Common Shares to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Share Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a Common Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Share Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a Common Share over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Share Awards” means a grant of Common Shares to an Eligible Person under Section 11 hereof.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase Common Shares at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
3.   Administration.
3.1   Committee Members.   The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.
3.2   Committee Authority.   The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise, and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3   Delegation of Authority.   The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to such limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4.   Shares Subject to the Plan.
4.1   Number of Shares Reserved.   Subject to adjustment as provided in Section 4.4 hereof, the total number of Common Shares that are reserved for issuance under the Plan (the “Share Reserve”) shall equal 59,922,931. Within the Share Reserve, the total number of Common Shares available for issuance as Incentive Stock Options shall equal 10,000,000. Each Common Share subject to an Award shall reduce the Share Reserve by the applicable number of shares set forth in Section 4.3; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any Common Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
4.2   Share Replenishment.   To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Common Shares than the number underlying the Award, as applicable, or otherwise terminated without delivery of the Common Shares or payment of consideration to the Participant under the Plan, the Common Shares retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, as applicable, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by the applicable number of shares set forth in Section 4.3 for each share that is retained by or returned to the Company. Notwithstanding the foregoing, Common Shares that are (a) withheld from an Award in payment of the exercise, base or purchase price or taxes relating to such an Award or (b) not issued or delivered as a result of the net settlement of an outstanding Stock Option, Share Appreciation Right or other Award under the Plan, as applicable, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan.
4.3   Fungible Share Pool.   Subject to adjustment under Section 4.4, any Award that is not a Full-Value Award (as defined below) shall be counted against the Share Reserve as one share for each Common Share subject to such Award and any Award that is a Full-Value Award shall be counted against the Share Reserve as 2.83 shares for each Common Share subject to such Full-Value Award. “Full-Value Award” means any Restricted Share Award, Award of Restricted Share Units (including Performance Units) or Share Award. To the extent a Common Share that was subject to an Award that counted as one share is returned to the Share Reserve, the Share Reserve will be credited with one share. To the extent that a Common Share that was subject to an Award that counts as 2.83 shares is returned to the Share Reserve, the Share Reserve will be credited with 2.83 shares.
4.4   Adjustments.   If there shall occur any change with respect to the outstanding Common Shares by reason of any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split or other distribution with respect to the Common Shares or any merger, reorganization, consolidation, combination, spin-off or other corporate event or transaction or any other change affecting the Common Shares (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of Common Shares provided in Section 4.1 hereof, (ii) the number and kind of Common Shares, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

5.   Eligibility and Awards.
5.1   Designation of Participants.   Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of Common Shares or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2   Determination of Awards.   The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3   Award Agreements.   Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreement as described in Section 16.2 hereof.
5.4   Minimum Vesting Period.   Notwithstanding anything in the Plan or any Award Agreement to the contrary, no equity-based Award may vest in less than one (1) year from its Date of Grant, and no equity-based Award that vests upon the attainment of performance goals shall have a performance period that is less than twelve (12) months, in each case, except for (i) Awards in respect of up to 5% of the Share Reserve; and (ii) Awards that vest upon the death or Disability of the Participant, or upon a Change in Control.
6.   Stock Options.
6.1   Grant of Stock Options.   A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.
6.2   Exercise Price.   The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a Common Share on the Date of Grant.
6.3   Vesting of Stock Options.   Subject to Section 5.4, the Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4   Term of Stock Options.   The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.
6.5   Stock Option Exercise; Tax Withholding.   Stock Options may be granted on a basis that allows for the exercise of the right by the Participant, or that requires the Stock Options to be exercised or surrendered for payment of the right upon a specified date or event. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in Common Shares valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of Common Shares otherwise deliverable upon the exercise of the Stock Option by the number of Common Shares having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 16.11 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6   Limited Transferability of Nonqualified Stock Options.   All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 16.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 16.3 hereof.
6.7   Additional Rules for Incentive Stock Options.
(a)   Eligibility.   An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b)   Annual Limits.   No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which incentive Stock Options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other Stock Option plans of the Company, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.
(c)   Additional Limitations.   In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Common Share on the Date of Grant and the maximum term shall be five (5) years.
(d)   Termination of Service.   An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e)   Other Terms and Conditions; Nontransferability.   Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f)   Disqualifying Dispositions.   If Common Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8   Repricing Prohibited.   Subject to the adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one Common Share in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed.
6.9   Dividend Equivalent Rights.   Dividends and dividend equivalent rights shall not be paid or granted with respect to Stock Options.
6.10   No Rights as Shareholder.   The Participant shall not have any rights as a shareholder with respect to the shares underlying a Stock Option until such time as Common Shares are delivered to the Participant pursuant to the terms of the Award Agreement.
7.   Share Appreciation Rights.
7.1   Grant of Share Appreciation Rights.   Share Appreciation Rights may be granted to any Eligible Person selected by the Committee. Share Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Share Appreciation Rights shall be non-transferable, except as provided in Section 16.3 hereof. All Share Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.
7.2   Terms of Share Appreciation Rights.   Subject to Section 5.4, the Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Share Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Share Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Share Appreciation Right are not satisfied, the Award shall be forfeited. A Share Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Share Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Share Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Share Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant.
7.3   Payment of Share Appreciation Rights.   A Share Appreciation Right will entitle the holder, upon exercise or other payment of the Share Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Common Share on the date of exercise or payment of the Share Appreciation Right over the base price of such Share Appreciation Right, by (ii) the number of shares as to which such Share Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Common Shares valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of Common Shares and cash, subject to applicable tax withholding requirements.
7.4   Repricing Prohibited.   Subject to the adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel a Share Appreciation Right when the base price per share exceeds the Fair Market Value of one Common Share in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Share Appreciation Right that would have the effect of reducing the base price of such a Share Appreciation Right previously granted under the Plan or otherwise approve any modification to such Share Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed.
7.5   Dividend Equivalent Rights.   Dividends and dividend equivalent rights shall not be paid or provided with respect to Share Appreciation Rights.
7.6   Dividends shall not be paid with respect to Share Appreciation Rights.   Dividend equivalent rights may be granted with respect to the Common Shares subject to Share Appreciation Rights to the extent permitted by the Committee and set forth in the Award Agreement. Any dividend equivalent rights accumulated with respect to a Share Appreciation Right shall not be paid until, and only to the extent that, the Award vests, unless otherwise provided in the Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Share Appreciation Rights.
8.   Restricted Share Awards.
8.1   Grant of Restricted Share Awards.   A Restricted Share Award may be granted to any Eligible Person selected by the Committee.
8.2   Vesting Requirements.   Subject to Section 5.4, the restrictions imposed on shares granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Share Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Share Award are not satisfied, the Award shall be forfeited and the Common Shares subject to the Award shall be returned to the Company.
8.3   Transfer Restrictions.   Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 16.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Share Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Share Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Share Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4   Rights as Shareholder.   Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Share Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted.
8.5   Section 83(b) Election.   If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9.   Restricted Share Units (including Performance Units).
9.1   Grant of Restricted Share Units and Performance Units.   A Restricted Share Unit or Performance Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Share Unit or Performance Unit is equal to the Fair Market Value of a Common Share on the applicable date or time period of determination, as specified by the Committee. Restricted Share Units and Performance Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Share Units and Performance Units shall be non-transferable, except as provided in Section 16.3 hereof.
9.2   Vesting.   The Subject to Section 5.4, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Share Units and Performance Units, which shall be set forth in the Award Agreement. If the vesting requirements of a Restricted Share Unit Award or Performance Unit Award are not satisfied, the Award shall be forfeited.
(a)   Restricted Share Units.   The requirements for vesting of a Restricted Share Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Committee in its discretion.
(b)   Performance Units.   The requirements for vesting of a Performance Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion.
9.3   Payment of Restricted Share Units and Performance Units.   Restricted Share Units and Performance Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Share Unit or Performance Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Common Shares or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Share Unit or Performance Unit shall be made based upon the Fair Market Value of a Common Share, determined on such date or over such time period as determined by the Committee.
9.4   Dividend Equivalent Rights.   Restricted Share Units and Performance Units may be granted together with a dividend equivalent right with respect to the Common Shares subject to the Award, which may be accumulated and may be satisfied in additional Restricted Share Units and Performance Units that are subject to the same terms and conditions of the applicable Restricted Share Units and Performance Units or may be accumulated in cash, as determined by the Committee in its discretion. Any dividend equivalent rights accumulated with respect to a Restricted Share Unit or Performance Unit shall not be paid until, and only to the extent that, the Award vests, unless otherwise provided in the Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Share Units and Performance Units.
9.5   No Rights as Shareholder.   The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Share Unit or Performance Unit until such time as Common Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

10.   Cash Incentive Awards.
10.1   Grant of Cash Incentive Awards.   A Cash Incentive Award may be granted to any Eligible Person selected by the Committee. A Cash Incentive Award may be evidenced by an Award Agreement specifying the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. Cash Incentive Awards shall be non-transferable, except as provided in Section 16.3 hereof.
10.2   Payment.   Payment amounts may be based on the attainment of specified levels of performance goals, including, if applicable, specified threshold, target and maximum performance levels, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee. The Committee shall determine the attainment of the performance goals, the level of vesting or amount of payment to the Participant pursuant to Cash Incentive Awards, if any. Cash Incentive Awards may be paid, at the discretion of the Committee, in any combination of cash or Common Shares, based upon the Fair Market Value of such shares at the time of payment.
11.   Share Awards.
11.1   Grant of Share Awards.   A Share Award may be granted to any Eligible Person selected by the Committee. A Share Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and, subject to Section 5.4, the such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Share Award, require the payment of a specified purchase price.
11.2   Rights as Shareholder.   Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Shares under a Share Award the Participant shall have all rights of a shareholder with respect to the Common Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
12.   Change in Control.
12.1   Effect on Awards.   Upon the occurrence of a Change in Control, all outstanding Awards shall either (a) be continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent (with such continuation or assumption including conversion into the right to receive securities, cash or a combination of both), or (b) substituted by the surviving company or corporation or its parent of awards (with such substitution including conversion into the right to receive securities, cash or a combination of both), with substantially similar terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards or other relevant factors, and with any applicable performance conditions adjusted pursuant to Section 13 or deemed achieved at the greater of the target level or actual performance, as determined by the Committee (with the Award remaining subject only to time vesting), unless otherwise provided in an Award Agreement).
12.2   Certain Adjustments.   To the extent that outstanding Awards are not continued, assumed or substituted pursuant to Section 12.1 upon or following a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):
(a)   acceleration of exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon or following such event;
(b)   upon written notice, providing that any outstanding Stock Options and Share Appreciation Rights are exercisable during a period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Share Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(c)   cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Share Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of Common Shares (or, if no such consideration is paid, Fair Market Value of the Common Shares) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if there is no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn-outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Shares in connection with the Change in Control.
12.3   Certain Terminations of Service.   Notwithstanding the provisions of Section 12.1 and Section 12.2, if a Participant’s Service with the Company and its Subsidiaries is terminated upon or within twenty four (24) months following a Change in Control by the Company without Cause or by the Participant for Good Reason, the unvested portion (if any) of all outstanding Awards held by the Participant shall immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any applicable performance conditions deemed achieved at the greater of the target level or actual performance, as determined by the Committee, unless otherwise provided in an Award Agreement.
12.4   Definition of Change in Control.   Unless otherwise defined in an Award Agreement, “Change in Control” means, and shall be deemed to have occurred, if:
(a)   any Person, excluding the Company, any of its Affiliates and any employee benefit plan of the Company or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;
(b)   consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, individuals and entities that were the beneficial owners of outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or its assets either directly or through one or more Subsidiaries or Affiliates) in substantially the same proportions as their ownership of such securities immediately prior to such Business Combination;
(c)   during any period of twenty-four (24) consecutive months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof; provided that, any individual becoming a director of the Company whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Incumbent Directors shall also be considered an Incumbent Director; or
(d)   the consummation of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
12.5   Definition of Person.   ”Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

13.   Adjustment of Performance Goals.   The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the performance goals in respect of such Participant’s Awards for the partial performance period.
14.   Forfeiture Events.
14.1   General.   The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.
14.2   Termination for Cause; Treatment of Awards.   Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 14.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Share Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 14.2.
14.3   Right of Recapture.
(a)   General.   If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Share Appreciation Right or on which a Share Award, Restricted Share Award, or Restricted Share Unit (including Performance Units) vests, is settled in shares or otherwise becomes payable or on which a Cash Incentive Award is paid to a Participant, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the

Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a Common Share. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b)   Accounting Restatement.   If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which such Participant is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.
15.   Transfer, Leave of Absence, Etc.   For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.
16.   General Provisions.
16.1   Status of Plan.   The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Shares or make payments with respect to Awards.
16.2   Award Agreement.   An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Common Shares, units, or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
16.3   No Assignment or Transfer; Beneficiaries.   Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.
16.4   Deferrals of Payment.   The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Share Appreciation Right that is intended to satisfy the requirements of Treasury Regulations Section 1.409A-1(b)(5)(i)(A) or (B). If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
16.5   No Right to Employment or Continued Service.   Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.
16.6   Rights as Shareholder.   A Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Shares to be issued under the Plan, which may be by delivery of share certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the share certificates (if any) be held in escrow by the Company for any Common Shares or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions. Should the Common Shares be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the Common Shares as the Committee considers necessary or advisable.
16.7   Trading Policy and Other Restrictions.   Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and Regulation FD policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.
16.8   Section 409A Compliance.   To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award

Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, however, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Common Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
16.9   Securities Law Compliance.   No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of Common Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Common Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.
16.10   Substitution or Assumption of Awards in Corporate Transactions.   The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of an employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the Common Shares are listed, any such substituted or assumed awards shall not reduce the Share Reserve.
16.11   Tax Withholding.   The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering Common Shares to the Company or having the Company withhold a number of Common Shares having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any Common Shares deliverable under an Award to satisfy such withholding obligation.
16.12   Unfunded Plan.   The adoption of the Plan and any reservation of Common Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.
16.13   Other Compensation and Benefit Plans.   The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
16.14   Plan Binding on Transferees.   The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
16.15   Severability.   If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
16.16   Governing Law; Jurisdiction.   The Plan and all rights hereunder shall be governed by and interpreted in accordance with the laws of the State of Ohio, without reference to the principles of conflicts of laws, and to applicable federal laws.
16.17   No Fractional Shares.   No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
16.18   No Guarantees Regarding Tax Treatment.   Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.
16.19   Data Protection.   By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

16.20   Awards to Non-U.S. Participants.   To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.
17.   Term; Amendment and Termination; Shareholder Approval.
17.1   Term.   The Plan shall be effective as of the date of its approval by the shareholders of the Company (the “Effective Date”). Subject to Section 17.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.
17.2   Amendment and Termination.   The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s shareholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the New York Stock Exchange or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

Appendix B
Supplemental Information Regarding Participants in the Solicitation
Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2022 Annual Meeting. The following sets forth certain information about the persons who are “participants.”
Directors and Director Nominees
The names of our Directors and Director nominees are set forth below, and the principal occupations of our Directors and nominees are set forth under Item No. 1 of this proxy statement, titled “Election of Directors.”
Name	Business Address
Nora A. Aufreiter	c/o The Kroger Co. 1014 Vine Street Cincinnati, OH 45202
Kevin M. Brown
Elaine L. Chao
Anne Gates
Karen M. Hoguet
W. Rodney McMullen
Clyde R. Moore
Ronald L. Sargent
J. Amanda Sourry Knox (Amanda Sourry)
Mark S. Sutton
Ashok Vemuri
Certain Officers and Other Employees
The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 1014 Vine Street, Cincinnati, OH 45202.
Name of Participant(a)	Principal Occupation
W. Rodney McMullen	Chairman of the Board and Chief Executive Officer
Gary Millerchip	Senior Vice President and Chief Financial Officer
Stuart W. Aitken	Senior Vice President and Chief Merchandising & Marketing Officer
Christine S. Wheatley	Group Vice President, Secretary & General Counsel
Keith G. Dailey	Group Vice President, Corporate Affairs
Robinson C. Quast	Director of Investor Relations

(a)
”Participant” is defined to include: (i) any Director and any Director nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of the irrespective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes creditor enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of our

Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.
Information Regarding Ownership of the Company’s Securities by Participants
The number of Company securities beneficially owned by directors and named executive officers as of April 25, 2022 is set forth under the “Beneficial Ownership of Common Stock” section of this proxy statement. The number of Company securities beneficially owned as of April 25, 2022 by the Company’s other officers and employees who are “participants” is set forth below. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the common shares beneficially owned by such owner.
Name	Amount and Nature of Beneficial Ownership (a)	Options Exercisable on or before June 24, 2022 — included in column (a) (b)
Christine S. Wheatley	247,409	118,408
Keith G. Dailey	75,978	44,522
Robinson C. Quast	8,345	1,665
Information Regarding Transactions of the Company’s Securities by Participants
The following table sets forth purchases and sales of the Company’s securities during the period from April 1, 2020 through April 1, 2022 by the persons listed above under “Directors and Director Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Name	Transaction Date	Number of Company Securities	Transaction Description
Nora A. Aufreiter	6/01/2020	46.524	1
	7/15/2020	5,111	2
	9/01/2020	48.273	1
	12/01/2020	52.032	1
	3/01/2021	52.506	1
	6/02/2021	46.577	1
	7/14/2021	4,859	2
	9/01/2021	44.502	1
	12/01/2021	50.856	1
	3/01/2022	42.515	1
Kevin M. Brown	1/27/2021	2,258	2
	7/14/2021	4,859	2
Elaine L. Chao	8/06/2021	4,062	2
Anne Gates	6/01/2020	37.766	1
	7/15/2020	5,111	2
	9/01/2020	39.186	1
	12/01/2020	42.238	1
	3/01/2021	42.623	1
	6/01/2021	37.809	1
	7/14/2021	4,859	2

Name	Transaction Date	Number of Company Securities	Transaction Description
	9/01/2021	36.126	1
	12/01/2021	41.283	1
	3/01/2022	34.512	1
Karen M. Hoguet	7/15/2020	5,111	2
	7/14/2021	4,859	2
W. Rodney McMullen	6/23/2020	140,000	3
	6/23/2020	85,381	4
	6/30/2020	775.0512	5
	7/13/2020	73,840	6
	7/13/2020	32,635	4
	7/15/2020	17,219	6
	7/15/2020	7,610	4
	9/30/2020	809.5729	5
	12/31/2020	872.4019	5
	3/11/2021	94,448	7
	3/11/2021	71,552	7
	3/11/2021	260,973	8
	3/11/2021	112,590	9
	3/11/2021	46,381	4
	3/11/2021	157,413	10
	3/12/2021	58,861	6
	3/12/2021	26,014	4
	3/31/2021	1,127.5655	5
	5/11/2021	182,880	3
	5/11/2021	111,658	4
	6/30/2021	783.2476	5
	7/13/2021	73,841	6
	7/13/2021	32,635	4
	9/30/2021	748.5718	5
	12/31/2021	825.0272	5
	3/10/2022	60,431	7
	3/10/2022	142,858	8
	3/10/2022	254,545	9
	3/10/2022	112,494	4
	3/10/2022	100,718	10
	3/11/2022	122,208	6
	3/11/2022	54,010	4
	3/14/2022	31,818	6
	3/14/2022	14,062	4
	3/31/2022	894.5786	5
Clyde R. Moore	7/15/2020	5,111	2
	7/21/2020	13,000	3

Name	Transaction Date	Number of Company Securities	Transaction Description
	7/21/2020	13,000	11
	7/23/2020	13,000	3
	7/23/2020	13,000	11
	1/27/2021	13,000	3
	1/27/2021	13,000	11
	7/14/2021	4,859	2
Ronald L. Sargent	6/01/2020	192.696	1
	6/29/2020	13,000	3
	6/29/2020	1,318	4
	6/30/2020	1,184.8951	12
	7/15/2020	5,111	12
	9/01/2020	225.929	1
	9/30/2020	1,129.9348	12
	12/01/2020	243.522	1
	12/30/2020	3,200	13
	12/31/2020	1,159.2277	12
	3/01/2021	245.742	1
	3/08/2021	13,000	3
	3/08/2021	4,609	4
	3/31/2021	1,125.4317	12
	6/01/2021	217.991	1
	6/30/2021	1,026.7708	12
	7/14/2021	4,859	12
	9/01/2021	230.591	1
	9/30/2021	1,034.2413	12
	12/01/2021	263.510	1
	12/31/2021	962.6303	12
	3/01/2022	220.291	1
	3/15/2022	13,000	3
	3/15/2022	13,000	11
	3/31/2022	791.6983	12
J. Amanda Sourry Knox (Amanda Sourry)	1/27/2021	2,258	2
	7/14/2021	4,859	2
Mark S. Sutton	6/01/2020	32.024	1
	7/15/2020	5,111	2
	9/01/2020	33.228	1
	12/01/2020	35.815	1
	3/01/2021	36.142	1
	6/01/2021	32.061	1
	7/14/2021	4,859	2
	9/01/2021	30.633	1

Name	Transaction Date	Number of Company Securities	Transaction Description
	12/01/2021	35.006	1
	3/01/2022	29.265	1
Ashok Vemuri	7/15/2020	5,111	2
	7/14/2021	4,859	2
Gary Millerchip	7/13/2020	23,240	6
	7/13/2020	10,448	4
	7/15/2020	6,958	6
	7/15/2020	3,128	4
	3/11/2021	50,086	10
	3/11/2021	83,037	8
	3/11/2021	30,052	7
	3/11/2021	9,687	7
	3/11/2021	8,312	9
	3/11/2021	3,783	4
	3/11/2021	16,045	6
	3/11/2021	7,213	4
	7/13/2021	6,879	6
	7/13/2021	3,094	4
	7/15/2021	5,945	6
	7/15/2021	2,673	4
	3/10/2022	32,843	10
	3/10/2022	46,584	8
	3/10/2022	19,706	7
	3/10/2022	48,485	9
	3/10/2022	21,808	4
	3/11/2022	24,154	6
	3/11/2022	10,859	4
	3/14/2022	9,092	6
	3/14/2022	4,088	4
	3/22/2022	44,976	11
Stuart Aitken	7/13/2020	25,059	6
	7/13/2020	11,266	4
	7/15/2020	1,618	6
	7/15/2020	728	4
	9/17/2020	15,380	7
	3/11/2021	50,086	10
	3/11/2021	83,037	8
	3/11/2021	30,052	7
	3/11/2021	10,018	7
	3/11/2021	30,640	9
	3/11/2021	10,079	4
	3/12/2021	17,560	6

Name	Transaction Date	Number of Company Securities	Transaction Description
	3/12/2021	7,894	4
	7/13/2021	8,698	6
	7/13/2021	3,912	4
	9/17/2021	5,126	6
	9/17/2021	2,305	4
	12/17/2021	20,000	11
	3/08/2022	22,326	3
	3/08/2022	22,326	11
	3/08/2022	34,828	3
	3/08/2022	34,828	11
	3/10/2022	32,843	10
	3/10/2022	46,584	8
	3/10/2022	19,706	7
	3/10/2022	60,606	9
	3/10/2022	27,243	4
	3/11/2022	24,485	6
	3/11/2022	11,008	4
	3/14/2022	10,607	6
	3/14/2022	4,769	4
	3/21/2022	52,678	11
Christine S. Wheatley	7/13/2020	24,846	6
	7/13/2020	11,170	4
	7/15/2020	2,260	6
	7/15/2020	1,017	4
	3/11/2021	20,034	10
	3/11/2021	33,215	8
	3/11/2021	12,021	7
	3/11/2021	7,046	7
	3/11/2021	8,556	9
	3/11/2021	3,890	4
	3/11/2021	7,136	6
	3/11/2021	3,208	4
	7/13/2021	8,483	6
	7/13/2021	3,814	4
	10/07/2021	25,322	11
	3/10/2022	14,013	10
	3/10/2022	19,876	8
	3/10/2022	8,408	7
	3/10/2022	30,304	9
	3/10/2022	11,298	4
	3/11/2022	13,399	6
	3/11/2022	6,024	4

Name	Transaction Date	Number of Company Securities	Transaction Description
	3/14/2022	3,788	6
	3/14/2022	1,703	4
	3/18/2022	115,869	3
	3/18/2022	115,869	11
Keith G. Dailey	7/13/2020	2,027	6
	7/13/2020	609	4
	7/15/2020	290	6
	7/15/2020	87	4
	12/08/2020	94	6
	12/08/2020	29	4
	12/11/2020	1,418	6
	12/11/2020	425	4
	3/11/2021	9,545	10
	3/11/2021	5,727	7
	3/11/2021	15,825	8
	3/11/2021	1,330	9
	3/11/2021	669	4
	3/12/2021	2,532	6
	3/12/2021	1,200	4
	3/15/2021	169	6
	3/15/2021	75	4
	7/13/2021	2,028	6
	7/13/2021	913	4
	12/08/2021	94	6
	12/08/2021	43	4
	12/10/2021	1,419	6
	12/10/2021	638	4
	3/10/2022	7,010	10
	3/10/2022	4,206	7
	3/10/2022	9,945	8
	3/10/2022	6,521	9
	3/10/2022	3,011	4
	3/11/2022	3,149	6
	3/11/2022	1,417	4
	3/14/2022	814	6
	3/14/2022	366	4
	3/15/2022	170	6
	3/15/2022	77	4
Robinson C. Quast	6/01/2020	.9503	5
	7/13/2020	1,038	6
	7/13/2020	354	4
	7/15/2020	701	6

Name	Transaction Date	Number of Company Securities	Transaction Description
	7/15/2020	215	4
	9/01/2020	.9971	5
	12/20/2020	1.0671	5
	12/22/2020	197.8098	11
	3/11/2021	1,477	7
	3/12/2021	531	6
	3/12/2021	196	4
	7/13/2021	1,038	6
	7/13/2021	318	4
	7/15/2021	701	6
	7/15/2021	217	4
	9/15/2021	584	7
	9/29/2021	240	11
	12/13/2021	285	11
	3/07/2022	680	3
	3/07/2022	680	11
	3/10/2022	904	7
	3/11/2022	901	6
	3/11/2022	320	4
Transaction Descriptions
1	Phantom stock acquired under Directors’ Deferred Compensation Plan through dividend reinvestment
2	Grant of incentive share award
3	Exercise or conversion of stock options
4	Shares withheld or sold for taxes or costs
5	Shares acquired in Company employee benefit plans
6	Vesting of restricted stock
7	Grant of restricted stock
8	Grant of stock options
9	Shares granted upon settlement of performance-based units
10	Grant of performance-based units
11	Open market sale
12	Phantom stock acquired under Directors’ Deferred Compensation Plan through deferral of cash compensation
13	Open market purchase
Miscellaneous Information Regarding Participants
Except as described in this Appendix B or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 31, 2021, or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix B or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.
Except as described in this Appendix B or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.
Except as described in this Appendix B or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 31, 2021 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Except as described in this Appendix B or in this proxy statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.
Except as described in this Appendix B or this proxy statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

THE KROGER CO. c/o Corporate Election ServicesP.O. Box 3230 Pittsburgh, PA 15230 ANNUAL MEETING OF SHAREHOLDERS June 23, 2022YOUR VOTE IS IMPORTANTPlease take a moment now to vote your shares of The Kroger Co. for the 2022 annual meeting of shareholders.YOU CAN VOTE TODAY IN ONE OF THREE WAYS: Your vote is important! Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible by: InternetAccess the Internet site and cast your vote: www.cesvote.comOR TelephoneCall Toll-Free:1-888-693-8683 OR MailReturn your proxy card/voting instruction form in the postage- paid envelope providedYour Internet or telephone vote must be received by 11:59 p.m. Eastern Daylight Time on June 22, 2022. Control Number Please sign and date the WHITE proxy card below and fold and detach at the perforation before mailing. THE KROGER CO.2022 Annual Meeting of Shareholders June 23, 2022 11:00 a.m., Eastern TimeThis Proxy is Solicited on Behalf of the Board of Directors WHITE Proxy Card The undersigned hereby appoints each of ANNE GATES, W. RODNEY McMULLEN, and RONALD L. SARGENT, or if more than one is present and acting then a majority thereof, proxies, with full power of substitution and revocation, to vote the common shares of The Kroger
Co. that the undersigned is entitled to vote at the Annual Meeting of Shareholders, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown on the reverse in the manner directed, and upon any other matter that properly may come before the meeting. The undersigned hereby revokes any proxy previously given to vote those shares at the meeting or at any adjournment.The proxies are directed to vote as specified on the reverse hereof and in their discretion on all other matters coming before the meeting. Except as specified to the contrary on the reverse, the shares represented by this proxy will be voted FOR each nominee listed in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5, 6, 7 and 8.If you wish to vote in accordance with the recommendations of the Board of Directors, all you need to do is sign and return this card. The above named proxies cannot vote the shares unless you vote your proxy by Internet or telephone, or sign and return this card.YOUR MANAGEMENT DESIRES TO HAVE A LARGE NUMBER OF SHAREHOLDERS REPRESENTED AT THE VIRTUAL MEETING, IN PERSON OR BY PROXY. PLEASE VOTE YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. IF YOU HAVE ELECTED TO RECEIVE PRINTED MATERIALS, YOU MAY SIGN AND DATE THE PROXY AND MAIL IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NOPOSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. The Annual Meeting is being held on a virtual-only basis and can be accessed online at www.cesonlineservices.com/kr22_vm. Date:Signature SignatureINSTRUCTIONS: Please sign exactly as your name(s) appears(s) on this proxy card. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

YOUR VOTE IS IMPORTANT!SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY MAILYOU MAY VOTE VIA THE INTERNET OR BY TELEPHONE. YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON June 22, 2022. IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, THEN PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY. YOUR MAIL VOTE MUST BE RECEIVED IN SUFFICIENT TIME BEFORE THE ANNUAL MEETING. If you have any questions, would like to request additional copies of proxy materialsor need assistance voting your WHITE proxy card, please contact The Kroger Co.’s proxy solicitor: D.F. King & Co., Inc.48 Wall Street, 22nd Floor New York, New York 10005Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (800) 992-3086Email: KR@dfking.com Please sign and date the WHITE proxy card below and fold and detach at the perforation before mailing. The Kroger Co.WHITE Proxy CardWhen properly executed, your WHITE proxy card will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR ALL the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5, 6, 7 and 8.The Board of Directors recommends a vote FOR ALL the nominees listed in Proposal 1 and FOR Proposal 2, 3 and 4.1. Election of Directors: FOR ALL WITHHOLD ALL FOR ALL EXCEPTNominees: (01)Nora A. Aufreiter(02) Kevin M. Brown(03) Elaine L. Chao(04) Anne Gates(05)Karen M. Hoguet(06) W. Rodney McMullen(07) Clyde R. Moore(08) Ronald L. Sargent(09)J. Amanda Sourry Knox(10) Mark S. Sutton(11) Ashok VemuriInstructions: To withhold authority to vote for individual nominee(s), mark the FOR ALL EXCEPT box and write the name(s) or number(s) on the line below: 2.To approve our executive compensation, on an advisory basis FOR3.To ratify the selection of our independent auditor for fiscal year 2022 FOR4.To approve additional shares under the 2019 Long-Term Incentive Plan FORThe Board of Directors recommends a vote AGAINST Proposals 5, 6, 7 and 8.AGAINSTAGAINSTAGAINSTABSTAINABSTAINABSTAIN5. Shareholder Proposal – Recyclability of Packaging FORAGAINSTABSTAIN6. Shareholder Proposal – Report on Protection of Farmworkers FORAGAINSTABSTAIN7. Shareholder Proposal – Report on Elimination of HFCs FORAGAINSTABSTAIN8. Shareholder Proposal – Report on Workforce Strategy FORAGAINSTABSTAIN CONTINUED AND TO BE SIGNED ON REVERSE SIDE